Exhibit 4.2

FORM OF MARGIN LOAN AGREEMENT

This MARGIN LOAN AGREEMENT (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of March 21, 2016 by and among LBC CHEETAH 5, LLC, a Delaware limited liability company, as Borrower (the “Borrower”), LIBERTY BROADBAND CORPORATION, a Delaware corporation (“Parent”), as Guarantor (the “Guarantor”), [__],  as Administrative Agent (in such capacity, the “Administrative Agent”) and as Calculation Agent (in such capacity, the “Calculation Agent”), [__], as initial Lender (in such capacity, the “Initial Lender”), and any other Lender from time to time party hereto (collectively with the Initial Lender (so long as Initial Lender is a party hereto), the “Lenders”).

The Borrower has requested that the Lenders extend credit in the form of (a) an Initial Loan in an aggregate principal amount not exceeding the Initial Loan Commitment and (b) Delayed Draw Loans in an aggregate principal amount not exceeding the Delayed Draw Commitment, and the Lenders are willing to make such loans on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS
1.01. Defined Terms.

As used in this Agreement, the following terms shall have the meanings set forth below:

“Activities” has the meaning specified in Section 9.02(b).

“Administrative Agent” has the meaning specified in the introductory paragraph hereto.

“Advance/Newhouse Partnership” means Advance/Newhouse Partnership, a New York general partnership.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Affiliated Persons” mean, with respect to any specified natural Person, (a) such specified Person’s parents, spouse, siblings, descendants, step children, step grandchildren, nieces and nephews and their respective spouses, (b) the estate, legatees and devisees of such specified Person and each of the Persons referred to in clause (a) and (c) any company, partnership, trust or other entity or investment vehicle Controlled by any of the Persons referred to in clause (a) or (b) or the holdings of which are for the primary benefit of any of such Persons.

“Agent” means each of the Administrative Agent and the Calculation Agent.

“Agent Account” means such account of the Administrative Agent in New York, New York as is designated in writing from time to time by the Administrative Agent to the Borrower and the Lenders for such purpose.

“Agent’s Group” has the meaning specified in Section 9.02(b).

“Agented Lender” means any Lender who has taken a Loan hereunder by assignment, but has not yet entered into a joinder to the Security Agreement and the Collateral Account Control Agreement with respect to any of its Ratable Share of the Collateral securing the Obligations.  Any reference in the Loan Documents to an Applicable Lender with respect to an Agented Lender shall be the Applicable Lender who assigned a Loan to such Agented Lender, and vice versa.

“Agreement” has the meaning specified in the introductory paragraph hereto.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower, the Guarantor or any of its Subsidiaries from time to time concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977, as amended.

“Anti-Terrorism Laws” has the meaning specified in Section 5.19.

“Applicable Lender” means any Lender that has, or purports to have, control (other than a Lender that is an Agented Lender solely as it relates to that portion of the Collateral for which such Lender is an Agented Lender) over any portion of the Collateral pursuant to the Collateral Account Control Agreement (it being understood that the termination of the Collateral Account Control Agreement (or the termination of the Collateral Account Control Agreement with respect to such Lender’s Ratable Share of the Collateral) without the written consent of the relevant Applicable Lender shall not result in such Lender ceasing to be an Applicable Lender).

“Applicable Percentage” means, (A) with respect to the Loans or Commitments hereunder, the percentage obtained by dividing (i) the aggregate principal amount of the Loans outstanding under this Agreement (or in the case of Section 2.02 and Section 6.12(b) and (c), the aggregate principal amount of Commitments outstanding under this Agreement) over (ii) the sum of the aggregate principal amount of the Loans outstanding under this Agreement, plus the aggregate principal amount of the loans outstanding under the Other Margin Loan Agreement (or in the case of Section 2.02 and Section 6.12(b) and (c), the aggregate principal amount of Commitments outstanding under this Agreement, plus the aggregate principal amount of commitments outstanding under the Other Margin Loan Agreement) and (B) with respect to the loans or commitments under the Other Margin Loan Agreement, the percentage obtained by dividing (i) the aggregate principal amount of the loans outstanding under the Other Margin Loan Agreement (or (x) in the case of Section 7.19 of the Other Margin Loan Agreement, the aggregate principal amount of loans and commitments outstanding under the Other Margin Loan Agreement or (y) in the case of Section 2.02 and Section 6.12(b) and (c) of the Other Margin Loan Agreement, the aggregate principal amount of commitments outstanding under the Other Margin Loan Agreement) over (ii) the sum of the aggregate principal amount of the loans outstanding under the Other Margin Loan Agreement, plus the aggregate principal amount of the Loans outstanding under this Agreement (or in the case of Section 6.12(b) and (c) of the Other Margin Loan Agreement, the aggregate principal amount of commitments outstanding under the Other Margin Loan Agreement, plus the aggregate principal amount of Commitments outstanding under this Agreement).  For the avoidance of doubt, on the Funding Date the Applicable Percentage for each of (A) and (B) shall be 50%.  Notwithstanding the foregoing, the Applicable Percentage of any Lender, when used with respect to any determination related to Collateral or payment or proceeds of Collateral, shall include the Applicable Percentage of each Agented Lender that such Applicable Lender holds Collateral for and the Applicable Percentage for such purpose of any

Agented Lender with respect to such Collateral or payment or proceeds shall be zero (and the foregoing shall apply correspondingly with respect to the Other Margin Loans and the Cheetah 4 Margin Loans).

“Approved Fund” means any Fund that is (or will be) administered or managed by (a) a Lender, (b) an Affiliate of any Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption” means an agreement substantially in the form of Exhibit E.

“Attributable Debt” means, on any date, (a) in respect of any obligation of a Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, the amount thereof that would appear as a capital lease on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

“Average Daily Trading Volume” means, for any Issuer, as of any date of determination at the close of trading on such date, and with respect to the relevant Shares, Merger Shares and/or Spin-Off Shares, the arithmetic average, for the thirty (30) Exchange Days ending on and including such date (or, in the case of an Issuer Tender Offer, Issuer Merger Event or Spin-Off Event, such other period as is reasonably determined by the Calculation Agent), of (i) the daily reported volume of trading in such Shares, Merger Shares and/or Spin-Off Shares, as applicable, for each such Exchange Day (excluding elements of such average daily trading volume that may be attributed to any block trade that occurs on any such Exchange Day) as determined by the Calculation Agent by reference to Bloomberg L.P. (without regard to pre-opening or after hours trading outside of any regular trading session for such Exchange Day) or, if not so reported, any successor reporting entity thereto selected by the Calculation Agent, multiplied by (ii) the Market Reference Price of relevant Shares, Merger Shares and/or Spin-Off Shares, as applicable, at the closing of trading for each such Exchange Day.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” means the United States Bankruptcy Code.

“Base Rate” means, for any day, a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the Prime Rate; provided that, if the Base Rate as otherwise determined pursuant to this definition shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Base Rate Loan” means any Loan bearing interest at a rate determined by reference to the Base Rate.

“Base Spread” means 210 basis points per annum.

“Borrower” has the meaning specified in the introductory paragraph hereto.

“Borrower Financial Statements” means a certificate of a Responsible Officer of the Borrower, dated as of the Closing Date, (a) certifying that, after giving effect to the transactions to be consummated on the Closing Date and the Funding Date, the Borrower will have no other assets other than the Permitted Assets, and (b) containing a list of all Indebtedness, other liabilities and/or commitments of the Borrower that are individually in excess of $100,000 (other than under the Loan Documents and the Other Margin Loan Documents), a description of the material terms of each item on such list (including the amount of any liability thereunder, whether contingent, direct or otherwise, the due date for each such liability, the total unfunded commitment, if any, and the rate of interest, if any, applicable thereto) and a certification that such list is true, correct and complete in all material respects and that the Borrower has no other Indebtedness, liabilities or commitments that are in excess of $100,000 other than those set forth on such list and the Loan Documents and the Other Margin Loan Documents.

“Borrower Sole Member” means LMC Cheetah 1, LLC, a Delaware limited liability company, or its successor, in its capacity as sole member and manager of the Borrower.

“Borrowing” means, individually or collectively, as the context may require, an Initial Loan Borrowing or a Delayed Draw Borrowing.

“Borrowing Request” means a request by the Borrower in accordance with the terms of Section 2.02 and substantially in the form of Exhibit I, or such other form as shall be approved by the Administrative Agent.

“Bright House Proxy” means the Proxy and Right of First Refusal Agreement to be entered by, among others, Parent and Advance/Newhouse Partnership upon closing of the Bright House Transaction, in substantially the form attached as Exhibit 10.9 to the Form 8-K filed by Parent with the SEC on May 29, 2015.

“Bright House Transaction” means, collectively, the transactions contemplated by that certain Contribution Agreement, dated as of March 31, 2015, by and among the CHTR Issuer, Advance/Newhouse Partnership, A/NPC Holdings LLC, CCH and Charter Communications Holdings, LLC, as amended by the First Amendment to the Contribution Agreement, dated as of May 23, 2015, by and among the CHTR Issuer, Advance/Newhouse Partnership, A/NPC Holdings LLC, CCH and Charter Communications Holdings, LLC.

“Business Day” means (i) any day other than a Saturday, Sunday or other day on which commercial banks are required or authorized to close under the Laws of, or are in fact closed, in New York and (ii) with respect to all notices, determinations, fundings and payments in connection with the Loans (excluding, for the avoidance of doubt, any notices or determinations pursuant to Section 2.09), any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Calculation Agent” has the meaning specified in the introductory paragraph hereto.  All calculations and determinations made by the Calculation Agent shall be made in good faith and in a commercially reasonable manner.

“Cash” means U.S. dollars in immediately available funds.

“Cash Equivalents” means any of the following: (a) readily marketable direct obligations of the government of the United States or any agency or instrumentality thereof that are obligations unconditionally guaranteed by the full faith and credit of the government of the United States and have a maturity of not greater than 12 months from the date of issuance thereof or (b) insured certificates of deposit or time or demand deposits with the Custodian, so long as the Custodian is a member of the Federal Reserve System, the Custodian or its parent issues commercial paper rated at least P-1 (or the then equivalent grade) by Moody’s or A-1 (or the then equivalent grade) by S&P, and the long-term, unsecured debt of the Custodian is rated P-3 or better by Moody’s and A-3 or better by S&P and having a remaining maturity of not longer than one year.

“CCH” means CCH I, LLC, a Delaware limited liability company.

“CCH Shares” means the Class A common stock, par value $0.001 per share, of CCH to be issued in connection with the Charter TWC Mergers.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means (i) with respect to the Borrower, any event or transaction, or series of related events or transactions, as a result of which Parent, directly or indirectly, is the “beneficial owner” of less than 100% of Borrower’s common equity and (ii) with respect to Parent, (x) any event or transaction, or series of related events or transactions, as a result of which a “person” or “group” (other than a Permitted Holder) becomes the “beneficial owner” of sufficient shares of Parent to entitle such “person” or “group” to exercise more than 30% of the total voting power of all such shares entitled to vote generally at elections of directors of Parent (all within the meaning of Section 13(d) of the Exchange Act and the rules promulgated thereunder) and (y) the Permitted Holders do not beneficially own shares of Parent having a percentage of the voting power of all shares entitled to vote generally at elections of directors of Parent in excess of such voting power held by such “person” or “group”.

“Charter TWC Merger Agreement” means that certain Agreement and Plan of Mergers, dated as of May 23, 2015, among the CHTR Issuer, the TWC Issuer, CCH, Merger Subsidiary One, Nina Company II, LLC and Nina Company III, LLC, as the same may be amended, restated or otherwise modified from time to time pursuant to its terms.

“Charter TWC Mergers” means, collectively, the transactions contemplated by Sections 2.01 and 2.02 of the Charter TWC Mergers Agreement and the transactions contemplated by Section 2(a)(i) of the Contribution Agreement.

“Charter TWC Mergers LTV Ratio” means 50.0%.

“Cheetah 4 Margin Loan Agreements” means (i) that certain Margin Loan Agreement, dated as of October 30, 2014, among the Cheetah 4 Margin Loan Borrower, the Guarantor, [__], as administrative agent and calculation agent, and the various lenders from time to time party thereto and (ii) that certain Margin Loan Agreement, dated as of October 30, 2014 among the Cheetah 4 Margin Loan Borrower, the Guarantor, [__], as administrative agent and calculation agent, and the various lenders from time to time party thereto.

“Cheetah 4 Margin Loan Borrower” means LMC Cheetah 4, LLC, a Delaware limited liability company, in its capacity as the borrower under each of the Cheetah 4 Margin Loan Agreements.

“Cheetah 4 Margin Loan Documents” means, collectively, the “Loan Documents” as such term is defined in each of the Cheetah 4 Margin Loan Agreements.

“Cheetah 4 Margin Loans” means the “Loans” as defined in each of the Cheetah 4 Margin Loan Agreements.

“CHTR Issuer” means Charter Communications, Inc., a Delaware corporation.

“CHTR Shares” means the Class A common stock, par value $0.001 per share, of CHTR Issuer; provided that following the occurrence of an Issuer 251(g) Merger Event with respect to CHTR Issuer, the shares of common stock issued by the resulting Delaware corporation shall be deemed to be the “CHTR Shares” (except for purposes of the definition of Issuer 251(g) Merger Event).

“Closing Date” means the first date on which all the conditions precedent in Section 4.01 are satisfied or waived by the Lenders in accordance with Section 10.01.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor.

“Collateral” means any and all “Collateral” as defined in any Collateral Document.

“Collateral Account” means each custody account of the Borrower established and maintained by the Custodian and subject to the control of an Applicable Lender as secured party, including any subaccount, substitute, successor or replacement account for purposes of holding all Cash, Cash Equivalents, Shares and other property required or permitted to be pledged as Collateral hereunder or under the Security Agreement.

“Collateral Account Control Agreement” means a Collateral Account Control Agreement in substantially the form of Exhibit A, by and among the Borrower, the Applicable Lenders party thereto, the Administrative Agent, the Calculation Agent, and the Custodian (as the same may or be amended, restated or otherwise modified from time to time).

“Collateral Documents” means the Security Agreement, the Collateral Account Control Agreement and any additional pledges or security agreements required to be delivered pursuant to the Loan Documents and any instruments of assignment or other instruments or agreements executed pursuant to the foregoing.

“Collateral Requirement” means on any date the requirement that:

(a) the Administrative Agent shall have received from the Borrower counterparts of the Security Agreement duly executed and delivered on behalf of the Borrower;

(b) all documents and instruments, including UCC financing statements, required by Law or reasonably requested by the Administrative Agent or any Applicable Lender to be filed, registered or recorded to create the Liens intended to be created by the Collateral Documents and perfect or record such Liens to the extent, and with the priority, required by the Security Agreement, shall have been filed, registered or recorded or delivered to the Administrative Agent or the relevant Applicable Lender for filing, registration or recording;

(c) the Borrower shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Collateral Documents to which it is a party, the performance of its obligations thereunder and the granting of the Liens granted by it thereunder;

(d) the Borrower shall have taken all other action required to be taken by the Borrower under the Collateral Documents to perfect, register and/or record the Liens granted by it thereunder; and
(e) the Borrower shall be in compliance with Section 3 of the Security Agreement.

“Collateral Shortfall Notice” has the meaning specified in Section 2.09(a).

“Collateral Shortfall Notice Day” has the meaning specified in Section 2.09(a).

“Collateral Value” means, as of any date of determination, an amount equal to the (i) sum of:

(f) with respect to any Shares (other than Merger Shares or Spin-Off Shares) constituting Eligible Pledged Shares, the product of the applicable Market Reference Price of such Shares for such date and the number of such Shares constituting Eligible Pledged Shares (if any);

(g) with respect to any Merger Shares constituting Eligible Pledged Shares, the product of the applicable Market Reference Price of such Shares for such date, the applicable Valuation Percentage and the number of Merger Shares constituting Eligible Pledged Shares (if any); and

(h) with respect to any Spin-Off Shares constituting Eligible Pledged Shares, the product of the applicable Market Reference Price of such Shares for such date, the applicable Valuation Percentage and the number of Spin-Off Shares constituting Eligible Pledged Shares (if any);

minus (ii) the amount of any withholding Tax that, in the reasonable determination of the Calculation Agent, would be imposed on a prospective sale of Collateral on behalf of any Loan

Party upon exercise by a Secured Party of any remedies available to it under the Loan Documents as a result of a Change in Law or change of jurisdiction of any Issuer (provided that commercially reasonable steps were taken to designate another lending office in order to avoid or mitigate such imposition).

“Commitment” means, as to each Lender, such Lender’s Initial Loan Commitment or Delayed Draw Commitment.

“Communication” has the meaning specified in Section 7.17.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Constrictive Amendment” has the meaning set forth in Section 8.01(j).

“Contractual Obligation” means, as to any Person, any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Contribution Agreement” means that certain Contribution Agreement, dated as of May 23, 2015, by and among the Guarantor, Liberty Interactive, CHTR Issuer, CCH and Merger Subsidiary One.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management, investments or policies (including investment policies) of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Controlling Shareholder” means, as of any date of determination, and without duplication, (a) the Borrower, (b) Parent, (c) John C. Malone or Gregory B. Maffei, (d) any Affiliate of the Borrower, Parent or John C. Malone or Gregory B. Maffei, that (i) is or may reasonably be considered to be a member of a “group” (as defined in Section 13(d)(3) or Section 13(g)(3) of the Exchange Act and the regulations promulgated thereunder) that includes the Borrower or any Affiliate that Controls the Borrower or Parent or (ii) files a joint Schedule 13D or 13G under the Exchange Act with the Borrower or Parent or any Affiliate that Controls the Borrower or Parent or (e) any other Person (including any Affiliate of the Borrower, Parent, John C. Malone or Gregory B. Maffei to the extent not included in clause (d) above but excluding a Person that holds securities and other investment property as a custodian for others (but for the avoidance of doubt, any Merger Shares or Spin-Off Shares, as applicable, held by any such custodian for a Controlling Shareholder shall be included for purposes of this clause (e))) that “beneficially owns” within the meaning of Rules 13d-3 or 16a-1(a)(2) of the Exchange Act more than 10% of the total number of Merger Shares or Spin-Off Shares, as applicable, issued and outstanding as determined by (i) any publicly available information issued by such issuer or (ii) any publicly available filings with, or order, decree, notice or other release or publication of, any Governmental Authority.

“Custodian” shall have the meaning assigned to it in the Security Agreement.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief Laws of the United States from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Defaulting Lender” means, subject to Section 2.13(d), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Borrower and the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder or has made a public statement to that effect, (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower) or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.13(d)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower and each Lender promptly following such determination.

“Delayed Draw Availability Period” means the period from and including the Closing Date to and including the earlier of (a) the date that is the first anniversary of the Closing Date and (b) the date of termination of all of the Delayed Draw Commitments.

“Delayed Draw Borrowing” means a Borrowing comprised of Delayed Draw Loans.

“Delayed Draw Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Delayed Draw Loans hereunder up to the amount set forth on Schedule I, or in the Assignment and Assumption pursuant to which such Lender assumed its Delayed Draw Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.06.  The aggregate amount of the Delayed Draw Commitments on the Closing Date is $50,000,000.

“Delayed Draw Commitment Fee” has the meaning specified in Section 2.06(d).

“Delayed Draw Lender” means a Lender with a Delayed Draw Commitment.

“Delayed Draw Loan” means a Loan made by the Delayed Draw Lenders to Borrower pursuant to Section 2.01.

“Delayed Draw Loan Note” means a promissory note made by the Borrower in favor of a Lender evidencing the Delayed Draw Loans held by such Lender, substantially in the form of Exhibit B-2.

“Designated Exchange” means any of The New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market, or any successor to any of the foregoing.

“Designated Jurisdiction” means any country or territory to the extent that such country or territory is the subject of any Sanctions.

“Disclosures” has the meaning specified in Section 5.05.

“Disposition” and “Dispose” means (i) the sale, transfer, license, lease, dividend, distribution or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith or any Equity Interests held by such Person and (ii) with respect to any Indebtedness owed to a Person by another Person, forgiveness of any such Indebtedness by the Person to whom such Indebtedness is owed.  For the avoidance of doubt, none of the following shall constitute a “Disposition”: (x) any pledge of Shares in connection with any transaction permitted by this Agreement, the Cheetah 4 Margin Loan Documents and the Other Margin Loan Documents, (y) any Restricted Transaction and (z) the transactions contemplated in the Charter TWC Merger Agreement or the Bright House Transaction.

“Dollar” and “$” mean lawful money of the United States.

“DTC” means The Depository Trust Company or any of its successors.

“Early Closure” means the closure on any Exchange Day of the applicable Exchange prior to its scheduled closing time for such day unless such earlier closing time is announced by such Exchange at least one hour prior to the actual closing time for the regular trading session on such Exchange on such Exchange Day, as determined by the Calculation Agent.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means any Person (other than a natural person, a Defaulting Lender, a Subsidiary of a Defaulting Lender or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or a Subsidiary of a Defaulting Lender) that is (a) a Lender; (b) an Affiliate of any Lender, (c) an Approved Fund or (d) a commercial bank, insurance company, investment or mutual fund or other entity that extends credit or makes loans in the ordinary course of its activities, and, in each case, that makes the Purchaser Representations; provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower, the Guarantor or any Affiliate of the Borrower or the Guarantor.

“Eligible Cash Collateral” means Cash and Cash Equivalents over which an Applicable Lender has a valid and perfected First Priority Lien, created under the Collateral Documents.

“Eligible Pledged Shares” means the Pledged Shares (i) held in the Collateral Accounts subject to a valid and perfected First Priority Lien, created under the Collateral Documents, in favor of an Applicable Lender, (ii) which are in book-entry format and are listed for trading on a Designated Exchange and (iii) are not subject to Transfer Restrictions (other than the Permissible Transfer Restrictions); provided that (a) the aggregate number of TWC Shares that are pledged as Collateral hereunder shall not exceed the Maximum TWC Share Number at any one time, and (b) the aggregate number of CHTR Shares (and, after the consummation of the transactions contemplated by the Charter TWC Merger Agreement, the CCH Shares) that are pledged as Collateral hereunder shall not exceed the Maximum CHTR Share Number at any one time; provided,  further, that if an Issuer Event with respect to the TWC Issuer or the TWC Shares shall have occurred, the TWC Shares shall no longer constitute “Eligible Pledged Shares” hereunder, but for the avoidance of doubt, any CCH Shares received in respect of such TWC Shares (after giving effect to the Charter TWC Mergers) shall constitute Eligible Pledged Shares to the extent credited to the Collateral Accounts of each Applicable Lender in accordance with their Ratable Shares of such CCH Shares.

“Equity Interests” means with respect to any Person (including the Borrower), all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the United States Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning specified in Section 8.01.

“Exchange” means, with respect to (i) the CHTR Shares, The NASDAQ Global Select Market (or its successor), (ii) the TWC Shares, the New York Stock Exchange (or its successor) and (iii) Merger Shares and Spin-Off Shares, if any, the applicable Designated Exchange, in each case, as such may be modified pursuant to the definition of Issuer Delisting.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Day” means any day the applicable Exchange is open for trading during its regular trading session.

“Exchange Disruption” means any event that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, the Shares, any Merger Shares or any Spin-Off Shares, as the case may be, on the applicable Exchange on any Exchange Day, as determined by the Calculation Agent.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the Laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a Law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 3.05) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.01, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(g), and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Transfer Restrictions” means Transfer Restrictions under or arising in connection with (a) the federal securities laws of the United States arising solely from (i) the fact that the Borrower (or, if applicable, a Lender or the Agent) is an “affiliate” (within the meaning of Rule 144) of the CHTR Issuer (and, after a Spin-Off Event with respect to the CHTR Issuer, the resulting Spinco) or (ii) any lien routinely imposed on all securities by the Exchange, (b) the Original Stockholders Agreement or (c) the Voting Agreement.

“FATCA” shall mean Sections 1471 through 1474 of the Code as of the date hereof (or any amended or successor version that is substantially comparable and not materially more onerous to comply with), any current or future Treasury Regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b) of the Code and any intergovernmental agreements between the United States and another country which modify the provisions of the foregoing.

“FCPA” has the meaning specified in Section 5.19.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is published on such next succeeding Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letter” means that certain letter agreement, dated the Closing Date, among Borrower, Administrative Agent and the Initial Lender.

“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is the only Lien to which such Collateral is subject other than Permitted Liens.

“Floating Rate” means, with respect to an Interest Period, a per annum rate equal to the applicable LIBOR plus the Base Spread (or, if the Loans have been converted to Base Rate Loans pursuant to clause (i) of Section 3.02, the Base Rates applicable to each day during such period plus the Base Spread less 1.00%).

“Foreign Lender” means any Lender that is not a U.S. person within the meaning of Section 7701(a)(30) of the Code.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Free Float” means, as of any date of determination, the quotient, expressed as percentage, obtained by dividing (a) the total number of Free Shares issued and outstanding by (b) the total number of Merger Shares or Spin-Off Shares, as applicable, issued and outstanding as determined by the applicable issuer’s most recent filings with the SEC.

“Free Shares” means, as of any date of determination, and without duplication, a number of Merger Shares or Spin-Off Shares, as applicable, equal to (i) the total number of Merger Shares or Spin-Off Shares, as applicable, then issued and outstanding as determined by the applicable issuer’s most recent filings with the SEC minus (ii) the total number of Merger Shares or Spin-Off Shares, as applicable, “beneficially owned” within the meaning of Rules 13d-3 or 16a-1(a)(2) of the Exchange Act by Controlling Shareholders as determined by the applicable issuer’s or such Controlling Shareholder’s most recent filings with the SEC, to the extent such information is reported in such filings.  For purposes of clause (ii), with respect to a Long Position of a Controlling Shareholder, the total number of Merger Shares or Spin-Off Shares, as applicable, underlying such Long Position shall be used.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funding Date” means the date on which the Initial Loans are made hereunder pursuant to Section 2.01;  provided that such date shall not be later than five (5) Business Days after the Closing Date.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means, with respect to any Person, the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supranational bodies) having jurisdiction or authority over such Person.

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Guarantee” shall not include any endorsement of an instrument for deposit or collection in the ordinary course of business, or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such indebtedness to obtain any such Lien).  The amount of the Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.  The term “Guarantee” as a verb has a corresponding meaning.

“Guarantee Agreement” means that certain Guarantee Agreement, dated as of the date hereof, executed by Parent in favor of the Administrative Agent and the Lenders, substantially in the form of Exhibit F hereto.

“Guarantor” has the meaning specified in the introductory paragraph hereto.

“Impacted Interest Period” has the meaning specified in the definition of “LIBOR.”

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;
(c) any Swap Contract under which such Person has a net payment obligation;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than thirty (30) days after the date on which such trade account payable was created);

(e) indebtedness secured by a Lien on property owned or purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all obligations to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, and Synthetic Lease Obligations to which such Person is a party or it or its assets are subject;

(g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h) all Guarantees of such Person in respect of Indebtedness of any other Person.

For all purposes hereof the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person.  The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.  The amount of Indebtedness under clause (f) as of any date shall be deemed to be the amount of Attributable Debt in respect thereof as of such date.

For the avoidance of doubt, any obligation to pay reasonable fees and expenses related to the ownership, administration and management of Permitted Assets (including reasonable Independent Manager fees), in each case incurred in the ordinary course of business and any other accrued expenses incurred in the ordinary course of business, shall not constitute Indebtedness.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Documents and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitees” has the meaning specified in Section 10.04(b).

“Independent Manager” means an individual who has prior experience as an independent director, independent manager or independent member with at least three (3) years of employment experience (who may be provided by CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Corporation, Lord Securities Corporation or another nationally recognized company that is not an Affiliate of the Borrower, the Guarantor or any Issuer and that provides independent managers and other corporate services in the ordinary course of its business) and which individual:

(i) is duly appointed as an “independent manager” pursuant to Section 18-101(10) of the Delaware Limited Liability Company Act entitled to all the rights and privileges of such a manager on all Independent Manager Matters and is not, and has never been, and will not while serving as Independent Manager be, any of the following: (i) a Related Party of the Borrower, the Guarantor or any Issuer, or (ii) a Permitted Holder (any of the foregoing, a “Disqualified Person”) other than as an Independent Manager;

(j) to the fullest extent permitted by Law, including Section 18-1101(c) of the Delaware Limited Liability Company Act, shall consider only the interests of the Borrower, including its respective creditors, in acting or otherwise voting on Independent Manager Matters;

(k) is under no fiduciary duty to any Disqualified Person; and

(l) has been disclosed to the Lenders (together with a brief description of such Person’s prior professional activities and other information as the Administrative Agent shall reasonably request) prior to the effectiveness of such Person’s appointment.

“Independent Manager Matters” means any act (a) instituting or consenting to the institution of any proceeding with respect the Borrower under any Debtor Relief Law, (b) making a general assignment for the benefit of creditors with respect the Borrower; or (c) applying for or consenting to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, ad hoc manager or similar officer for the Borrower or for all or any material part of the Borrower’s property.

“Information” has the meaning specified in Section 10.07.

“Initial Lender” means a Lender with an Initial Loan Commitment or an outstanding Initial Loan.

“Initial Loan” means a Loan made by the Initial Lenders to Borrower pursuant to Section 2.01 on the Funding Date.

“Initial Loan Borrowing” means a Borrowing comprised of Initial Loans.

“Initial Loan Commitment” means with respect to each Lender, the commitment, if any, of such Lender to make an Initial Loan hereunder on the Funding Date in the amount set forth on Schedule I.  The aggregate amount of the Lenders’ Initial Loan Commitments on the Closing Date is $100,000,000.

“Initial Loan Note” means a promissory note made by the Borrower in favor of an Initial Lender evidencing the Initial Loans of such Lender, substantially in the form of Exhibit B-1.

“Initial LTV Ratio” means 45.0%.

“Initial Pledged Shares” has the meaning specified in the definition of “Pledged Shares”.

“Interest Payment Date” means (a) March 31, 2016, (b) the last day of each of March, June, September and December thereafter and (c) the Maturity Date.

“Interest Period”  means (a) in the case of the initial Interest Period for the Initial Loans, the period commencing on the Funding Date and ending on but excluding the next succeeding Interest Payment Date, (b) in the case of the initial Interest Period for any Delayed Draw Loan, the period commencing on the date of the Delayed Draw Borrowing and ending on but excluding the next succeeding Interest Payment Date and (c) in the case of any subsequent Interest Period, the period commencing on the last day of the next preceding Interest Period and ending on but excluding the next succeeding Interest Payment Date.  No Interest Period for the Loans shall extend beyond the Maturity Date.  For the avoidance of doubt, all determinations hereunder of “LIBOR” shall be determined based on an Interest Period of three months, and, at the end of each Interest Period, subject to Section 3.02, all outstanding Loans shall be continued as a Borrowing with an Interest Period of three months.

“Investment” means, as to any Person, (a) the purchase or other acquisition by such Person of Equity Interests or securities of another Person, (b) a loan, advance or capital contribution by such Person to, Guarantee by such Person or assumption of Indebtedness by such Person of, or purchase or other acquisition by such Person of any Indebtedness or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) by such Person of assets of another Person that constitute a business unit.

“Investment Agreement” means the Investment Agreement, dated as of May 23, 2015, among the CHTR Issuer, CCH and Parent, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Issuer 251(g) Merger Event” means a merger of an Issuer pursuant to which such Issuer becomes a wholly-owned subsidiary of a holding company that satisfies each of the following conditions:  (a) Persons that “beneficially owned” (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) the voting stock of such Issuer immediately prior to such transaction “beneficially own” (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) shares of voting stock representing 100% of the total voting power of all outstanding classes of voting stock of such holding company and such Persons’ proportional voting power immediately after such transaction, vis-à-vis each other, with respect to the securities they receive in such transaction will be in substantially the same proportions as their respective voting power, vis-à-vis each other, immediately prior to such transaction and (b) such transaction meets each of the requirements for a merger without a shareholder vote pursuant to Section 251(g) of the Delaware General Corporation Law.  For purposes of this definition, “voting stock” means capital stock of any class or kind the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of the applicable issuer, even if the right to vote has been suspended by the happening of such a contingency.

“Issuer Acknowledgement” means the notification and acknowledgement from CHTR Issuer substantially in the form of Exhibit G hereto, pursuant to which, among other provisions, CHTR Issuer provides certain acknowledgments to the Lenders in respect of the Loan Documents and the transactions contemplated thereunder.

“Issuer Acquisition” means, for any Issuer, the occurrence, effectiveness or consummation of any transaction or event pursuant to which (i) such Issuer directly or indirectly becomes a “beneficial owner” (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of an Equity Interest in the Borrower or more than 5% of Parent’s Equity Interests or (ii) any Pledged Shares are subject to Transfer Restrictions other than Permissible Transfer Restrictions.

“Issuer Delisting” means, for any Issuer, the public announcement that the relevant Shares or Merger Shares, as the case may be, are no longer listed or admitted for trading on any Designated Exchange, for any reason (other than as a result of an Issuer Merger Event or an Issuer Tender Offer) and are not immediately re-listed, re-traded or re-quoted on any other Designated Exchange or quotation system (provided that, if the Shares or Merger Shares are so immediately re-listed, re-traded or re-quoted on any other Designated Exchange or quotation system, such exchange or quotation system shall thereafter be deemed to be the “Exchange”).

“Issuer Event” means, for any Issuer, the Triggering of (a) a Share Price Event, (b) an Issuer Delisting, (c) an Issuer Trading Suspension, (d) an Issuer Tender Offer, (e) a Share Volume Event, (f) an Issuer Nationalization, or (g) an Issuer Acquisition.

“Issuer Merger Event” means, for any Issuer, as determined by the Calculation Agent, any (a) reclassification or change of the relevant Shares that results in a transfer of or an irrevocable commitment to transfer 100% of such outstanding Shares (without regard to any actions needed) to another Person, (b) consolidation, amalgamation, merger or binding share exchange of such Issuer with or into another Person (other than a consolidation, amalgamation, merger or binding share exchange in which such Issuer is the continuing entity and which does not result in a reclassification or change of 100% of such outstanding Shares), (c) takeover offer, tender offer, exchange offer, solicitation, proposal or other event by any Person to purchase or otherwise obtain 100% of the relevant outstanding Shares that results in such Person purchasing, or otherwise obtaining or having the right to obtain, by conversion or other means, 100% of the relevant outstanding Shares or (d) consolidation, amalgamation, merger or binding share exchange of such Issuer with or into another entity in which such Issuer is the continuing entity and which does not result in a reclassification or change of 100% of the outstanding Shares but results in the enterprise value of such Issuer being less than 100% of the enterprise value of the Person or Persons being acquired (prior to such acquisition), in each case determined by the Calculation Agent as of the announcement date of any such transaction; provided that notwithstanding the foregoing, (i) an Issuer 251(g) Merger Event will not constitute an Issuer Merger Event and (ii) all the Charter TWC Mergers shall be deemed to be one collective Issuer Merger Event that will be deemed to be effective on the last to occur of such mergers.

“Issuer Nationalization” means, for any Issuer, that (i) all or substantially all of the relevant Shares or the assets of such Issuer are nationalized, expropriated or are otherwise required to be transferred to any governmental agency, authority, entity or instrumentality thereof, or (ii) the adoption, promulgation, enactment, order or decree, or the announcement of any of the foregoing, by or with effect on any governmental agency, authority, entity or instrumentality thereof at any time, of any event or circumstance (whether or not subsequently amended or appealed) that, if completed, would lead to any event set forth in the immediately preceding clause (i).

“Issuer Tender Offer” means, for any Issuer, as determined by the Calculation Agent, a takeover offer, tender offer, exchange offer, solicitation, proposal or other event by any Person that results in such Person purchasing, or otherwise obtaining or having the right to obtain, by conversion or other means, greater than 30% and less than 100% of the relevant outstanding Shares or Merger Shares, as applicable, as determined by the Calculation Agent, based upon the making of filings with governmental or self-regulatory agencies or such other information as the Calculation Agent deems relevant; provided that, no Issuer Tender Offer shall be deemed to occur for an Issuer if following the date of such takeover offer, tender offer, exchange offer, solicitation, proposal or other event or transaction the Average Daily Trading Volume for the Shares of such Issuer has not fallen to less than (i) with respect to the CHTR Shares, $125,000,000 and (ii) with respect to the TWC Shares, $137,500,000.  Notwithstanding the foregoing, if, based upon the making of public filings, such Issuer Tender Offer is in connection with a proposed Issuer Merger Event such that promptly following such Issuer Tender Offer (and in any event prior to the Maturity Date) an Issuer Merger Event will reasonably be likely to occur, as reasonably determined by the Calculation Agent, then such Issuer Tender Offer shall be deemed not to have occurred for purposes of the definition of “Issuer Event” (but, for the avoidance of doubt, the related Issuer Merger Event may still occur upon its effectiveness), unless the Calculation Agent later determines that an Issuer Merger Event will not reasonably be likely to occur promptly following such Issuer Tender Offer, in which case such Issuer Tender Offer shall be deemed to have occurred on the Business Day following such determination unless the such Issuer Tender Offer fails and the parties terminate the agreement that would have resulted in the Issuer Merger Event, in which case such Issuer Tender Offer shall be deemed not to have occurred for purposes of the definition of “Issuer Event”.

“Issuer Trading Suspension”  means, for any Issuer, any suspension of trading of the relevant Shares or Merger Shares by the Exchange on any Exchange Day (whether by reason of movements in price exceeding limits permitted by the Exchange or otherwise) for more than (i) two (2) consecutive Scheduled Trading Days where other securities trade generally on the Exchange or (ii) five (5) consecutive Scheduled Trading Days where other securities do not trade generally on the Exchange, as determined by the Calculation Agent.

1 “Issuers” means, collectively, (i) each of CHTR Issuer and TWC Issuer, in each case for so long as any Shares of each such issuer are Pledged Shares and Eligible Pledged Shares, (ii) following the occurrence of an Issuer Merger Event, Newco, and (iii) following the occurrence of a Spin-Off Event, Spinco, and each of the foregoing being an “Issuer”; provided that following the occurrence of an Issuer 251(g) Merger Event, the resulting Delaware corporation shall be deemed to be an “Issuer” (except for purposes of the definition of Issuer 251(g) Merger Event).

“Laws” means, with respect to any Person, collectively, all international, foreign, U.S. federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof applicable to such Person, and all applicable administrative orders, directed duties, requests, licenses, authorizations, requirements and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender” means the Initial Lender, and any other Person that becomes a party hereto pursuant to Section 10.06, in each case, unless and until such Person ceases to be a “Lender” hereunder as a result of an assignment pursuant to Section 10.06.

“Lender Appointment Period” has the meaning specified in Section 9.06.

“Liberty Interactive” means Liberty Interactive Corporation, a Delaware corporation.

“Liberty Media” means Liberty Media Corporation, a Delaware corporation.

“LIBOR”  means, with respect to any Interest Period or other period determined by the Administrative Agent with respect to any overdue amount, the per annum rate as determined by the Administrative Agent with such Interest Period (or other period) equal to the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for U.S. Dollars for a period equal in length to such Interest Period (or other period) as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; in each case the “Screen Rate”) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period (or other period); provided that if the Screen Rate shall not be available at such time for such Interest Period (or other period) (an “Impacted Interest Period”) then “LIBOR” shall mean the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the Screen Rate for the longest period for which the Screen Rate is available that is shorter than the Impacted Interest Period; and (b) the Screen Rate for the shortest period (for which that Screen Rate is available) that exceeds the Impacted Interest Period, in each case, at such time; provided,  however, that if adequate and reasonable means for ascertaining the Screen Rates are not available to the Administrative Agent, then the Administrative Agent shall promptly give notice thereof to Borrower.  If such notice is given and until such notice has been withdrawn by the Administrative Agent, then the applicable LIBOR shall be the rate notified to the Administrative Agent by each Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage a rate per annum equal to the cost to that Lender of funding its Loan from whatever source it may reasonably select.  Notwithstanding the foregoing, if LIBOR as otherwise determined pursuant to this definition shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever.

“Loan” means, individually or collectively, as the context may require, the Initial Loans and the Delayed Draw Loans.

“Loan Document” means any of this Agreement, the Notes, if any, the Collateral Documents, the Guarantee Agreement, the Issuer Acknowledgement and all other documents, instruments or agreements executed and delivered by the Borrower for the benefit of any Agent or any Lender in connection herewith on or after the date hereof.

“Loan Party” means each of the Borrower and the Guarantor.

“Lock-Ups” has the meaning specified in the definition of “Permissible Transfer Restrictions”.

“Long Position” means any option, warrant, convertible security, swap agreement or other security, contract right or derivative position, whether or not presently exercisable, in respect of the Merger Shares or Spin-Off Shares, as applicable, that is (i) a “call equivalent position” within the meaning of Rule 16a-1(b) of the Exchange Act, including any of the foregoing that would have been a “call equivalent position” but for the exclusion in Rule 16a-1(c)(6) of the Exchange Act, or (ii) otherwise constitutes an economic long position in respect of the Merger Shares or Spin-Off Shares, as applicable, in each case, as determined by the Calculation Agent by reference to the applicable issuer’s or the relevant Person’s most recent filings with the SEC, to the extent such information is reported in such filings; provided that options, warrants and securities granted by any Issuer (or, as to Spin-Off Shares, Spinco) which relate to securities that are not yet issued or outstanding shall not be deemed a “Long Position”, until such securities are actually issued and become outstanding.

“LTV Event Amount” has the meaning specified in Section 2.09(c).

“LTV Margin Call Level” means 55.0%.

“LTV Ratio” means, as of any date of determination, the percentage determined by the Calculation Agent after the close of trading on each Exchange Day by dividing (a)(i) the sum of (x) the then outstanding principal amount of the Loans and (y) all accrued and unpaid interest and fees thereon to and including such date minus (ii) the face amount of Eligible Cash Collateral consisting of Cash (or 99% of the fair market value, as determined by the Calculation Agent, of the amount of Cash Equivalents) on deposit in the Collateral Account by (b) the Collateral Value.

“LTV Reset Level” means 45.0%.

“Mandatory Prepayment Event” means the occurrence of (a) a Change of Control of the Borrower or Parent or (b) an Issuer Event; provided that notwithstanding anything to the contrary herein, in the case of an Issuer Event with respect to the TWC Issuer or the TWC Shares, no Mandatory Prepayment Event shall be deemed to have occurred if immediately following such Issuer Event, either (x) the LTV Ratio is equal to or less than the LTV Margin Call Level or (y) if the LTV Ratio exceeds the LTV Margin Call Level, the Borrower complies with the provisions of Section 2.09(a).

“Mandatory Prepayment Notice” has the meaning specified in Section 2.05(a).

“Market Disruption Event” means a Trading Disruption, an Exchange Disruption or an Early Closure, related to any Shares, Merger Shares or Spin-Off Shares, as the case may be.

“Market Reference Price” means, as of any date of determination, the closing sale price per share (or if no closing sale price is reported, the average of the last bid and ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) of the relevant Shares, Merger Shares or Spin-Off Shares, as applicable, on the applicable Exchange as reported in composite transactions for the applicable Exchange on (x) such date of determination, if such date of determination is an Exchange Day and the relevant determination is made following the close of trading on the Exchange on such Exchange Day and (y) otherwise, the immediately preceding day (or if such date is not an Exchange Day for such Exchange, the immediately preceding Exchange Day for such Exchange); provided that if a Market Disruption Event has occurred on such date, the “Market Reference Price” shall be the “Market Reference Price” determined  on the immediately preceding Exchange Day for such Exchange; provided,  further, that if a Market Disruption Event has occurred and continues to occur for more than one consecutive Scheduled Trading Day, the “Market Reference Price” of one relevant Share, Merger Share or Spin-Off Share, as applicable, shall be equal to the applicable “Market Reference Price” (determined without giving effect to this proviso) on the immediately preceding day (or if such date is not an Exchange Day for such Exchange, the immediately preceding Exchange Day for such Exchange) multiplied by a percentage (expressed as a fraction) equal to (A) 100% less the (B) the product of (i) 5% and (ii) the number of consecutive Scheduled Trading Days for which a Market Disruption Event has occurred less one, until a Market Reference Price is determined (without regard to this proviso) for an Exchange Day on which no Market Disruption Event occurs.  The Market Reference Price shall be determined by the Calculation Agent.

“Master Agreement” has the meaning specified in the definition of “Swap Contract.”

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent) or financial condition of the Borrower or Parent and its Subsidiaries, taken as a whole; (b) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower or the Guarantor of any Loan Document; or (c) a material adverse effect on the ability of any Applicable Lender to exercise its remedies at the times and in the manner contemplated by the Collateral Documents (including, for the avoidance of doubt, the imposition of Transfer Restrictions on the Pledged Shares other than the Permissible Transfer Restrictions).

“Material Contract” means, with respect to any Person, any Contractual Obligation to which such Person is a party (other than the Loan Documents) for which breach thereof could reasonably be expected to have a Material Adverse Effect.

“Maturity Date” means March 21, 2018 (or, if such day is not a Business Day, the immediately preceding Business Day).

“Maximum CHTR Share Number” means (a) prior to the effectiveness of the Charter TWC Mergers, 50% of the difference of (i) 15,200,000, minus (ii) the aggregate number of CHTR Shares constituting “Pledged Shares” under, and as defined in, each of the Cheetah 4 Margin Loan Agreements and (b) upon and after the effectiveness of the Charter TWC Mergers, and CCH becoming an “Issuer” hereunder, 50% of the difference between (i) 17,564,956 minus (ii) the aggregate number of CCH Shares constituting “Pledged Shares” under, and as defined in, each of the Cheetah 4 Margin Loan Agreements; provided that if the Cheetah 4 Margin Loans are repaid, then each of the 15,200,000 and the 17,564,956 numbers, respectively, referred to in clauses (a)(i) and (b)(i) shall be reduced by 7,000,000 (in lieu of any reduction pursuant to clause (a)(ii) or (b)(ii), respectively).

“Maximum Rate” has the meaning specified in Section 10.09.

“Maximum TWC Share Number” means 1,182,478 TWC Shares; provided that in no event shall the aggregate amount of the Maximum TWC Share Number for the TWC Shares plus the “Maximum TWC Share Number” under, and as defined in, the Other Margin Loan Agreement exceed 2,364,956 TWC Shares.  Notwithstanding the foregoing, but subject to clause (b) of the definition of Maximum CHTR Share Number, in the event of an Issuer Merger

Event or Spin-Off Event, the Calculation Agent may adjust the Maximum TWC Share Number and provide for a Maximum TWC Share Number applicable to the Merger Shares or Spin-Off Shares, as applicable, as it deems reasonably necessary pursuant to Section 1.02(d).

“Merger Shares” means shares of common stock into which the relevant Shares are reclassified, converted into or exchanged in connection with an Issuer Merger Event and are (or will be upon the consummation of such Issuer Merger Event) listed for trading on a Designated Exchange and issued by an entity incorporated or organized under the law of the United States or any state thereof.

“Merger Subsidiary One” means Nina Corporation I, Inc., a Delaware corporation.

“Minimum ADTV Level” means $75,000,000 for the CHTR Shares and $100,000,000 for the TWC Shares; provided that, in the event of an Issuer Merger Event or Spin-Off Event, the Calculation Agent may adjust the Minimum ADTV Level and provide for a Minimum ADTV Level applicable to the Merger Shares or Spin-Off Shares, as applicable, as it deems reasonably necessary pursuant to Section 1.02(d).

“Minimum Price” means $80.00 for the CHTR Shares and $85.00 for the TWC Shares; provided that, in the event of an Issuer Merger Event or Spin-Off Event, the Calculation Agent may adjust the Minimum Price and provide for a Minimum Price applicable to the Merger Shares or Spin-Off Shares, as applicable, as it deems reasonably necessary pursuant to Section 1.02(d).

“Moody’s” means Moody's Investors Service, Inc. and any successor thereto.

“Newco” means, in connection with an Issuer Merger Event, the issuer of the Merger Shares.

“Non-public Information” means information which has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD.

“Note” means, individually or collectively, as the context may require, an Initial Loan Note or Delayed Draw Loan Note.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Borrower arising under any Loan Document or otherwise with respect to the Loans, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Borrower of any proceeding under any Debtor Relief Laws naming the Borrower as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Organization Documents” means (a) with respect to the Borrower, its certificate of formation adopted on September 8, 2015 and its limited liability company agreement adopted on September 8, 2015, as amended and restated on March 21, 2016 and (b) with respect to Parent, its certificate of incorporation adopted on June 26, 2014 and restated on November 3, 2014 and its by-laws dated August 11, 2015.

“Original Stockholders Agreement” means the Stockholders Agreement, dated as of March 19, 2013, between CHTR Issuer and Liberty Media, as amended by (a) the Side Letter, dated April 25, 2014, from CHTR Issuer to Liberty Media, (b) the Amendment to Stockholders

Agreement, dated as of September 29, 2014, by and among Parent, Liberty Media and CHTR Issuer, and (c) the Investment Agreement, as the same may be further amended, restated or otherwise modified from time to time.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Margin Loan” means the loans made pursuant to the Other Margin Loan Agreement.

“Other Margin Loan Agreement” means that certain Margin Loan Agreement, dated as of the date hereof among the Borrower, the Guarantor, [__], as administrative agent and calculation agent, and the various lenders from time to time party thereto.

“Other Margin Loan Documents” means “Loan Documents” as defined in the Other Margin Loan Agreement.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.05).

“Parent” has the meaning specified in the introductory paragraph hereto.

“Parent Group Collateral Value” means, as of any date of determination, an amount equal to the product of (i) the applicable Market Reference Price of each of the Shares for such date and (ii) the number of such Shares (other than Shares subject to transactions permitted under clauses (iii) (A) or (B) of the definition of “Restricted Transaction” owned by Parent and its Subsidiaries (if any) to the extent such transactions are secured by such Shares).

“Parent Group LTV Ratio” means, as of any date of determination, the percentage determined by dividing (a)(i) the then outstanding principal amount of the Loans, the Cheetah 4 Margin Loans and the Other Margin Loan minus (ii) the face amount of Eligible Cash Collateral consisting of Cash (or 99% of the fair market value, as determined by the Calculation Agent, of the amount of Cash Equivalents) on deposit in the Collateral Account minus (iii) the face amount of “Eligible Cash Collateral” (under and as defined in each of the Cheetah 4 Margin Loan Agreements and the Other Margin Loan Agreement) consisting of Cash (or 99% of the fair market value, as determined by the Calculation Agent, of the amount of Cash Equivalents) on deposit in the “Collateral Account” (under and as defined in each of the Cheetah 4 Margin Loan Agreements and the Other Margin Loan Agreement) by (b) the Parent Group Collateral Value.

“Participant” has the meaning specified in Section 10.06(c).

“Participant Register” has the meaning specified in Section 10.06(c).

“Permissible Transfer Restrictions” means (i) the Existing Transfer Restrictions as of the date hereof, (ii) Transfer Restrictions arising from Permitted Liens, (iii) Transfer Restrictions arising under the Loan Documents, the Cheetah 4 Margin Loan Documents and the Other Margin Loan Documents, in each case, as of the date hereof or (iv) solely with respect to any Issuer 251(g) Merger Event, Spin-Off Shares or Merger Shares, any additional Transfer Restrictions that the Calculation Agent determines in its reasonable sole discretion are analogous to, and no more restrictive than, the Existing Transfer Restrictions; provided that, for the avoidance of doubt, any Transfer Restrictions arising in connection with (x) the Stockholders Agreement (as of the date of this Agreement except for such amendments that do not adversely affect the Lenders in any material respect) or (y) the Bright House Proxy (as of the date of this Agreement except for such amendments that do not adversely affect the Lenders in any material respect), in each case, shall be deemed analogous to, and no more restrictive than, the Existing Transfer Restrictions.  Permissible Transfer Restrictions shall not include any “holding period” restrictions within the meaning under Rule 144 on such shares or upon any resale of such shares or the shares being “restricted securities” as defined in Rule 144.  Any Transfer Restriction arising from a customary “lock up” imposed upon the Borrower or the Guarantor in connection with an Issuer Merger Event or an Issuer Tender Offer undertaken in connection with an Issuer Merger Event, an Issuer Tender Offer by a Permitted Holder or an Issuer Acquisition (a “Lock-Up”), shall constitute a Permissible Transfer Restriction until the (i) consummation of the transaction constituting an Issuer Merger Event or an Issuer Tender Offer undertaken in connection with an Issuer Merger Event or (ii) the Triggering of an Issuer Tender Offer by a Permitted Holder or Issuer Acquisition if, in the case of this clause (ii), (a) the Borrower provides the Administrative Agent a copy of such Lock-Up at least five (5) Business Days prior to its execution and (b) the Borrower provides evidence satisfactory to the Calculation Agent that a Person other than the Borrower or the Guarantor with a credit acceptable to the Calculation Agent, will be obligated to pay the Lenders all obligations of the Borrower following the consummation of such Issuer Tender Offer or Issuer Acquisition.  For the avoidance of doubt, (i) a Lock-Up will not be permitted in any way to limit the grant of a Lien on any Pledged Shares or other Collateral or a Lender’s ability to exercise its rights and remedies hereunder or under the other Loan Documents with respect to any Pledged Shares or other Collateral or otherwise, and (ii) a Lock-Up shall not constitute a Permissible Transfer Restriction on and after the consummation of the related Issuer Merger Event or the Triggering of the related Issuer Tender Offer or Issuer Acquisition.

“Permitted Assets” means (i) Cash, Cash Equivalents, Permitted Securities, Shares and Collateral, (ii) proceeds of the forgoing consisting of Cash, Cash Equivalents, Permitted Securities, Shares and Collateral and (iii) dividends and distributions in respect of any Cash Equivalents, Permitted Securities, Shares and/or Collateral.

“Permitted Holder” means any one or more of (a) Liberty Interactive (or its successors), (b) Liberty Media (or its successors), (c) the Guarantor, (d) John C. Malone or any other executive officer or director of Liberty Interactive (or its successors) or the Guarantor (or its successors), (e) each of the respective Affiliated Persons of the Persons referred to in clause (d) and (f) any Person a majority of the aggregate voting power of all the outstanding classes or series of the Equity Interests of which are beneficially owned by any one or more of the Persons referred to in clauses (a), (b), (c), (d) or (e); provided that none of any Issuer or its Subsidiaries shall be, directly or indirectly, a Permitted Holder.  For purposes of this definition, “person” and “group” have the meanings given to them for purposes of Section 13(d) and 14(d) of the Exchange Act or any successor provisions, and the term “group” includes any group acting for the purposes of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, or any successor provision.

“Permitted Liabilities” means (a) all Contractual Obligations under the Loan Documents and the Other Margin Loan Documents, (b) all taxes, assessments and governmental charges levied upon the Borrower or upon its income, profits or property, (c) all costs and expenses of the Independent Manager, (d) any other liabilities or obligations of any nature expressly allowed to be incurred by the Borrower pursuant to the definition of “Special Purpose Entity” and (e) liabilities and obligations incurred in the ordinary course of business relating to the administration, ownership and management of the Collateral and the collateral for the Other Margin Loans which (A) do not exceed, at the date of determination, a maximum amount equal to the lesser of (x) two percent (2%) of the aggregate amount of the Loans and the Other Margin Loans then outstanding and (y) $200,000 and (B) are paid within thirty (30) days of the date incurred or, if later, invoiced.

“Permitted Liens” means (a) Liens pursuant to any Loan Document, (b) Permissible Transfer Restrictions, (c) inchoate Liens in respect of Taxes and claims permitted not to be paid in accordance with Section 6.06 and (d) the security interest of the Custodian to the extent expressly permitted under the Collateral Account Control Agreement.

“Permitted Securities” means any of the following:

(a) readily marketable direct obligations of the government of the United States or any agency or instrumentality thereof that are obligations unconditionally guaranteed by the full faith and credit of the government of the United States that have a maturity of not greater than 5 years;

(b) short-term commercial paper issued by United States corporations and rated at least A-l by S&P or P‑1 by Moody’s; provided that the aggregate value of all commercial paper of any single issuer shall not exceed $10 million;

(c) indebtedness of any Person rated at least A by S&P or A2 by Moody’s with a maturity of five years or less; provided that the aggregate value of all such indebtedness of any single issuer shall not exceed $10 million; and

(d) money market mutual funds; provided that such funds invest only in Cash, Cash Equivalents or other Permitted Securities and/or repurchase agreements for securities described in clause (a) above.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) whether or not subject to ERISA or the Code, established by the Borrower or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA or any substantially similar non-US law, any ERISA Affiliate.

“Pledged Shares”  means (i) as of the date hereof, 600,000 CHTR Shares and 1,182,478 TWC Shares (the Shares referred to in this clause (i), collectively, the “Initial Pledged Shares”) and (ii) after the date hereof, all Shares credited to any and all Collateral Accounts.

“Potential Adjustment Event” means any of the following:

(e) a subdivision, consolidation or reclassification of any Shares or Spin-Off Shares, in each case, unless resulting in an Issuer Merger Event, or a free distribution or dividend of any Shares to existing holders by way of bonus, capitalization or similar issue;

(f) a distribution, issue or dividend to existing holders of any Shares or Spin-Off Shares of (i) any Shares or Spin-Off Shares, or (ii) other share capital or securities granting the right to payment of dividends and/or the proceeds of liquidation of the relevant Issuer equally or proportionately with such payments to holders of any Shares, or (iii) share capital or other securities of another issuer acquired or owned (directly or indirectly) by any Issuer (or Spinco in respect of Spin-Off Shares) as a result of a spin-off or other similar transaction, or (iv) any other type of securities, rights or warrants or other assets, in any case for payment (cash or other consideration) at less than the prevailing market price as determined by the Calculation Agent;

(g) an extraordinary dividend;
(h) a call by an Issuer in respect of its Shares or a call by Spinco in respect of Spin-Off Shares, in each case, that are not fully paid;

(i) a repurchase by any Issuer or any of its Subsidiaries of the relevant Shares or a repurchase by Spinco or its Subsidiaries of the relevant Spin-Off Shares, in each case, whether out of profits or capital and whether the consideration for such repurchase is cash, securities or otherwise;

(j) in respect of any Issuer, an event that results in any shareholder rights being distributed or becoming separated from the relevant Shares or other shares of the capital stock of such Issuer pursuant to a shareholder rights plan or arrangement directed against hostile takeovers that provides upon the occurrence of certain events for a distribution of preferred stock, warrants, debt instruments or stock rights at a price below their market value, as determined by the Calculation Agent; provided that any adjustment effected as a result of such an event shall be readjusted upon any redemption of such rights; or

(k) any other event (other than an Issuer Event) that may have a diluting or concentrative effect on the theoretical value of the relevant Shares, as determined by the Calculation Agent.

Notwithstanding anything to the contrary herein, an Issuer 251(g) Merger Event shall not result in a Potential Adjustment Event.

“Prepayment Amount” means, with respect to any prepayment of the Loans by the Borrower pursuant to Section 2.04 or Section 2.05 or with respect to any payment upon or following an acceleration of the maturity of the Loans under Section 8.02, (a) if such prepayment or payment on or following acceleration occurs on or prior to the Prepayment Date, an amount equal to the product of (x) the principal amount being prepaid, (y) the Base Spread and (z) the actual number of calendar days from the date of such prepayment to the Prepayment Date divided by 360, or (b) if such prepayment or payment on or following an acceleration occurs after Prepayment Date, zero.

“Prepayment Date” means the first Business Day immediately following the date that is twelve (12) months after the Closing Date.

“Prime Rate” means, for any day, the rate of interest in effect for such day as announced as the “prime rate” published in the “Money Rates” Section of The Wall Street Journal; provided that (a) if The Wall Street Journal ceases to publish the “prime rate,” then the “Prime Rate” shall be the “prime rate” published by an equivalent publication selected by the Administrative Agent and (b) if such “prime rate” is no longer generally published or is limited, regulated or administered by a Governmental Authority or other quasi-governmental body, then the “Prime Rate” shall be a comparable interest rate index selected by the Administrative Agent.

“Pro Rata Basis” means, in respect of the Loans and Commitments hereunder and the loans and commitments under the Other Margin Loan Agreement, in proportion to the Applicable Percentage relating to the Loans and Commitments under this Agreement and the loans and commitments under the Other Margin Loan Agreement, as applicable.

“Purchaser Representations” means the following representations, warranties and agreements made by an assignee or participant, as applicable:  (i) a representation and warranty that such assignee or participant is a QIB, a QP and an “accredited investor” as defined in Section 2(a)(15)(ii) of the Securities Act and is entering into such assignment or participation as principal and not for the benefit of any third party, (ii) a representation that such assignee or participant is not a Defaulting Lender, the Borrower or any Issuer or an Affiliate of the Borrower or any Issuer, (iii) an acknowledgment that such assignee or participant fully understands any restrictions on transfers, sales and other dispositions in the Loan Documents or relating to any Collateral consisting of the Pledged Shares, (iv) an acknowledgment that such assignee or participant is able to bear the economic risk of its investment in the participation and is currently able to afford a complete loss of such investment, (v) a covenant that such assignee or participant will only assign its Loans or sell its participation or participations therein pursuant to documentation including such Purchaser Representations, (vi) an acknowledgment by such assignee or participant that the Pledged Shares forming part of the Collateral cannot be sold by the Borrower without registration under, or in a transaction exempt from the registration requirements under, the Securities Act, (vii) an acknowledgment that such assignee or participant is not entering into such assignment or participation on the basis of any material Non-public Information with respect to the Borrower, the relevant Issuer, their Subsidiaries or their securities, and, if applicable, it has implemented reasonable policies and procedures, taking into consideration the nature of its business, to ensure that individuals making investment decisions would not violate the laws prohibiting trading on the basis of material Non-public Information (it being understood that such assignee or participant may have material Non-public Information on the private side of its information wall, sometimes referred to as a “Chinese Wall,” at the time of such assignment or participation); provided that, for the avoidance of doubt, “material Non-public Information concerning the Borrower, any Issuer, their Subsidiaries or their securities” shall not include any information made available to both the assignee and the assignor or both the participant and the seller of a participation interest, as the case may be, and (vii) an acknowledgment that it has made an independent decision to purchase its Loans or participation based on information available to it, which it has determined adequate for the purpose.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A under the Securities Act.

“QP” means a “qualified purchaser” within the meaning of Section 2(a)(51) of the Investment Company Act.

“Ratable Share” (a) of any amount means, with respect to any Lender at any time, the product of (i) a fraction, the numerator of which is the the aggregate principal amount of the Loans outstanding at such time owed to such Lender, and the denominator of which is the aggregate principal amount of the Loans outstanding at such time and (ii) such amount and (b) of any type of Collateral, means, with respect to any Applicable Lender at any time, the product of (i) a fraction, the numerator of which is the aggregate principal amount of the Loans outstanding at such time owed to such Applicable Lender, plus such portion of the Loans of each Agented Lender that such Applicable Lender is holding Collateral on behalf of, and the denominator of which is the aggregate principal amount of the Loans outstanding at such time and (ii) the aggregate amount of such type of Collateral.

“Recipient” means (a) any Agent and (b) any Lender.

“Register” has the meaning specified in Section 2.10.

“Regulation FD” means Regulation FD as promulgated under the Securities Exchange Act of 1934.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Replacement CHTR Shares” has the meaning specified in Section 2.09(j)(i)(A).

“Replacement Shares” has the meaning specified in Section 2.09(f)(i).

“Required Delayed Draw Lenders” means at any time Lenders holding at least a majority of the sum of the aggregate unused Delayed Draw Commitments; provided that the Delayed Draw Commitments of any Defaulting Lender shall be excluded for purposes of making a determination of Required Delayed Draw Lenders

“Required Lenders” means at any time Lenders holding at least a majority of the sum of (a) the then aggregate outstanding principal amount of the Loans and (b) the aggregate principal amount of the unused Commitments (if any); provided that the outstanding Loans held by, and unused Commitments of, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Responsible Officer” means the president, the chief financial officer, the treasurer or any vice president of a Loan Party or the Borrower Sole Member, solely for purposes of delivery of certificates pursuant to Section 4.01(a)(iii), the secretary or assistant secretary of a Loan Party or the Borrower Sole Member and, solely for purposes of notices given pursuant to Article II, any other person duly authorized to act for and on behalf of such Loan Party or the Borrower Sole Member, as applicable.  Any document delivered hereunder that is signed by a Responsible Officer shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of the applicable Loan Party or the Borrower Sole Member, as applicable and such Responsible Officer shall be conclusively presumed to have acted on behalf of such applicable Loan Party or the Borrower Sole Member, as applicable.

“Restricted Payment” means, with respect to any Person, any dividend or other distribution (however denominated, including as “yield” and whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of such Person, or any payment

(whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to such Person’s stockholders, partners or members (or the equivalent Person thereof).

“Restricted Transaction” means, in respect of the Borrower, the Guarantor and their respective Subsidiaries,

(i)any financing transaction, secured by or referencing any Shares (other than the Loans, the Cheetah 4 Margin Loans and the Other Margin Loans and, for the avoidance of doubt, any transaction of the type described in clauses (iii) (A) or (iii)(B) of this definition),

(ii)any grant, occurrence or existence of any Lien on any Shares (other than (x) Liens securing the obligations under the Loan Documents, the Cheetah 4 Margin Loan Documents and the Other Margin Loan Documents, (y) Permitted Liens and (z) Liens on assets not constituting Collateral with respect to any swap, hedge or derivative transaction described in clauses (iii)(A) or (iii)(B) of this definition), or

(iii)any swap, hedge or derivative transaction (including by means of a physically- or cash-settled derivative or otherwise) related to any Shares, other than:

(A)exchangeable securities relating to a number of any Shares owned by any of the Guarantor or its Subsidiaries (other than the Borrower) that (i) are sold in a registered offering or Rule 144A transaction that is broadly distributed and (ii) contain customary terms for such securities or terms that are substantially similar to those contained in exchangeable securities referencing shares of common stock of an Affiliate of Liberty Interactive that have previously been sold by one or more Affiliates of Liberty Interactive ; and

(B)a transaction relating to a number of any Shares owned by any of the Guarantor or its Subsidiaries (other than the Borrower or the Cheetah 4 Margin Loan Borrower), in each case, which is a counterparty thereto, and which is not secured by Shares that constitute Collateral that consists of (a) (x) put options purchased by the Guarantor, or its Subsidiaries (other than the Borrower) (“Put Options”) and/or (y) call options sold by such party (provided any such call options have a strike price greater than the strike price of the Put Options in the event that Put Options have been purchased in connection therewith), (b) forward transactions by the Guarantor or its Subsidiaries (other than the Borrower or the Cheetah 4 Margin Loan Borrower) as seller and/or (c) any other similar sale transaction that has the same economic effect (including associated trading activity), including any related loans customarily entered into in connection with such transactions described in the foregoing clauses (a), (b) and (c); provided that prior to the Guarantor or any such Subsidiary entering into any such derivative transaction as contemplated by this clause (iii)(B), the Guarantor shall have notified each Lender and provided such Lender with a reasonable opportunity to participate in such derivative transaction.

For the avoidance of doubt, any sale or other transfer of the Equity Interests of the Borrower Sole Member or the Borrower shall not constitute a Restricted Transaction.

“Rule 144” means Rule 144 under the Securities Act, or any successor provision.

“S&P” means Standard & Poor's Financial Services LLC, or any successor thereto.

“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or by the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person Controlled by any such Person.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“Scheduled Trading Day” means any day on which the applicable Exchange is scheduled to be open for trading during the regular trading session.

“SEC” means the U.S. Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Parties” means, collectively, each of the Applicable Lenders, as collateral agent for the benefit of each Lender and each Agent, and each such Applicable Lender, individually being a Secured Party.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” means the Security Agreement to be executed by the Borrower substantially in the form of Exhibit D.

“Share Price Event” means the occurrence on any Exchange Day at the close of trading of the Market Reference Price of any Shares being equal to or less than the Minimum Price for such Shares.

“Share Volume Event” means the occurrence on any Exchange Day at the close of trading of the Average Daily Trading Volume of any Shares being less than the relevant Minimum ADTV Level for such Shares, as determined by the Calculation Agent.

“Shares” means, collectively, (i) the CHTR Shares and the TWC Shares and (ii) following the occurrence of an Issuer Merger Event or Spin-Off Event, Merger Shares and/or Spin-Off Shares, as applicable; provided that following the occurrence of an Issuer 251(g) Merger Event, the shares of common stock issued by the resulting Delaware corporation shall be deemed to be “Shares” (except for purposes of the definition of Issuer 251(g) Merger Event).

“Solvency Certificate” means a solvency certificate substantially in the form of Exhibit H.

“Solvent” means, with respect to any Person, that as of any date of determination, (i) the present fair value of such Person’s assets exceeds the total amount of such Person’s liabilities (including contingent liabilities), (ii) such Person has capital and assets sufficient to carry on its businesses, (iii) such Person is not engaged and is not about to engage in a business or a transaction for which its remaining assets are unreasonably small in relation to such business or transaction and (iv) such Person does not intend to incur or believe that it will incur debts and/or liabilities beyond its ability to pay as they become due.  The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Special Purpose Entity”  means a limited liability company which, at all times since its formation and thereafter,  shall be (i) organized solely for the following purposes set forth in clauses (a) through (e) below and (ii) operated in accordance with clauses (f) through (ff) below:

(l) to acquire, own, hold, vote, sell, transfer, exchange, assign, dispose of, manage, encumber and otherwise deal with and in the Permitted Assets in a manner not prohibited by the Loan Documents,

(m) to enter into and perform its obligations under or with respect to this Agreement and the other Loan  Documents, the Other Margin Loan Documents and all documents, instruments or agreements executed and delivered in connection therewith and the borrowings thereunder and all Contractual Obligations not otherwise prohibited under this Agreement or the other Loan Documents,

(n) to receive and distribute to the Borrower Sole Member, in the sole discretion of the Borrower Sole Member, as manager of the Borrower, (i) the proceeds of borrowings under this Agreement and the Other Margin Loan Agreement as a dividend or a return of capital, (ii) any Permitted Assets and (iii) any proceeds of any of the foregoing, in each case to the extent not prohibited by the Loan Documents and the Other Margin Loan Documents,

(o) to incur, issue, pay or discharge Permitted Liabilities,

(p) to engage in any lawful act or activity and to exercise any powers permitted to limited liability companies organized under the laws of the State of Delaware that are related or incidental to and necessary, convenient or advisable for the accomplishment of the above mentioned purposes, including the power to maintain its legal existence and, the power to incur reasonable fees, costs and expenses related to the ownership, administration and management of the Permitted Assets and the power to discharge Permitted Liabilities incurred in the furtherance of the foregoing purposes, in each case, to the extent not expressly prohibited under the Loan Documents,

(q) has not engaged and will not engage in any business unrelated to the purpose of such limited liability company as set forth in this definition,

(r) has not owned and will not own any asset or property other than  Permitted Assets and incidental personal property necessary for the conduct of its business as permitted under this definition, the Loan Documents and the Other Margin Loan Documents,

(s) has not bought or held and will not buy or hold any evidence of indebtedness issued by any other Person, other than Permitted Assets,

(t) to the fullest extent permitted by law, has not engaged in, sought or consented to and will not engage in, seek or consent to any dissolution, winding up or liquidation, in whole or in part, and, to the extent prohibited under the Loan Documents or the Other Margin Loan Documents, has not and will not engage in any consolidation, merger or asset sale or amendment of its certificate of formation or operating agreement.

(u) has not failed and will not fail to correct any known misunderstanding regarding the separate identity of such entity,
(v) has maintained and will maintain its own separate books, records and bank accounts,

(w) has maintained and will maintain its books, records, resolutions and agreements as official records at its offices at 12300 Liberty Boulevard, Englewood, Colorado 80112 and not change the location of such books, records, resolutions and agreements without first providing the Administrative Agent at least thirty (30) days (or such shorter period as may be agreed by the Administrative Agent) prior written notice of such change in location,

(x) has maintained and will maintain a separate statement of assets and liabilities showing its assets and liabilities separate and apart from those of any other Person and not permit its assets and liabilities to be listed on the financial statements of any other Person; provided that the financial statements of an Issuer may be consolidated into the Borrower’s financial statements to the extent required by GAAP; provided,  further, that the Borrower’s assets and liabilities may be included in the consolidated financial statements of the Guarantor so long as (A) appropriate notations shall be made on such consolidated financial statements to indicate the separateness of the Borrower and the Guarantor and to include that the Borrower’s assets and credit are not available to satisfy the debt and other obligations of the Guarantor or any other Person and (B) such assets shall also be listed on the Borrower’s own separate balance sheet,

(y) has not commingled and will not commingle its funds or other assets with those of any other Person, except to the extent expressly permitted or required under the Loan Documents and the Other Margin Loan Documents,

(z) except as otherwise expressly required or permitted by this Agreement, the other Loan Documents and the Other Margin Loan Documents, has held and will hold its assets in its own name, and has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person,

(aa) [reserved],

(bb) is and intends to remain Solvent, and has paid and will pay its own debts and liabilities out of its own funds and assets (to the extent of such funds and assets) as the same shall become due, and will give prompt written notice to the Administrative Agent of the insolvency or bankruptcy filing of the Borrower or the Guarantor; provided that the foregoing shall not require the Guarantor, the Borrower Sole Member or any other Person to make any additional contributions to the Borrower,

(cc) has done or caused to be done, and will do or cause to be done, all things necessary to observe all limited liability company formalities and preserve its existence and good standing, and will not amend, modify or otherwise change any of the single purpose, separateness or bankruptcy remote provisions or requirements of its operating agreement or other organizational documents, in each case as described in this definition (except as required by law or approved by the Required Lenders or pursuant to Section 7.06),

(dd) shall not enter into any transaction of any kind with any Affiliate of the Borrower whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable to the Borrower as would be obtainable by the Borrower at the time in a comparable arm’s length transaction with a Person other than an Affiliate; provided that (i) the Borrower may enter into any Contractual Obligation or any other transaction with an Affiliate expressly permitted under this Agreement, the other Loan Documents and the Other Margin Loan Documents, (ii) the Guarantor or the Borrower Sole Member may make additional capital contributions of Permitted Assets to the Borrower at such times, in such amounts and on such terms as they  may, in their sole discretion, deem appropriate or advisable, and the Borrower may receive and deal with same, (iii) the Borrower may distribute, dividend or otherwise transfer the proceeds of the Loans, the Other Margin Loans, any other Permitted Assets and any other “Permitted Assets” under the Other Margin Loan Documents, other than Collateral (except to the extent such Collateral has been released pursuant to the provisions of this Agreement), to the Guarantor or any of its other Affiliates and (iv) the Borrower may continue to acquire, own, hold, vote, sell, transfer, exchange, assign, dispose of, manage, encumber and otherwise deal with and in  the Permitted Assets (and exercise the Borrower’s rights with respect thereto), in each case in a manner that is not prohibited by any provision of the Loan Documents or the Other Margin Loan Documents,

(ee) has no and will have no (x) Indebtedness other than Permitted Assets and Permitted Liabilities or (y) Contractual Obligations other than Permitted Assets, Permitted Liabilities or Contractual Obligations ancillary or relating thereto or consisting of Lock-Ups or entered into in connection with asset sales permitted under this Agreement and containing customary obligations and undertakings customary for such asset sales,

(ff) has not assumed and will not assume, guarantee, become obligated for or hold out its credit as being available to satisfy the debts or obligations of any other Person, including any Affiliate of the Borrower, or the decisions or actions respecting the daily business or affairs of any other Person, including any such Affiliate,

(gg) has not acquired and will not acquire obligations or securities of the Borrower Sole Member,

(hh) has conducted, and will at all times conduct, its business solely in its own name in a manner not misleading to other Persons as to its identity (including through the use of separate stationery, invoices and checks bearing its own name),

(ii) other than in connection with the Loan Documents or the Other Margin Loan Documents, has not pledged and will not pledge its assets for the benefit of any other Person,
(jj) has held itself out and identified itself and will hold itself out and identify itself to the public as a legal entity separate and distinct from any other Person and under its own name,

(kk) has not made or permitted to remain and will not make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person, except that the Borrower may invest in the Permitted Assets and may make any loan or advance required or expressly permitted to be made pursuant to any provisions of the Loan Documents and the Other Margin Loan Documents and permit the same to remain outstanding in accordance with such provisions,

(ll) has maintained and intends to maintain adequate capital (to the extent there is adequate cash flow from Permitted Assets) for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; provided that the foregoing shall not require Parent or the Borrower Sole Member to make any additional contributions to the Borrower,

(mm) has not permitted and will not permit any Affiliate of the Borrower independent access to its bank accounts except for the duly authorized officers, employees and agents, of Borrower Sole Member or Parent, in each case, acting on behalf of Borrower Sole Member in its capacity as the manager of the Borrower pursuant to and in accordance with the Organization Documents of the Borrower,

(nn) has not identified and will not identify the Borrower Sole Member or other Affiliates of the Borrower as a division or a department of the Borrower, and has not identified and will not identify itself as a department or division or part of any other Person except, in each case, as required by applicable Law with respect to Taxes or as provided by clause (m) above,

(oo) has not formed, acquired or held and will not form, acquire or hold any Subsidiary (whether corporate, partnership, limited liability company or other),

(pp) has caused and will use its best efforts to cause its agents and other representatives to act at all times with respect to the business and affairs of such entity in compliance with the foregoing, and

(qq) has and will have an Independent Manager.

“Spinco” means, in connection with a Spin-Off Event, the issuer of the Spin-Off Shares.

“Spin-Off Event” means a distribution, whether as a dividend or otherwise, of the common stock of any Person (other than any Issuer) by any Issuer to the holders of the relevant Shares, as determined by the Calculation Agent.

“Spin-Off Shares” means the shares of common stock of a Person (other than any Issuer) distributed to the holders of the relevant Shares in connection with a Spin-Off Event and are (or will be upon the consummation of such Spin-Off Event) listed for trading on a Designated Exchange and issued by an entity incorporated or organized under the laws of the United States or any state thereof.

“Stockholders Agreement” means the Second Amended and Restated Stockholders Agreement, dated as of May 23, 2015, between the CHTR Issuer, CCH, Advance/Newhouse Partnership and Parent, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise Controlled, directly, or indirectly through one or more intermediaries, or both, by such Person; provided that no Issuer shall be included as a “Subsidiary” of the Borrower or the Guarantor for any purposes under this Agreement or the other Loan Documents.

“Substituted Shares” has the meaning specified in Section 2.09(f)(i).

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms, and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contract(s), (a) for any date on or after the date such Swap Contract(s) have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined in accordance with the methodology for determining termination value in such Swap Contract.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic or off-balance sheet lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Threshold Amount” means (a) with respect to Borrower, $500,000 and (b) with respect to the Guarantor, $1,000,000.

“Threshold Market Capitalization” means, with respect to a surviving or successor entity to (i) CHTR Issuer, $10.0 billion and (ii) TWC Issuer, $27.0 billion.

“Trading Disruption” means the occurrence or existence during the one-half hour period ending on the scheduled close of trading on any Exchange Day of any material suspension of or limitation imposed on trading by the relevant Exchange  (whether by reason of movements in price exceeding limits permitted by such Exchange or otherwise) in any Shares, Merger Shares or Spin-Off Shares, as the case may be, as determined by the Calculation Agent.

“Trading with the Enemy Act” has the meaning specified in Section 5.19.

“Transfer Restrictions” means, with respect to any property (including, in the case of securities, security entitlements in respect thereof), any condition to or restriction on the ability of the holder thereof to sell, assign, pledge or otherwise transfer such property or to enforce the provisions thereof or of any document related thereto whether set forth in such property itself or in any document related thereto, including (i) any requirement that any sale, assignment, pledge or other transfer or enforcement of such property be subject to any volume limitations or be consented to or approved by any person, including the issuer thereof or any other obligor thereon, (ii) any limitations on the type or status, financial or otherwise, of any purchaser, pledgee, assignee or transferee of such property, (iii) any requirement of the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document of any person to the issuer of, any other obligor on or any registrar or transfer agent for, such property, prior to the sale, pledge, assignment or other transfer or enforcement of such property, (iv) any registration or qualification requirement or prospectus delivery requirement for such property pursuant to any federal, state or foreign securities law (including any such requirement arising under the Securities Act of 1933), (v) any condition to or restriction on the ability of a potential purchaser, assignee, pledgee or transferee to acquire such property from the holder thereof and (vi) any legend or other notification appearing on any certificate representing such property to the effect that any such condition or restriction exists; except that the required delivery of any assignment, instruction or entitlement order from the Borrower or any pledgor, assignor or transferor of such property, together with any evidence of the corporate or other authority of such Person, shall not constitute such a condition or restriction.

“Triggering” means with respect to an Issuer Event:

(rr) that is an Issuer Nationalization, Issuer Trading Suspension, Share Price Event or Share Volume Event, the occurrence or effectiveness thereof; provided that if a Share Price Event or Share Volume Event occurs following a Potential Adjustment Event, Issuer Merger Event or Spin-Off Event, as applicable, the Triggering shall not occur until such time as the Calculation Agent has made its determination as to the appropriate adjustments, if any, to be made to the Minimum Price, the Maximum CHTR Share Number (except in connection with the Charter TWC Mergers), the Maximum TWC Share Number (except in connection with the Charter TWC Mergers) and the Minimum ADTV Level; provided,  further, that no Triggering of an Issuer Nationalization, Issuer Trading Suspension, Share Price Event or Share Volume Event, in each case that relates to Spin-Off Shares, shall be deemed to have occurred (x) to the extent that such Spin-Off Shares are not included in the Collateral or (y) if such Spin-Off Shares are included in the Collateral, to the extent that at the time of such Issuer Nationalization, Issuer Trading Suspension, Share Price Event or Share Volume Event with respect such Spin-Off Shares, the LTV Ratio (calculated without giving any Collateral Value to such Spin-Off Shares) does not exceed the LTV Margin Call Level, as determined by the Calculation Agent;

(ss) that is an Issuer Acquisition or Issuer Tender Offer, the announcement or public filing of any event or transaction that if consummated or completed would, in the reasonable judgment of the Calculation Agent, result in an Issuer Acquisition or Issuer Tender Offer; provided that the Triggering shall be the occurrence or effectiveness of such Issuer Acquisition or an Issuer Tender Offer by a Permitted Holder, if Borrower provides evidence satisfactory to the Calculation Agent that a Person other than the Borrower or the Guarantor with a credit acceptable to the Calculation Agent will be obligated to pay the Lenders all obligations of the Borrower following such Issuer Event; and

(tt) the effectiveness, consummation or occurrence of an Issuer Event as to which no Triggering occurred pursuant to the previous clauses; provided that in the case of an Issuer Acquisition set forth under clause (i) of the definition thereof as to which a Triggering occurred without a public announcement, public filing or notice by the Borrower, the Calculation Agent shall give the Borrower reasonable evidence of the occurrence of such Triggering and the Triggering shall occur five (5) Business Days thereafter, unless otherwise cured.

“Treasury Regulations” means the final or temporary regulations that have been issued by the U.S. Department of the Treasury pursuant to its authority under the Code, and any successor regulations.

“TWC Issuer” means Time Warner Cable Inc., a Delaware corporation.

“TWC Shares” means the common stock, par value $0.01 per share, of TWC Issuer; provided that following the occurrence of an Issuer 251(g) Merger Event with respect to TWC Issuer, the shares of common stock issued by the resulting Delaware corporation shall be deemed to be the “TWC Shares” (except for purposes of the definition of Issuer 251(g) Merger Event).

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“United States” and “U.S.” mean the United States of America.

“U.S. Person” means any Person who is a U.S. person within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(g)(iii)(B)(III).

“Valuation Percentage” means, with respect to any Merger Shares or Spin-Off Shares, as the case may be, the applicable percentage reasonably determined by the Calculation Agent, after non-binding consultation with the Borrower for up to three (3) Business Days during the period prior to the effectiveness of the related Issuer Merger Event or Spin-Off Event, as applicable (or such longer period of time as determined by the Calculation Agent), for purposes of determining the Collateral Value with respect to such Merger Shares or Spin-Off Shares, as the case may be; provided that, for the avoidance of doubt (i) the Valuation Percentage may be a percentage between 0% and 100%, inclusive, and (ii) the Calculation Agent may, but is not required to, determine the Valuation Percentage by reference to, among other factors and without limitation, applicable Transfer Restrictions other than Permissible Transfer Restrictions (whether in the hands of the Borrower or any Lender or Agent exercising its rights with respect thereto under the Loan Documents) and the liquidity of the relevant securities; provided,  further, that if, in the reasonable judgment of the Calculation Agent, the Valuation Percentage cannot reasonably be determined prior to or upon the effectiveness of the related Issuer Merger Event or Spin-Off Event, then the Valuation Percentage shall be a good faith estimate as reasonably determined by the Calculation Agent which may be adjusted by the Calculation Agent as soon as practicable following such effectiveness and after non-binding consultation with the Borrower for up to three (3) Business Days.  Notwithstanding the foregoing, if, with respect to the Merger Shares or Spin-Off Shares, as applicable, no Transfer Restrictions other than Permissible Transfer Restrictions (whether in the hands of the Borrower or any Lender or Agent exercising its rights with respect thereto under the Loan Documents) apply and such Merger Shares or Spin-Off Shares, as applicable, are (or upon consummation of the relevant Issuer Merger Event or Spin-Off Event will be (it being understood and agreed that such Shares shall not constitute Eligible Pledged Shares until such time as such Shares are listed for trading on a Designated Exchange)) listed for trading on a Designated Exchange, the Valuation Percentage shall be 100% with respect to such Merger Shares or Spin-Off Shares, as applicable, if the Calculation Agent determines that each of the following conditions is satisfied: (A) the issuer of such Merger Shares or Spin-Off Shares, as applicable, (i) has filed all required reports under Section 13 or 15(d) of the Exchange Act, as applicable, for at least twelve (12) months (or for such shorter period that such issuer was required to file such reports) and (ii) has submitted electronically and posted on its corporate web site, if any, every Interactive Data File (as defined in Rule 11 of Regulation S-T) required to be submitted and posted pursuant to Rule 405 of Regulation S-T, for at least twelve (12) months (or for such shorter period that such issuer was required to submit and post such files), (B) the market capitalization of the issuer of the Merger Shares or Spin-Off Shares, as applicable, is greater than the Threshold Market Capitalization, (C) the Average Daily Trading Volume of the Merger Shares or Spin-Off Shares, as applicable, as determined by the Calculation Agent in a commercially reasonable manner, is (x) no worse than the Average Daily Trading Volume of the relevant  Shares immediately prior to the time of the Issuer Merger Event or Spin-Off Event and (y) greater than the Minimum ADTV Level, in each case, as determined following the applicable Issuer Merger Event or Spin-Off Event, and (D) the Free Float of the Merger Shares or Spin-Off Shares, as applicable, as determined by the Calculation Agent in a commercially reasonable manner is at least 70%.  Upon receipt of written request from the Borrower following any determination of a Valuation Percentage, the Calculation Agent shall reasonably promptly provide Borrower with a written explanation describing in reasonable detail any calculation or determination made by it in determining such Valuation Percentage (including any quotations, market data or information from internal sources used in making such calculations, but without disclosing Calculation Agent’s proprietary models or confidential information).

“Voluntary Prepayment” has the meaning set forth in Section 2.04.

“Voluntary Prepayment Notice” has the meaning set forth in Section 2.04.

“Voting Agreement” means the Voting Agreement, dated as of May 23, 2015, between TWC Issuer and Parent, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Withholding Agent” means any Loan Party or the Administrative Agent.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.02. Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  The word “shall” shall be construed to have the same meaning and effect as the word “will.”  Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified in accordance with the terms hereof and thereof (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import, when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such Law and any reference to any Law shall, unless otherwise specified, refer to such Law as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(d) Following the occurrence of an Issuer Merger Event, Spin-Off Event or Potential Adjustment Event, the Calculation Agent shall adjust one or more terms of any Loan Document, as applicable (including the definitions of Minimum Price, the Maximum CHTR

Share Number (except in connection with the Charter TWC Mergers), the Maximum TWC Share Number (except in connection with the Charter TWC Mergers), Minimum ADTV Level, Issuer Delisting, Issuer Event, Issuer Merger Event, Issuer Nationalization, Issuer Tender Offer, Issuer Trading Suspension, Share Price Event, Share Volume Event or any other term or provision), in an equitable manner as the Calculation Agent determines necessary to preserve for the Lenders and the Borrower the intent of the parties (including the intention expressed through definitions) and the fair value and risks in the Loans and determine the effective date(s) of the adjustment(s), after non-binding consultation with the Borrower.  Upon receipt of written request from Borrower following any such determination by the Calculation Agent, the Calculation Agent shall reasonably promptly provide Borrower with a written explanation describing in reasonable detail any calculation or determination made by it in making such determination (including any quotations, market data or information from internal sources used in making such calculations, but without disclosing Calculation Agent’s proprietary models or confidential information).  Notwithstanding the foregoing, the Calculation Agent may not adjust the determination of Valuation Percentage of Merger Shares or Spin-Off Shares if, pursuant to the definition thereof, such Valuation Percentage would be 100%.  It is understood and agreed that all determinations made by the Calculation Agent pursuant to this Agreement (whether under this Section 1.02(d) or otherwise) and the other Loan Documents shall be made in consultation with the “Calculation Agent” under, and as defined in, the Other Margin Loan Agreement.

(e) Each of the Agents and Lenders shall be permitted to provide prompt written notice to the “Agents” and “Lenders” (each, under and as defined in the Other Margin Loan Agreement) of any notices provided to or received from the Borrower or the Guarantor in connection with the Loan Documents (whether pursuant to Section 6.03, in connection with the exercise of remedies or otherwise) and all amendments, waivers, supplements and other modifications of, or adjustments to, any of the Loan Documents (or requests for any of the foregoing).  It is understood and agreed that all determinations with respect to the Collateral and any amendments, waivers, supplements and other modifications of, or adjustments to, any of the Loan Documents may be made in consultation with the “Agents” and “Lenders” (each, under and as defined in the Other Margin Loan Agreement).

(f) Each of the Loan Parties hereby acknowledges that (i) it has been advised by counsel in the negotiation, execution and delivery of this Agreement; (ii) no Agent nor Lender has any fiduciary relationship with or duty to such Loan Party arising out of or in connection with this Agreement, and the relationship between such Loan Party, on the one hand, and the Agents and the Lenders, on the other hand, in connection herewith, is solely that of debtor and creditor; and (iii) no joint venture is created hereby or otherwise exists by virtue of the transactions contemplated hereby among the parties hereto.

1.03. Accounting Terms.

(a) Generally.  All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, as in effect from time to time, except as otherwise specifically prescribed herein.

(b) Changes in GAAP.  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and the Borrower, the Administrative Agent or the Required Lenders shall so request, the Administrative Agent and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and/or the Lenders, as applicable, financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

1.04. Times of Day.

Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable) in the United States.

ARTICLE II THE LOAN

2.01. The Loans.  Subject to the terms and conditions set forth herein, each Lender severally agrees (a) to make a single Initial Loan on the Funding Date to the Borrower, in an amount equal to its Initial Loan Commitment and (b) to make Delayed Draw Loans to the Borrower, at any time and from time to time during the Delayed Draw Availability Period in accordance with the terms hereof, in an amount that will not exceed such Lender’s Delayed Draw Commitment.  Each Loan, or any portion thereof, once repaid may not be reborrowed.

2.02. Funding of the Loans.  Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments and, subject to Section 6.12(b), the Loans made hereunder by the Lenders shall be made on a Pro Rata Basis with the Other Margin Loans; provided that the failure of any Lender to make its Loan or the failure of any lender under the Other Margin Loan Documents to make Other Margin Loans shall not in itself relieve any other Lender of its obligation to lend hereunder or any lender under the Other Margin Loan Documents of its obligation to lend thereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender or for the failure of any lender under any Other Margin Loan Document to make any Other Margin Loan required to be made by such lender); provided,  further, that in the event  that any Lender fails to make its Loan or any lender fails to make its loan under the Other Margin Loan Agreement, in each case, to the extent required to be made hereunder or thereunder, the Borrower may, in its discretion, request a borrowing of all or any portion of such amount(s) not so funded under this Agreement or the Other Margin Loan Agreement as a result of such failure (subject to Section 2.01 hereof and thereof and the other applicable conditions to borrowing hereunder and thereunder).  Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $1,000,000 and not less than $5,000,000 or (ii) equal to the remaining available balance of the applicable Commitments.

(a) Each Lender shall make the proceeds of the Loans to be funded by it available to the Administrative Agent who shall either (i) credit the account of the Borrower on the books of the Administrative Agent with the amount of such proceeds or (ii) transfer by wire transfer such proceeds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.

(b) To request a Borrowing, the Borrower shall deliver a duly completed and executed Borrowing Request to the Administrative Agent not later than 2:00 p.m., New York City time, at least three (3) Business Days (or such shorter period as the Administrative Agent may agree to) prior to the date of the proposed Borrowing.  Each Borrowing Request shall be irrevocable and shall specify the following information in compliance with this Section 2.02:

(i) that the requested Borrowing is to be a Borrowing of Initial Loans or Delayed Draw Loans;
(ii) the aggregate amount of such Borrowing;
(iii) the date of such Borrowing, which shall be a Business Day;
(iv) the location and number of the applicable Borrower’s account to which funds are to be disbursed; and
(v) that the conditions set forth in Section 4.01 (solely in the case of the Initial Loans) and Sections 4.02(b) through (e) have been satisfied as of the date of the notice.

Subject to Section 6.12(b), each request for a Delayed Draw Borrowing shall be made on a Pro Rata Basis with requests for delayed draw borrowings under the Other Margin Loan Documents.

2.03. Repayment of the Loans.  The Borrower shall repay to the Administrative Agent on the Maturity Date, for the ratable account of the Lenders, the aggregate principal amount of the Loans outstanding on such date together with all accrued interest thereon.  The Administrative Agent shall forward to each Lender its Ratable Share of such payment.

2.04. Voluntary Prepayments.    The Borrower may, upon notice to the Administrative Agent, at any time or from time to time, voluntarily prepay the Loans in whole or in part (a “Voluntary Prepayment”) in an amount equal to the sum of (x) the aggregate principal amount of the Loans being prepaid, (y) the applicable Prepayment Amount and (z) all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.04;  provided that (i) such notice must be received by the Administrative Agent not later than 12:00 p.m., two (2) Business Days prior to any date of prepayment and (ii) any prepayment shall be in an aggregate principal amount of at least the lesser of (A) $5,000,000 and (B) the entire principal amount of the Loans then outstanding.  Each such notice (a “Voluntary Prepayment Notice”) shall specify the date of such prepayment, the amount of principal being prepaid and the applicable Prepayment Amount determined as set forth in the definition thereof.  The Borrower shall make such prepayment, together with all accrued interest thereon and the related

Prepayment Amount and any additional amounts required pursuant to Section 3.04 on the date specified in such Voluntary Prepayment Notice, and all such amounts shall be due and payable on such date; provided that a Voluntary Prepayment Notice delivered by Borrower may state that such notice is conditioned upon the effectiveness of certain events, including the closing of other credit facilities, in which case such notice may be revoked by Borrower (by notice to Administrative Agent on or prior to the specified effective date) if such conditions are not satisfied.  Any Voluntary Prepayment described in this Section 2.04 shall be made to the Administrative Agent for the ratable accounts of the Lenders.  The Administrative Agent shall forward to each Lender its Ratable Share of such payment.  All Voluntary Prepayments and Voluntary Prepayment Notices shall be made and given in accordance with Section 6.12.

2.05. Mandatory Prepayments.

(a) The Borrower shall prepay on the first Business Day following notice by Administrative Agent (a “Mandatory Prepayment Notice”) of the occurrence of a Mandatory Prepayment Event (which need not be continuing) the aggregate principal amount of the Loans outstanding on such date together with all accrued interest thereon, together with any additional amounts required pursuant to Section 3.04 and any applicable Prepayment Amount.  For purposes of the Mandatory Prepayment Notice and Section 10.02, (i) Borrower consents to the delivery of such notice by electronic communications and (ii) Borrower’s “normal business hours” shall be 9:00 a.m. to 6:00 p.m., New York City time, each Business Day.  Notwithstanding anything to the contrary contained herein, in the event that a Mandatory Prepayment Event occurs following any Potential Adjustment Event, Issuer Merger Event or Spin-Off Event, then the Administrative Agent agrees not to send a Mandatory Prepayment Notice until such time as Calculation Agent has made its determination as to the appropriate adjustments, if any, to be made to (i) the Minimum Price, (ii) the Maximum CHTR Share Number, (iii) the Maximum TWC Share Number and/or (iv) the Minimum ADTV Level.

(b) Any prepayment described in this Section 2.05 shall be made to the Administrative Agent for the ratable accounts of the Lenders.  The Administrative Agent shall forward to each Lender its Ratable Share of such payment.

2.06. Interest and Fees.

(a) Ordinary Interest.  The Loans shall bear interest on the outstanding principal amount thereof for each Interest Period from the first day of such period to the last day thereof at a rate per annum equal to the applicable Floating Rate for such Interest Period.  Accrued interest shall be payable by the Borrower in arrears on each Interest Payment Date.  The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for the Loans upon determination of such interest rate.

(b) If any amount due and payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, to the fullest extent permitted by applicable Laws, such amount shall thereafter bear interest at a rate per annum equal to the sum of (x) the Floating Rate applicable to such amount and (y) 2.0% for each day until such amount and any interest thereon is paid in full.

(i) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Except as expressly provided herein, interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(d) Delayed Draw Commitment Fee.  The Borrower agrees to pay to each Delayed Draw Lender a commitment fee (the “Delayed Draw Commitment Fee”) equal to 0.50% (50 basis points) per annum on the average daily unused amount of each Delayed Draw Commitment of such Delayed Draw Lender during the period from and including the date hereof to but excluding the earlier to occur of (x) the expiration of the Delayed Draw Availability Period and (y) the date on which such Delayed Draw Commitment terminates.  Accrued Delayed Draw Commitment Fees shall be payable in arrears (i) on the last Business Day of March, June, September and December of each year, commencing on March 31, 2016 and (ii) on the date on which such Delayed Draw Commitment terminates.  Delayed Draw Commitment Fees shall be computed on the basis of a 360-day year and actual days elapsed (including on the first day but excluding the last day).

2.07. Computations.  All computations of interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year); provided that all computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to LIBOR) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.  Interest shall accrue on the Loans for the day on which the Loans are made, and shall not accrue on the Loans, or any portion thereof, for the day on which the Loan or such portion is paid; provided that if the Loans are repaid on the same day on which it is made, the Loans shall, subject to Section 2.11(a), bear interest for one day.  Each determination by the Administrative Agent of an interest rate hereunder and any other calculation or determination made hereunder by an Agent, after consultation with the Initial Lender, shall be conclusive and binding for all purposes, absent manifest error.  Any Interest Period stated to end on a day numerically corresponding to a given day in a specified month thereafter shall, if there is no corresponding day, end on the last Business Day of such month.

2.08. Termination of Commitments.  The aggregate Initial Loan Commitments shall be automatically and permanently reduced to zero at 5:00 p.m., New York City time, on the earlier to occur of (i) the borrowing of the Initial Loan and (ii) the date that is 5 Business Days after the date hereof.  The Delayed Draw Commitments shall automatically terminate at 5:00 p.m., New York City time on the last Business Day of the Delayed Draw Availability Period.  The Delayed Draw Commitments of each Lender shall be reduced, dollar for dollar, by the amount of each Delayed Draw Loan made by such Lender.  The Delayed Draw Commitments of each Lender shall automatically and permanently be reduced to zero upon the occurrence of a Mandatory Prepayment Event.  The Borrower may, upon notice to the Administrative Agent, terminate the Delayed Draw Commitments, or from time to time permanently reduce the unused Delayed Draw Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 12:00 noon two (2) Business Days prior to the date of termination or partial reduction, and (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof.  Any reduction of Delayed Draw Commitments shall be applied to the Delayed Draw Commitments of each Delayed Draw Lender, ratably according to the Delayed Draw Commitments held by such Lender.  All fees accrued with respect thereto until the effective date of any termination or reduction of the Delayed Draw Commitments shall be paid on the effective date of such termination or reduction.

2.09. LTV Maintenance; LTV Notice.

(a) If, upon the close of trading on any Exchange Day, the LTV Ratio exceeds the LTV Margin Call Level, as determined by the Calculation Agent, the Borrower shall, (i) no later than 10:00 a.m., New York City time, on the first Business Day following its receipt of notice thereof (a “Collateral Shortfall Notice”) from the Calculation Agent (the day of receipt of such notice, a “Collateral Shortfall Notice Day”) inform the Calculation Agent that it intends to satisfy such Collateral Shortfall Notice; (ii) no later than Noon, New York City time, on the second Business Day following a Collateral Shortfall Notice Day, provide the Calculation Agent with SWIFT or Fedwire instructions for such delivery contemplated in clause (iii) below and (iii) no later than 4:00 p.m., New York City time, on the second Business Day after a Collateral Shortfall Notice Day either voluntarily prepay the Loans in accordance with Section 2.04 or cause Eligible Cash Collateral or Eligible Pledged Shares to be delivered to each Applicable Lender in accordance with Section 3 of the Security Agreement, in an amount sufficient to reduce the LTV Ratio to be equal to or less than the LTV Reset Level, as of the date of payment, all as determined by the Calculation Agent.  Without the consent of the Calculation Agent and the “Calculation Agent” under, and as defined in, the Other Margin Loan Agreement,  (i) prior to the effectiveness of the Charter TWC Mergers, to the extent the number of  CHTR Shares that are Eligible Pledged Shares credited to the Collateral Accounts after the Closing Date exceeds 3,500,000 under this Agreement (or 7,000,000 in the aggregate under this Agreement and under the Other Margin Loan Agreement), the Collateral Value of such excess CHTR Shares shall be disregarded for purposes of calculating the LTV Ratio; and (ii) upon and after the effectiveness of the Charter TWC Mergers, to the extent the number of CCH Shares that are Eligible Pledged Shares (other than CCH Shares received in respect of CHTR Shares that are Initial Pledged Shares and Replacement CHTR Shares) exceeds 3,500,000 under this Agreement (or 7,000,000 in the aggregate under this Agreement and under the Other Margin Loan Agreement), the Collateral Value of such excess CCH Shares shall be disregarded for purposes of calculating the LTV Ratio.  For purposes of the Collateral Shortfall Notice and Section 10.02, (i) Borrower consents to the delivery of such notice by electronic communications and (ii) Borrower’s “normal business hours” shall be 9:00 a.m. to 6:00 p.m., New York City time, each Business Day.  Notwithstanding anything to the contrary contained herein, in the event that the LTV Ratio exceeds the LTV Margin Call Level, as determined by the Calculation Agent, following a Potential Adjustment Event, a Spin-Off Event or an Issuer Merger Event, then the Administrative Agent agrees not to send a Collateral Shortfall Notice until such time as the Calculation Agent has made its determination as to the appropriate adjustments, if any, to be made to (i) the Minimum Price, (ii) the Maximum CHTR Share Number, (iii) the Maximum TWC Share Number and/or (iv) the Minimum ADTV Level.

(b) On the last day of each Interest Period, following the occurrence of a Potential Adjustment Event, a Spin-Off Event or an Issuer Merger Event and at any other time upon reasonable request of the Borrower, the Calculation Agent shall notify the Borrower of the LTV Ratio as determined on the Business Day immediately preceding such day or the date of such request (as applicable) and such LTV Ratio as notified by the Calculation Agent to the Borrower shall be conclusive and binding for all purposes hereunder and under the other Loan Documents, absent manifest error.

(c) If, following the announcement (whether by the relevant Issuer or any relevant third party) of (i) a Spin-Off Event or (ii) a firm intention to engage in a transaction (whether or not subsequently amended) that, if completed, would reasonably be expected to lead to an Issuer Merger Event (in each case, other than the transactions contemplated in the Charter TWC Merger Agreement or the Bright House Transaction), the Calculation Agent reasonably determines, following non-binding consultation with the Borrower during the same consultation period described in the definition of “Valuation Percentage”, that the securities or any other property that would be distributed to the holders of shares constituting the Pledged Shares, in connection with such Issuer Merger Event or Spin-Off Event, as the case may be, would not meet the criteria for a Valuation Percentage of 100% set forth in the proviso to the definition of “Valuation Percentage,” and in connection with the completion of such distribution, the Borrower would be required, pursuant to Section 2.09(a), to deliver any Eligible Cash Collateral or Eligible Pledged Shares (based on the applicable Valuation Percentage reasonably determined by the Calculation Agent for purposes of determining the Collateral Value with respect to such Merger Shares or Spin-Off Shares, as the case may be, as set forth in the definition of Valuation Percentage and any other adjustments to be made pursuant to Section 1.02(d)), then the Calculation Agent shall determine the amount of Eligible Cash Collateral or Eligible Pledged Shares to be delivered to each Applicable Lender in accordance with Section 3 of the Security Agreement for the LTV Ratio not to exceed the LTV Margin Call Level as a result of such distribution (the “LTV Event Amount”).  Within one (1) Business Day after the Calculation Agent determines the LTV Event Amount, which determination shall occur not more than eight (8) Business Days prior to the date on which such a distribution is scheduled to occur (or such shorter period of time if the scheduled distribution is less than eight (8) Business Days following the public announcement), the Calculation Agent shall deliver a notice to the Borrower setting forth the LTV Event Amount.  No later than 4:00 p.m., New York City time, on the earlier to occur of the (i) third Business Day after delivery of such notice and (ii) the date of such distribution, the Borrower shall cause Eligible Cash Collateral or Eligible Pledged Shares to be delivered to each Applicable Lender in accordance with Section 3 of the Security Agreement, in an amount equal to the LTV Event Amount.  With effect from such delivery of the LTV Event Amount, the Calculation Agent shall adjust the Collateral Value in its commercially reasonable sole discretion to give effect to the foregoing determinations, with such adjustment terminating upon the earliest to occur of (i) the determination of a Valuation Percentage with respect to such securities upon their distribution, and (ii) the announcement by any Issuer or relevant third party of the withdrawal or abandonment of such Issuer Merger Event or Spin-Off Event, as the case may be (it being understood that the withdrawal or abandonment of any such Issuer Merger Event or Spin-Off Event, as the case may be, does not preclude the occurrence of another Issuer Merger Event or Spin-Off Event).  If, following the delivery of Eligible Cash Collateral or Eligible Pledged Shares in the requisite LTV Event Amount, such Issuer or relevant third party announces the withdrawal or abandonment of such Issuer Merger Event or Spin-Off Event, or the Calculation Agent determines following consummation of the such Issuer Merger Event or Spin-Off Event that the Valuation Percentage is greater than initially determined for purposes of calculating the LTV Event Amount, then each Applicable Lender shall cause such portion of the LTV Event Amount to be released from the Collateral Account such that the LTV Ratio does not exceed the LTV Margin Call Level  as calculated by the Calculation Agent to correspond to the revised Valuation Percentage (provided that the Borrower may elect to maintain in the Collateral Account all or any portion of such LTV Event Amount permitted to be so released).  Notwithstanding the foregoing, prior to the Calculation Agent sending notice of an LTV Event Amount, the Calculation Agent shall make all other adjustments pursuant to Section 1.02(d) hereof and any LTV Event Amount shall be calculated based on such adjustments.  Upon receipt of written request from the Borrower following any such determination of adjustments pursuant to Section 1.02(d) hereof, the Calculation Agent shall reasonably promptly provide the Borrower with a written explanation describing in reasonable detail any calculation or determination made by it in determining such adjustments pursuant to Section 1.02(d) hereof (including any quotations, market data or information from internal sources used in making such calculations, but without disclosing the Calculation Agent’s proprietary models or confidential information).

(d) The Borrower may not withdraw any Collateral from the Collateral Account, except (i) in accordance with the immediately following subsections (e),  (f) or (j), (ii) with the prior written consent of each Lender or (iii) in connection with a disposition of Pledged Shares held in the Collateral Account as permitted under Section 7.04 and Section 7.07;  provided that, at the time of any such withdrawal, in the event the Collateral consists of Shares and Spin-Off Shares, the Calculation Agent may, in an equitable manner as the Calculation Agent determines necessary to preserve for the Lenders and the Borrower the intent of the parties and the fair value and risks in the Loans before giving effect to the Spin-Off Event relating to such Spin-Off Shares, after non-binding consultation with the Borrower, determine the required ratio of the value (determined based on the Market Reference Price) of the Shares of the relevant Issuer relating to such Spin-Off Event constituting Collateral to the value (determined based on the Market Reference Price) of the Spin-Off Shares relating to such Spin-Off Event constituting Collateral, in each case, after giving effect to such withdrawal, to be withdrawn; provided,  further, that, in the event such ratio results in  the value (determined based on the Market Reference Price) of Shares issued by a particular Issuer constituting 75% or more of the value (determined based on the Market Reference Price) of the Collateral consisting of Pledged Shares remaining after giving effect to such withdrawal, then the Borrower may elect to include such Shares issued by such Issuer in the Collateral in a percentage in excess of 75% of the value (determined based on the Market Reference Price) of the Collateral consisting of Pledged Shares, and other Shares not issued by such Issuer shall be permitted to be released to the extent otherwise permitted under (i), (ii) or (iii) above.  Other than in connection with a substitution of TWC Shares with Replacement CHTR Shares pursuant to Section 2.09(j), if, at the time of any such withdrawal, there are both CHTR Shares and TWC Shares constituting Collateral, the Borrower shall consult with the Calculation Agent on the proportion of CHTR Shares and/or TWC Shares to be released, and to extent the Calculation Agent reasonably objects to the proposed withdrawal ratio because such proposed withdrawal ratio would, in the reasonable judgment of the Calculation Agent, materially increase the risk or impact the fair value of the Loans due to changes since the Closing Date in the financial condition, prospects or outlook of either the CHTR Issuer or the TWC Issuer, as compared to the other Issuer, then the Borrower and the Calculation Agent shall jointly determine, in good faith, a mutually acceptable ratio of CHTR Shares and TWC Shares to be released, which ratio shall preserve for the Lenders and the Borrower the fair value and risks of the Loans.

(e) Collateral may be released from the Liens created under the Collateral Documents as follows:

(i) each Applicable Lender shall have received a written notice from the Borrower requesting a release of such Collateral on the date specified therein (which date shall be no earlier than the Business Day immediately following the first Business Day on which the Applicable Lenders have received such notice by 1:00 p.m.), including the amount and type of Collateral requested to be released;

(ii) (A) with respect to Collateral other than Eligible Cash Collateral, (x) the LTV Ratio has been equal to or less than the Initial LTV Ratio for at least fifteen (15) of the most recent twenty (20) Business Days immediately preceding the date of such written notice (and including the last day of such period); and (y) after giving effect to such release and any other release or substitution otherwise requested or effected pursuant to this Section 2.09 and any Disposition pursuant to Section 7.04, the LTV Ratio would be equal to or less than the Initial LTV Ratio, and (B) with respect to Eligible Cash Collateral, (x) the LTV Ratio has been equal to or less than the LTV Reset Level for at least fifteen (15) of the most recent twenty (20) Business Days immediately preceding the date of such written notice (and including the last day of such period); and (y) after giving effect to such release and any other release or substitution otherwise requested or effected pursuant to this Section 2.09 and any Disposition pursuant to Section 7.04, the LTV Ratio would be equal to or less than the LTV Reset Level;

(iii) no Event of Default shall exist or would occur immediately after giving effect to such release; and

(iv) on the date of such release the Borrower is not required to make any prepayment or take any other action under Section 2.05 or this Section 2.09 (and will not be required to take any such action as a result of the proposed release).

Any such notice delivered pursuant to the immediately preceding clause (i) shall contain a representation and warranty by the Borrower to the items set forth in the immediately preceding clauses (ii) and (iii).  Upon satisfaction of the conditions set forth in the immediately preceding sentence, but subject to Section 2.09(d), Collateral of the type requested by the Borrower shall be released from the Lien created under the Collateral Documents (A) on a ratable basis among the Applicable Lenders in accordance with their respective Ratable Shares of the amount and type of Collateral being released and (B) in an aggregate amount equal to the lowest of (I) the amount of Collateral requested to be released by the Borrower in such written notice, (II) an amount of Collateral with a value such that, after giving effect to such release and any other release otherwise requested or effected pursuant to this Section 2.09 and any Disposition pursuant to Section 7.04, the LTV Ratio would not be greater than the Initial LTV Ratio and (III) the aggregate amount of such item of Collateral held in the Collateral Account and subject to a First

Priority Lien in favor of an Applicable Lender, as collateral agent, for the benefit of the Lenders and Agents.

(f) Pledged Shares may be released from the Liens created under the Collateral Documents for the sole purpose of substituting such Collateral as follows:

(i) each Applicable Lender shall have received a written notice from the Borrower requesting a release of Pledged Shares on the date specified therein (which date shall be no earlier than the Business Day immediately following the first Business Day on which each Applicable Lender has received such notice by 1:00 p.m.), including the amount and type of Pledged Shares requested to be released (the “Substituted Shares” for such substitution), and identifying the Shares (the “Replacement Shares” for such substitution) to be transferred to the Collateral Account in replacement of and substitution for the released Pledged Shares;

(ii) no Event of Default shall exist or would occur immediately after giving effect to such release; and

(iii) on the date of such release the Borrower is not required to make any prepayment or take any other action under Section 2.05 or this Section 2.09 (and will not be required to take any such action as a result of the proposed release).

Any such notice delivered pursuant to the immediately preceding clause (i) shall contain a representation and warranty by the Borrower to the items set forth in the immediately preceding clauses (ii) and (iii).  Upon (x) satisfaction of the conditions set forth in the immediately preceding sentence and (y) transfer of the Replacement Shares to the Collateral Account, subject to Section 2.09(d), so long as such Replacement Shares constitute Eligible Pledged Shares upon such transfer, then Substituted Shares shall be released from the Lien created under the Collateral Documents (A) on a ratable basis among the Applicable Lenders in accordance with their respective Ratable Shares of the amount and type of Collateral being released and (B) in an aggregate number equal to the lowest of (I) the number of Substituted Shares requested to be released by the Borrower in such written notice, (II) a number of Substituted Shares with a value such that, after giving effect to such release, the transfer of the Replacement Shares specified in the immediately preceding clause (y) and any release otherwise requested or effected pursuant to this Section 2.09 and any Disposition pursuant to Section 7.04, the LTV Ratio would not be greater than the lower of the Initial LTV Ratio and the LTV Ratio that would then be in effect if no such release, replacement, substitution or Disposition had occurred and (III) the aggregate amount of such Substituted Shares held in the Collateral Account and subject to a First Priority Lien in favor of an Applicable Lender, as collateral agent, for the benefit of the Lenders and Agents.

(g) The Borrower may transfer Eligible Pledged Shares and/or Eligible Cash Collateral into the Collateral Account on any Business Day and the Calculation Agent shall adjust the LTV Ratio accordingly which shall become effective one (1) Business Day after the posting of such additional Eligible Cash Collateral or Eligible Pledged Shares; provided that the Calculation Agent shall only be required to make such adjustment with respect to a transfer by the Borrower having a Collateral Value of at least $1,000,000.

(h) Upon the later to occur of (x) satisfaction of the requirements set forth in subsections (d), (e) or (f) of this Section 2.09, and (y) one (1) Business Day of its receipt of such applicable request for release, each Applicable Lender shall originate an instruction or entitlement order to the Custodian directing the transfer of the applicable Collateral from the such Applicable Lender’s Collateral Account to the Borrower.

(i) To the extent that the Borrower elects or is required to transfer or deposit Shares, Cash, Cash Equivalents or any other item of Collateral into any Collateral Accounts, the Borrower shall effect such transfer or deposit by transferring or depositing into each Applicable Lender’s Collateral Account, such Shares, Cash, Cash Equivalents or any other item of Collateral in accordance with their Ratable Shares of such item of Collateral.

(j) Charter TWC Mergers.
(i) The TWC Shares may be released from the Liens created under the Collateral Documents in connection with the Charter TWC Mergers as follows:

(A) each Applicable Lender shall have received a written notice from the Borrower and requesting a release of the TWC Shares on the date specified therein (which date shall be no earlier than the Business Day immediately following the first Business Day on which each Applicable Lender has received such notice by 1:00 p.m.; provided that in no event shall such release occur prior to the date that is five (5) Business Days prior to the effectiveness of the Charter TWC Mergers) and specifying the number of CHTR Shares (the “Replacement CHTR Shares”) to be transferred to the Collateral Account in replacement of and substitution for the released TWC Shares; and

(B) after giving effect to such release, the transfer of the Replacement CHTR Shares and any release otherwise requested or effected pursuant to this Section 2.09 and any Disposition pursuant to Section 7.04, the LTV Ratio would not be greater than the Charter TWC Mergers LTV Ratio.

(ii) Any such notice delivered pursuant to the immediately preceding clause (A) shall contain a representation and warranty by the Borrower to the item set forth in the immediately preceding clause (B).  Upon (x) satisfaction of the conditions set forth in the immediately preceding sentence and (y) transfer of the Replacement CHTR Shares to the Collateral Account, so long as such Replacement CHTR Shares constitute Eligible Pledged Shares upon such transfer, the TWC Shares shall be automatically released from the Lien created under the Collateral Documents.

(iii) Within one (1) Business Day following the effectiveness of the Charter TWC Mergers, each Applicable Lender shall originate an instruction or entitlement order to the Custodian directing the transfer of an aggregate number of CCH Shares, not to exceed the number of Replacement CHTR Shares credited to such Applicable Lender’s Collateral Account pursuant to this Section 2.09(j), from such Applicable Lender’s Collateral Account to the Borrower.

(iv) At the reasonable request of the Administrative Agent, the Custodian or the Borrower, the parties hereto agree to execute and deliver such documents, agreements or instruments as are reasonably requested to evidence and/or give effect to the release of Liens described in this Section 2.09(j), as well as any confirmations or acknowledgements of the continuing applicability of the Loan Documents to the Merger Shares resulting from the consummation of the Charter TWC Mergers.  Except with respect to any CCH Shares that are transferred or to be transferred following the Charter TWC Mergers pursuant to Section 2.09(j)(iii), the Loan Parties shall promptly take any actions and execute, deliver and/or file any documents, agreements or instruments reasonably requested by any Applicable Lender in order to grant or perfect, or confirm or acknowledge the grant or perfection of, the security interest of such Applicable Lender in its Ratable Share of any CCH Shares the Borrower receives, following the effectiveness of the Charter TWC Mergers.

2.10. Evidence of Debt.

(a) Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain a register for the recordation of the names and addresses of Lenders and each Lender’s Ratable Share of the Loans from time to time (the “Register”).  The Register shall be available for inspection by the Borrower or any Lender (with respect to such Lender’s portion of any Loan) at any reasonable time and from time to time upon reasonable prior notice.  The Administrative Agent shall record in the Register the initial principal amount of each Loan, stated interest thereon, and each repayment or prepayment in respect of the principal amount thereof, and any assignment thereof, and any such recordation shall be conclusive and binding on the Borrower and each Lender, absent manifest error; provided that, failure to make any such recordation, or any error in such recordation, shall not affect any Obligations.

(b) Notes.  Upon the request of a Lender, the Borrower shall execute and deliver to the Lender a Note (with a copy to the Administrative Agent), which shall evidence such Lender’s Ratable Share of the applicable Loans in addition to the foregoing accounts or records.  A Lender may attach schedules to a Note and endorse thereon the date, amount and maturity of its Ratable Share of such Loans and payments with respect thereto.

2.11. Payments Generally.

(a) All payments to be made by or on account of any obligation of the Borrower hereunder shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff, except with respect to Taxes as provided in Section 3.01.  Except as otherwise expressly provided herein, all payments by or on account of any obligation of the Borrower hereunder shall be made to the Administrative Agent at the Agent Account in Dollars and in immediately available funds not later than 3:00 p.m. on the date specified herein.  All payments received by the Administrative Agent after 3:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest shall continue to accrue.

(b) Except to the extent otherwise provided herein, the Loans, each payment or prepayment of principal of the Loans, each payment of interest on the Loans, each payment of the Prepayment Amount and each other payment hereunder shall be allocated among the Lenders pro rata in accordance with their Ratable Shares of the Loans.  The Administrative Agent agrees to forward to the Lenders such principal, interest and other payments on the same Business Day as such amounts are received, collected or applied by the Administrative Agent from the Borrower, unless the Administrative Agent receives such amounts after 11:00 a.m., in which case such payments may be forwarded by the Administrative Agent to the Lenders on the next Business Day.

(c) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender.  If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon at the applicable LIBOR, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent.

(d) Except as expressly set forth herein, if any payment to be made by or on account of any obligation of the Borrower or the date for the performance of any covenant shall come due on a day other than a Business Day, payment or performance, as applicable, shall be made on the next following Business Day, and for payments such extension of time shall be reflected in computing interest.

(e) Nothing herein shall be deemed to obligate a Lender to obtain the funds for its Ratable Share of the Loans in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for its Ratable Share of the Loans in any particular place or manner.

2.12. Sharing of Payments, Etc.    Each Lender agrees that, in the event that any Lender shall obtain payment in respect of any principal of or interest on the Loans owing to such Lender under this Agreement through the exercise of a right of set-off, banker’s lien, counterclaim or otherwise (including pursuant to a Debtor Relief Law) in excess of its Ratable Share of the amounts owed to it hereunder, such Lender shall promptly notify the Administrative Agent of such fact and purchase (for cash at face value) from the other Lenders a participation in their portion of the Loans, in such amounts and with such other adjustments from time to time, as shall be equitable in order that all Lenders share such payment in accordance with their respective ratable portion as provided for in this Agreement.  Each Lender further agrees that if a payment to a Lender (which is obtained by such Lender through the exercise of a right of set-off, banker’s lien, counterclaim or otherwise) shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by repurchase of a participation theretofore sold, return its share of that benefit to each Lender whose payment shall have been rescinded or otherwise restored.  The Borrower agrees that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including set-off, banker’s lien or counterclaim, with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.  For the avoidance of doubt, the foregoing provisions of this Section 2.12 shall not apply to any exercise by an Applicable Lender of remedies against the Collateral controlled by such Applicable Lender or the assignment or participation of Loans or Delayed Draw Commitments otherwise permitted hereunder.

2.13. Defaulting Lender.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(a) Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver, consent or adjustment with respect to this Agreement shall be restricted as set forth in the definitions of “Required Lenders” and “Required Delayed Draw Lenders” or in Section 8.01.

(b) Reallocation of Payments.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of a Defaulting Lender (whether voluntary or mandatory, at maturity, or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 10.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to any Agent hereunder; second, as the Borrower may request (so long as no Event of Default has occurred), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund future Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Event of Default has occurred, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loan in respect of which that Defaulting Lender has not fully funded its Ratable Share and (y) such Loan were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of that Defaulting Lender.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.13(b) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(c) Delayed Draw Commitment Fees. No Defaulting Lender shall be entitled to receive any fee payable under Section 2.06(d) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(d) Defaulting Lender Cure.  If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their Ratable Share of the Loans, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; provided,  further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY
3.01. Taxes.

(a) Defined Terms. For purposes of this Section 3.01, the term “applicable Law” includes FATCA.

(b) Payments Free of Taxes.  Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Law.  If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c) Payment of Other Taxes by the Borrower.  The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d) Indemnification by the Borrower.  The Loan Parties shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) Indemnification by the Lenders.  Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this subsection (e).

(f) Evidence of Payments.  As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 3.01, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(g) Status of Lenders.

(i) Any Lender or Agent that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender or Agent, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender or Agent is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(g)(iii)(A),  (iii)(B) and (iii)(D) below) shall not be required if in the Lender’s or Agent’s reasonable judgment such completion, execution or submission would subject such Lender or Agent to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender or Agent.
(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person:

(A) any Lender or Agent that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender or Agent becomes a Lender or Agent under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender or Agent is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender or Agent that is not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender or such Agent becomes a Lender or Agent under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(I) in the case of a Foreign Lender or Agent claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II) executed originals of IRS Form W-8ECI;

(III) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit J-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or W-8BEN-E; or

(IV) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E,

a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-2 or Exhibit J-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender and any Agent which is not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender or Agent becomes a Lender or Agent under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender or Agent under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender or Agent were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender or Agent shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender or Agent has complied with such Lender’s or Agent’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender and Agent agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h) Treatment of Certain Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.01 (including by the payment of additional amounts pursuant to this Section 3.01), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i) Tax Documentation by Loan Parties.  To the extent it is legally entitled to do so, each Loan Party shall deliver to the Administrative Agent, at the time or times prescribed by applicable Laws, when reasonably requested by the Administrative Agent and promptly upon the obsolescence, invalidity or expiration of any form previously provided by such Loan Party, such property completed and executed documentation or certification prescribed by applicable Laws and such other reasonably requested information, certification or documentation as will permit the Administrative Agent to determine that a sale of the Collateral would not be subject to any withholding with respect to Taxes.

(j) Survival.  Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

3.02. Illegality.  If a Lender determines (after consultation with the Administrative Agent) that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for the Lender to make, maintain or fund any Loan, or to determine or charge interest rates based upon the Floating Rate, or any Governmental Authority has imposed material restrictions on the authority of a Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Administrative Agent and the Borrower, any obligation of such Lender to make or continue its portion of the Loans as Floating Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, the Borrower shall, upon demand from the Lender, either (i) convert such Lender’s portion of the Loans to a Base Rate Loan, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain its portion of the Loans as Floating Rate Loans to such day or, immediately, if such Lender may not lawfully continue to maintain its portion of the Loans or (ii) prepay such Lender’s Ratable Share of the Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain its portion of the Loan to such day, or immediately, if such Lender may not lawfully continue to maintain its portion of the Loan as Floating Rate Loans.  Upon any such prepayment, the Borrower shall also pay accrued interest on the amount so prepaid.

3.03. Increased Costs; Reserves.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, a Lender;

(ii) subject any Lender or Agent to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on a Lender or the London interbank market any other condition, cost or expense affecting this Agreement or the portion of the Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender or Agent of making, continuing or maintaining its portion of the Loans (or of maintaining its obligation to make its portion of the Loan) or to reduce the amount of any sum received or receivable by such Lender or Agent hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or Agent, the Borrower will pay to such Lender or Agent such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b) Capital Requirements.  If a Lender determines that any Change in Law affecting such Lender or its holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of its holding company, if any, as a consequence of this Agreement or such Lender’s portion of the Loans to a level below that which such Lender or its holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of its holding company with respect to capital adequacy or liquidity), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or its holding company for any such reduction suffered.

(c) Certificates for Reimbursement.  A certificate of an Agent or Lender setting forth the amount or amounts necessary to compensate such Agent or Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Administrative Agent and the Borrower shall be conclusive absent manifest error.  The Borrower shall pay such Agent or Lender, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

(d) Delay in Requests.  Failure or delay on the part of an Agent or Lender to demand compensation pursuant to the foregoing provisions of this Section 3.03 shall not constitute a waiver of such Agent’s or such Lender’s, as the case may be, right to demand such compensation; provided that the Borrower shall not be required to compensate an Agent or Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Agent or Lender, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof).

3.04. Compensation for Losses.  Upon demand of a Lender from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any payment or prepayment of the Loans on a day other than an Interest Payment Date (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

(b) any failure by the Borrower (for a reason other than the failure of such Lender to make available on any date specified herein its portion of the Loans) to prepay or borrow the Loans on any date or in the amount specified herein;

including any loss of anticipated profits (other than Base Spread) and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its portion of the Loans or from fees payable to terminate the deposits from which such funds were obtained.  The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Floating Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor, over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market.

3.05. Mitigation Obligations.  If a Lender requests compensation under Section 3.03, or the Borrower is required to pay any additional amount to a Lender, an Agent or any Governmental Authority for the account of such Lender or Agent pursuant to Section 3.01, or if a Lender gives a notice pursuant to Section 3.02, then such Lender or Agent, as the case may be, at the request of the Borrower, shall use reasonable efforts to designate a different lending office for funding or booking the Loans, or its portion thereof, hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates and to take any other actions reasonable in the sole judgment of such Lender or Agent, if, in the sole judgment of such Lender or Agent, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.03, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or Agent to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or Agent.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by a Lender or Agent in connection with any such designation, assignment or action.

ARTICLE IV CONDITIONS PRECEDENT TO THE LOAN
4.01. Conditions Precedent to Funding Date. The obligation of the Initial Lender to make the extension of the Initial Loan hereunder is subject to satisfaction of the following conditions precedent:

(a) Receipt by the Administrative Agent of the following, each of which shall be originals or electronic image scans (e.g., “pdf”) (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer, if applicable, each dated the Closing Date or the Funding Date, as applicable (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent:

(i) executed counterparts of the following Loan Documents, sufficient in number for distribution to each Lender, the Administrative Agent and the Borrower: (A) this Agreement, (B) the Security Agreement, (C) the Collateral Account Control Agreement, (D) the Guarantee Agreement and (E) the Issuer Acknowledgement;

(ii) if requested by the Initial Lender, a Note executed by the Borrower;

(iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents;

(iv) such documents and certifications as the Administrative Agent may reasonably require to evidence that each of the Borrower, the Borrower Sole Member and the Guarantor is duly organized or formed under the Laws of the jurisdiction of its organization and is validly existing, in good standing and qualified to engage in business in its jurisdiction of formation and each other jurisdiction where it is conducting business;

(v) copies of the Borrower Financial Statements;

(vi) the legal opinion of each of (A) Baker Botts L.L.P., counsel to the Borrower and the Guarantor, and (B) Sidley Austin LLP, counsel to the Borrower and the Guarantor, in each case, addressed to the Lenders and the Agents, as to such matters as the Lenders and the Agents may reasonably request;

(vii) a certificate of a Responsible Officer either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by the Borrower and the Guarantor, as applicable, and the validity against the Borrower and the Guarantor, as applicable, of the Loan Documents, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

(viii) a Solvency Certificate from Parent and the Borrower executed by a Responsible Officer thereof;
(ix) evidence of the results of searches for Liens and judgments against the Borrower and the Guarantor satisfactory to the Administrative Agent; and
(x) all applicable “know your customer” and other account opening documentation required by the PATRIOT Act to be provided by the Borrower.

(b) In order to meet certain requirements under the Security Agreement relating to the Collateral and to create in favor of each Applicable Lender a valid, perfected First Priority security interest in such Collateral, the Borrower shall have:

(i) delivered or transferred the Pledged Shares to the Custodian (and such Pledged Shares shall be held in or credited to the Collateral Accounts of each Applicable Lender based on its Ratable Share of the Collateral); and

(ii) provided evidence satisfactory to the Administrative Agent that the Borrower has satisfied the Collateral Requirement.

(c) The CHTR Shares shall be listed on The NASDAQ Global Select Market, the TWC Shares shall be listed on The New York Stock Exchange, no Issuer Event with respect to the CHTR Issuer shall have occurred, and no event or transaction shall have been announced that if consummated or completed would constitute an Issuer Event with respect to the CHTR Issuer.

(d) Subject to Section 10.04(a), the Borrower shall have paid all reasonable, documented and out-of-pocket fees, charges and disbursements of counsel to the Lenders and the Agents to the extent invoiced two (2) Business Days prior to the Closing Date, plus such additional amounts of such reasonable, documented and out-of-pocket fees, charges and disbursements as shall constitute a reasonable estimate of such reasonable, documented and out-of-pocket fees, charges and disbursements incurred or to be incurred by the Agents and the Lenders through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower, the Lenders and the Agents).

(e) The Organization Documents of the Borrower and the Guarantor shall be in form and substance reasonably satisfactory to the Initial Lender, and the Independent Manager shall have been duly appointed.

(f) The fees payable to the Administrative Agent and the Initial Lender pursuant to the Fee Letter shall have been paid.

(g) Substantially concurrently with the Closing Date, the Cheetah 4 Margin Loan Agreements shall have been amended in a manner reasonably satisfactory to the Lenders and such amendments shall have been executed and delivered and shall be in full force in effect.

4.02. Conditions Precedent to All Loans. The obligation of each Lender to make any Loan (including the Initial Loans) shall be subject to satisfaction of the following conditions precedent:

(a) The Borrower shall have delivered a Borrowing Request to the Administrative Agent signed by the Borrower in accordance with the requirements hereof.

(b) Each of the representations and warranties made by any Loan Party set forth in Article V hereof shall be true and correct in all material respects (except to the extent such representation or warranty is already qualified by materiality, in which case to that extent it shall be true and correct in all respects) on and as of the date of such Loan with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects (except to the extent such representations and warranties are already qualified by materiality, in which case to that extent they shall be true and correct in all respects) as of such earlier date).

(c) No Default shall exist as of the date of such Borrowing or would result from the making of the Loans or from the application of the proceeds thereof.

(d) The LTV Ratio as of such date, after giving effect to the Loans made on such date and the delivery of any additional Eligible Pledged Shares to the Applicable Lenders in accordance with Section 3 of the Security Agreement concurrently with or prior to the making of such Loan, shall be equal to or less than the Initial LTV Ratio.

(e) The Borrower shall have delivered to each Lender a Form U-1 or Form G-3 Purpose Statement or an amendment to a Form U-1 or Form G-3 Purpose Statement previously delivered to such Lender hereunder, duly executed by a Responsible Officer of the Borrower (in each case, unless such Lender has confirmed that it does not require either such form).

Each Borrowing Request shall be deemed to be a representation and warranty by Borrower that the conditions specified in Section 4.01 (solely for the Initial Loans on the Funding Date), and Section 4.02, as applicable, have been satisfied on and as of the date of the making of a Loan.

ARTICLE V REPRESENTATIONS AND WARRANTIES

Each of the Borrower and the Guarantor represents and warrants to the Lenders and the Agents that as of the Closing Date and as of the date of any Borrowing hereunder:

5.01. Existence, Qualification and Power.  Each of the Borrower and the Guarantor (a) is duly organized or formed and validly existing under the Laws of the jurisdiction of its organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents (to the extent a party thereto), and (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its respective business requires such qualification or license, except to the extent the failure to so qualify has not had and could not reasonably be expected to have a Material Adverse Effect.

5.02. Authorization; No Contravention.  The execution, delivery and performance by each of the Borrower and the Guarantor of each Loan Document to which it is party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of its respective Organization Documents; (b) result in any breach, or default under, any Contractual Obligation to which it is a party or by which it is bound (both before and after giving effect to the Bright House Transaction or the Charter TWC Mergers); (c) result in the creation or imposition of any Transfer Restriction or Lien on the Collateral (other than the Transfer Restrictions and Liens pursuant to the Loan Documents and Permitted Liens) under, or require any payment to be made under, any Contractual Obligation (both before and after giving effect to the Bright House Transaction or the Charter TWC Mergers); (d) violate any written corporate policy of any Issuer applicable to the Borrower or the Guarantor or, to the Borrower’s or the Guarantor’s knowledge, affecting the Borrower or the Guarantor; (e) violate any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or the Guarantor is subject; or (f) violate any Law, except, in the case of clauses (b), (d), (e), and (f), where any such breach or violation, either individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect.

5.03. Binding Effect.  This Agreement has been, and each other Loan Document to which the Borrower or the Guarantor is a party when delivered hereunder, will have been, duly executed and delivered by the Borrower or the Guarantor, as the case may be.  This Agreement constitutes, and each other Loan Document to which the Borrower or the Guarantor is a party when so delivered will constitute, a legal, valid and binding obligation of the Borrower or the Guarantor enforceable against the Borrower or the Guarantor, as the case may be, in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

5.04. Financial Statements; No Material Adverse Effect.

(a) The Borrower Financial Statements show all Indebtedness and other liabilities, direct or contingent, of the Borrower as of the date thereof that are individually in excess of $100,000, including liabilities for taxes, Contractual Obligations and Indebtedness as at the dates thereof.

(b) Since the date of the Borrower Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(c) The public filings of the Parent with the SEC present fairly, in all material respects, the financial position of the Parent and there is no material misstatement or omission contained therein, and since December 31, 2015, there has been no event or circumstances, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

5.05. Disclosure.  The Borrower has disclosed to the Administrative Agent all agreements, instruments and corporate or other restrictions to which it or any of the Collateral is subject, and all other matters known to the Borrower, that individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  No report, financial statement, certificate or other information (other than projections and other forward-looking information and information of a general economic or industry nature) (collectively, the “Disclosures”) concerning the Borrower or the Guarantor furnished in writing by or on behalf of the Borrower or the Guarantor to the Administrative Agent or the Lenders in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document, when taken as a whole, contains  any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading (giving effect to all supplements and updates thereto delivered to the Administrative Agent prior to the Closing Date (in the case of Disclosures delivered prior to the Closing Date) or prior to a Borrowing under Section 2.02 (in the case of Disclosures delivered prior to such Borrowing)).

5.06. Litigation.  There are no actions, suits, investigations, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or the Guarantor or any of their properties that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby, or (b) either individually or in the aggregate that has had or could reasonably be expected to have a Material Adverse Effect.

5.07. No Default.  Neither the Borrower nor the Guarantor is in default under or with respect to any Material Contract, any agreement with any Issuer or any agreement applicable to the Pledged Shares.  No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08. Compliance with Laws.  Each of the Borrower and the Guarantor is in compliance with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its respective properties except in such instances which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings or (b) the failure to so comply, either individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect.

5.09. Taxes.  Each Loan Party has timely filed all material Tax returns and reports required to be filed with any Governmental Authority, and has paid all material Taxes, assessments, fees and other governmental charges levied or imposed by any Governmental Authority upon it or its properties, income or assets otherwise due and payable, except those that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP.  There is no proposed written Tax assessment against any Loan Party and there is no current or, to the Loan Parties’ knowledge, pending audit or other formal investigation of any Loan Party by any Governmental Authority, in each case, which could reasonably be expected to have a Material Adverse Effect.  The Borrower does not have, and has never had, a trade or business or a permanent establishment in any country other than the United States.  Each of the Borrower and the Borrower Sole Member is disregarded as an entity separate from the Parent for U.S. federal income tax purposes and the Parent is a “domestic corporation” within the meaning of Section 7701(a)(30) of the Code.

5.10. Assets; Liens.

The Borrower has no assets other than Permitted Assets and does not engage in any business or conduct any activity, nor has it since its formation engaged in any business or conducted any activity other than (i) the acquisition, ownership, holding, voting, sale, transfer, exchange, assignment, disposition or management of, or other dealings in or with, Permitted Assets, (ii) the performance of the transactions contemplated by the Permitted Liabilities and performance of ministerial activities and payment of taxes and administrative fees necessary for compliance with this Agreement, the other Loan Documents and the Other Margin Loan Documents and (iii) any transaction permitted under Sections 7.04,  7.05 or 7.07 hereunder and under Sections 7.04, 7.05 or 7.07 under the Other Margin Loan Agreement.  Except for the Liens created by the Loan Documents, the Other Margin Loan Documents, any transaction permitted under Sections 7.04,  7.05 or 7.07 hereunder and under Sections 7.04, 7.05 or 7.07 under the Other Margin Loan Agreement and other Permitted Liens and “Permitted Liens” under the Other Margin Loan Documents, the assets of the Borrower are subject to no Liens.  Other than the Loan Documents, the Other Margin Loan Documents, any agreements not prohibited under the Loan Documents (including agreements with respect to Permitted Liabilities) or the Other Margin Loan Documents, the Borrower’s Organization Documents and the documents whereby the Borrower acquired the Pledged Shares and other Collateral, the Borrower is not, nor has it been since its formation, a party to any contract or other agreement or arrangement.

5.11. Governmental Authorization; Other Consents.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by the Borrower or the Guarantor of this Agreement or any other Loan Document, except as have been obtained or made and, to the extent applicable, remain in effect and for filings or recordings with respect to the Collateral to be made, or otherwise delivered for filing and/or recordation, as of the Closing Date.

5.12. Governmental Regulation.  Neither the Borrower nor the Guarantor is subject to regulation under any federal or state statute or regulation which may limit their ability to incur the indebtedness contemplated hereunder or which may otherwise render all or any portion of the Obligations unenforceable.

5.13. ERISA and Related Matters.  Neither the Borrower nor the Guarantor is subject to any material obligations or liabilities, contingent or otherwise, with respect to any Plan.  None of the assets of the Borrower or the Guarantor are or could be deemed to be “plan assets”

(as defined in Section 3(42) of ERISA) or assets of any Plan pursuant to any substantially similar non-US or other law.

5.14. Organization Documents. Each of the Borrower and the Guarantor is in compliance with the terms and provisions of its Organization Documents.

5.15. Margin Regulations; Investment Company Act.

(a) None of the transactions contemplated by the Loan Documents (including the Loans and the use of proceeds thereof) will violate Regulations T, U and X of the FRB.

(b) None of the Borrower, the Guarantor or any Person Controlling the Borrower or the Guarantor is, or is required to be registered as an “investment company” under the Investment Company Act of 1940.  After giving effect to the transactions contemplated under the Loan Documents none of the Borrower or the Guarantor or any Person Controlling the Borrower or the Guarantor will be, an “investment company” under the Investment Company Act of 1940.

5.16. Subsidiaries; Equity Interests.  The Borrower has no Subsidiaries.  The Borrower has no Investment in any Person other than in the Permitted Assets.  All of the outstanding Equity Interests in the Borrower have been validly issued, are fully paid and nonassessable and are directly owned by the Borrower Sole Member, free and clear of all Liens, other than inchoate Liens in respect of Taxes.

5.17. Solvency.  Each of the Borrower and the Guarantor is, and upon the incurrence of any Obligations (and any obligations under the Other Margin Loan Documents) by the Borrower on any date on which this representation and warranty is made or deemed made, each of the Borrower and the Guarantor will be, Solvent.

5.18. Trading and Other Restrictions.

(a) The Pledged Shares are not subject to any restrictions on disposition by the Borrower (other than Permissible Transfer Restrictions) and are not, in the hands of the Borrower, “restricted securities” as defined in Rule 144.

(b) The Pledged Shares are not subject to any shareholders agreement that includes any Transfer Restrictions, other than Permissible Transfer Restrictions.

5.19. PATRIOT Act.  To the extent applicable, each of the Borrower and the Guarantor is in compliance with the (i) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Department of the Treasury (31 C.F.R., Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto (collectively, the “Trading with the Enemy Act”), (ii) the USA PATRIOT Act and (iii) The Currency and Foreign Transactions Reporting Act of 1970 ( 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959) (also known as the “Bank Secrecy Act”) (together with the Trading with the Enemy Act and the USA PATRIOT Act, “Anti-Terrorism Laws”).

Neither the Borrower nor the Guarantor nor, to the knowledge of a Responsible Officer of the Borrower or the Guarantor, any director, officer, employee, or agent of the Borrower or the Guarantor (a) is currently (i) the subject of any Sanctions or (ii) located, organized or residing in any Designated Jurisdiction or (b) has been engaged in any transaction with any Person who, to the knowledge of the Borrower or the Guarantor, is now or was then the subject of Sanctions or located, organized or residing in a Designated Jurisdiction.  No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”).

5.20. No Material Non-public Information.  Neither the Borrower nor the Guarantor is entering into the Loan Documents or the transactions contemplated thereby on the basis of any material Non-public Information in respect of any Issuer that could reasonably be expected to result in a significant decline in the aggregate market value of the Shares of such Issuer.  No information provided by or on behalf of the Borrower or the Guarantor to a Lender in connection with the Loan Documents or the transactions contemplated thereby is material Non-public Information in respect of any Issuer.

5.21. Bulk Sale and Private Sale.  Each of the Borrower and the Guarantor understands that upon the occurrence of an Event of Default and the exercise of remedies pursuant to the Security Agreement, (a) a commercially reasonable bulk sale of the Eligible Pledged Shares may occur which may result in a substantially discounted realization value with respect to the Eligible Pledged Shares compared to the then current market price and (b) a commercially reasonable private sale of the Eligible Pledged Shares may occur which may result in less proceeds than a public sale.

5.22. Status of Shares.

(a) Each share of the Shares to be transferred to the Collateral Account (i) is of the same class as securities listed on a national exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system, (ii) is not, in the hands of the Borrower, a “restricted security” within the meaning of Rule 144, (iii) is in book-entry format, and (iv) is not subject to any Transfer Restrictions (whether in the hands of the Borrower or any Lender or Agent exercising its rights with respect thereto under the Loan Documents) except for the Permissible Transfer Restrictions.

(b) The Loans contemplated hereunder are entered into by the Borrower in good faith and at arm’s length and are bona fide loans.  The Loans are not entered into with an expectation that the Borrower would default in its obligations thereunder.  The Lien created under the Collateral Documents (including without limitation, the pledge of the Pledged Shares) is a bona fide pledge to secure the Borrower’s obligations under the Loan Documents.  Such Collateral Documents are not entered into by the Borrower with the intent of facilitating a disposition of the Shares subject to the Collateral Documents.

5.23. Special Purpose Entity/Separateness.

(a) The Borrower is a Special Purpose Entity in all material respects.

(b) The representations and warranties set forth in this Section 5.23 shall survive for so long as any amount (other than any contingent obligation as to which no claim has been asserted) remains payable to a Lender under this Agreement or any other Loan Document.

5.24. Reporting Obligations.  Each of the Borrower and the Guarantor has complied, and will comply, in all material respects, with its reporting obligations with respect to the Shares and the Loan Documents under Sections 13 and 16 of the Exchange Act and applicable securities laws of any other jurisdiction, including any required filings with the SEC.

5.25. Restricted Transactions. None of the Borrower, Guarantor and their respective Subsidiaries is a party to a Restricted Transaction.

5.26. Anti-Corruption Laws and Sanctions.   The Guarantor has implemented and maintains in effect policies and procedures designed to ensure compliance in all material respects by the Guarantor and its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions; and the Guarantor and its Subsidiaries and, to the knowledge of the Borrower and the Guarantor, each of the officers, employees, directors and agents of the Borrower, the Guarantor and their respective Subsidiaries are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.  None of (a) the Borrower, the Guarantor or their respective Subsidiaries, or (b) to the knowledge of the Borrower and the Guarantor, any of the directors, officers, or employees of the Borrower, the Guarantor or any of their respective Subsidiaries, or any agents of the Borrower, the Guarantor or any of their respective Subsidiaries that will act in any capacity in connection with or benefit from the Loans made hereby, is a Sanctioned Person.  No Loan, use of proceeds or other transaction contemplated by this Agreement will violate the Anti-Corruption Laws or applicable Sanctions.

ARTICLE VI AFFIRMATIVE COVENANTS

So long as the Loans or other Obligations (other than contingent obligations as to which no claim has been asserted) shall remain unpaid or unsatisfied:

6.01. Financial Statements.  As soon as available, but in any event within sixty (60)  days after the end of each fiscal year of the Borrower and within forty-five (45) days after the end of each of the first three fiscal quarters of the Borrower, the Borrower shall deliver to the Administrative Agent, in form and detail reasonably satisfactory to the Administrative Agent, an unaudited statement of assets and liabilities as at the end of such fiscal year or fiscal quarter, as applicable, in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the assets and liabilities of the Borrower, each in form and detail reasonably satisfactory to the Administrative Agent.  If, at such times, Parent is not publicly filing such information with the SEC, Parent shall deliver such information as it relates to Parent together with a duly completed Compliance Certificate of Parent signed by a Responsible Officer.

6.02. Certificates; Other Information. The Borrower shall deliver to the Administrative Agent in form and detail satisfactory to the Administrative Agent:

(a) concurrently with the delivery of any statement of assets and liabilities referred to in Section 6.01, a duly completed Compliance Certificate signed by a Responsible Officer;

(b) promptly, and in any event within five (5) Business Days after receipt thereof by the Borrower or the Guarantor, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other similar inquiry by such agency regarding the Loans, the Collateral, or the financial or other operational results of the Borrower;

(c) promptly, after request therefor, a statement of “beneficial ownership” (within the meaning of the definition of “Free Shares”) of Merger Shares or Spin-Off Shares “beneficially owned” by each Controlling Shareholder, to the extent such information is not reported in such Controlling Shareholder’s most recent filings with the SEC (or if such Controlling Shareholder does not file with the SEC); and

(d) promptly, after request therefor, such additional information regarding compliance by the Borrower or the Guarantor with the terms of the Loan Documents, as the Administrative Agent may from time to time reasonably request in writing.

6.03. Notices.

(a) The Borrower shall promptly and in any event within two (2) Business Days after Borrower obtains actual knowledge of the occurrence, notify the Administrative Agent of:
(i) the occurrence of any Default or Mandatory Prepayment Event;

(ii) any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including as a result of (A) a breach or non-performance by the Borrower or the Guarantor of, or any default under, a material Contractual Obligation of the Borrower or the Guarantor, (B) any material actual or threatened litigation, investigation, subpoena, regulatory action, proceeding or suspension between the Borrower or the Guarantor, and any Governmental Authority, or (C) the commencement of, or any material development in, any litigation or proceeding of any Governmental Authority against  the Borrower or the Guarantor;

(iii) the occurrence of a Change of Control;
(iv) any vote (in the Borrower’s capacity as a shareholder) submitted to any Issuer in respect of a Constrictive Amendment or the passage of a Constrictive Amendment; and

(v) any material change in accounting policies or financial reporting practices by the Borrower not required by pronouncements of the Public Company Accounting Oversight Board or the American Institute of Certified Public Accountants.

(b) the Borrower shall promptly (and in any event on the date such notice is received or made), notify the Administrative Agent of, and provide a copy of, notices received or made under the Other Margin Loan Documents.

(c) the Borrower Sole Member shall promptly notify the Administrative Agent upon receiving a notice of resignation of the Independent Manager of the Borrower.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action any of the Loan Parties has taken and proposes to take with respect thereto except, in, the case of clause (ii) above, to the extent (x) such information is subject to confidentiality obligations with a third party which prevents disclosure of such information or (y) such information is subject to attorney-client privilege or (z) the sharing of which information is prohibited by any applicable Law.  Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04. Preservation of Existence, Etc.  The Borrower shall (a) preserve, renew and maintain in full force and effect its legal existence as a limited liability company under the Laws of the jurisdiction of its organization and (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business; except in the case of clause (b), where the failure to so preserve, renew or maintain, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

6.05. Special Purpose Entity/Separateness. The Borrower shall be and shall continue to be a Special Purpose Entity in all material respects.

6.06. Payment of Taxes and Claims.  Each Loan Party will pay all material Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises, or for which it otherwise is liable, before any penalty or fine accrues thereon, and all material claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, that no such Tax or claim need be paid to the extent (i) either the amount thereof is immaterial or the amount or validity thereof is currently being contested in good faith by appropriate proceedings, (ii) adequate reserves in conformity with GAAP with respect thereto have been made or provided therefor and (iii) such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any portion of the Collateral or any interest therein.  The Borrower shall not change its status as a disregarded entity for U.S. federal income tax purposes unless the Administrative Agent shall have provided its prior written consent to such change, which consent shall not be unreasonably withheld, conditioned or delayed and, at all times that it is disregarded as an entity separate from its owner for U.S. federal income tax purposes, it will have the Guarantor, a “domestic corporation” within the meaning of Section 7701(a)(30) of the Code, as its regarded owner (directly or indirectly through another disregarded entity) for U.S. federal income tax purposes.

6.07. Compliance with Laws and Material Contracts.  Each of the Borrower and the Guarantor shall (a) comply with the requirements of all Laws and all orders, writs, injunctions and decrees of a Governmental Authority applicable to it or to its business or property except where the failure to comply or to perform, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and (b) perform its obligations under all of its Material Contracts, except where the failure to comply or to perform, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.  The Guarantor maintains in effect and enforces policies and procedures designed to ensure compliance in all material respects by the Guarantor and its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

6.08. Books and Records.  The Borrower shall maintain proper books of record and account as are reasonably necessary to prepare the information required by Section 6.01.  Without at least thirty (30) days’ (or such shorter period as the Administrative Agent may agree to) prior written notice to the Administrative Agent, the Borrower shall not maintain any of the Borrower’s books and records at any office other than at the address indicated in Schedule 10.02.

6.09. Use of Proceeds.

(a) The Borrower shall use the proceeds of the Loans (i) for distribution as a dividend or a return of capital to the equity or limited liability company interests of any Person owning Equity Interests in the Borrower, (ii) for the purchase of margin stock and (iii) otherwise for general corporate purposes.

(b) Neither the Borrower nor the Guarantor shall use, and the Borrower and the Guarantor shall procure that the Guarantor’s Subsidiaries and the directors, officers, employees and agents of the Borrower, the Guarantor and the Guarantor’s Subsidiaries shall not use, the proceeds of the Loans (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

6.10. Purpose Statement.  Upon request from a Lender or an Agent, the Borrower shall deliver to such Lender or Agent a completed Form U-l Purpose Statement or Form G-3 Purpose Statement, as applicable, each as published by the FRB.

6.11. Further Assurances.  Each of the Borrower and the Guarantor shall promptly, at its sole cost and expense, execute and deliver to the Agents and the Lenders such further instruments and documents, and take such further action, as the Agents may, at any time and from time to time, reasonably request in order to carry out the intent and purpose of the Loan Documents and to establish and protect the rights, interests and remedies created, or intended to be created, in favor of the Secured Parties hereby and thereby.

6.12. Pro Rata Payments and Collateral Treatment.

(a) Subject to subsection (b) below, at any time that the Borrower, (i) (A) makes any prepayment or (B) withdraws or posts any Collateral or “Collateral” under the Other Margin Loan Documents (including Permitted Assets hereunder or under the Other Margin Loan Documents), the Borrower will take the same action with respect to the Loans and the Other Margin Loans on a Pro Rata Basis, (ii) reduces the amount of any commitment (including the Delayed Draw Commitment and the “Delayed Draw Commitment” under, and as defined in, the Other Margin Loan Agreement), the Borrower will take the same action with respect to the Commitments and the commitments under the Other Margin Loan Agreement on a Pro Rata Basis, or (iii) requests any borrowing of Loans or Other Margin Loans, the Borrower will request Loans and Other Margin Loans on a Pro Rata Basis.  Subject to Section 6.12(b) below, the Collateral shall be substantially identical to the collateral securing the Other Margin Loan such that (x) the LTV Ratio shall be the same as the LTV Ratio (as defined in the Other Margin Loan Agreement), (y) the proportion of the Collateral constituting Cash and Cash Equivalents shall be substantially similar to the proportion of the collateral for the Other Margin Loan which constitutes Cash and Cash Equivalents, respectively, and (z) the proportion of the Collateral constituting (1) CHTR Shares shall be substantially similar to the proportion of the collateral for the Other Margin Loan constituting CHTR Shares and (2) TWC Shares shall be substantially similar to the proportion of the collateral for the Other Margin Loan constituting TWC Shares.

(b) Notwithstanding anything to the contrary set forth in this Agreement (but subject to compliance with Section 6.13), the Borrower shall not be required to take any action on a Pro Rata Basis or otherwise maintain substantially identical Collateral as provided in the second sentence of Section 6.12(a) above if (i) in the case of clauses (ii) and (iii) of subsection (a) above, any Lender becomes a Defaulting Lender or any lender under the Other Margin Loan Agreement becomes a “Defaulting Lender” under, and as defined in, the Other Margin Loan Agreement or (ii) any amendment, modification or supplement to, or adjustment under, (A) the Loan Documents or (B) the Other Margin Loan Documents is made to any provision implicated by Section 6.12(a) above that is not also made to, in the case of clause (A), the Other Margin Loan Documents or, in the case of clause (B), the Loan Documents.

6.13. Most Favored Nations.  At any time that the Guarantor or the Borrower enters into any amendment, modification or supplement to any Other Margin Loan Document or permits to exist an adjustment pursuant to the terms thereto, the Borrower will (i) deliver written notice of such amendment, modification, supplement or adjustment, and a final draft of all relevant documentation, to Administrative Agent as promptly as commercially practicable prior to entry therein and (ii) offer to execute a substantially identical amendment, modification, supplement or adjustment to the analogous Loan Document and, if applicable, to pay the same consent fee on a Pro Rata Basis.  In addition, the Borrower shall have received the prior written consent of the Administrative Agent prior to entering into any amendment, modification, supplement or adjustment to any Other Margin Loan Document that would increase the amount of the loan thereunder or otherwise be adverse to the Lenders.

ARTICLE VII NEGATIVE COVENANTS

So long as the Loans or other Obligations (other than contingent obligations in respect of which no claim has been asserted) shall remain unpaid or unsatisfied, without the prior written consent of the Required Lenders:

7.01. Restricted Transaction. The Borrower and the Guarantor shall not, and the Borrower and the Guarantor shall cause their respective Subsidiaries not to, enter into any Restricted Transaction.

7.02. Liens.  Neither the Borrower nor the Guarantor shall create, incur, assume or suffer to exist any Lien, and the Borrower and the Guarantor shall cause their respective Subsidiaries not to create, incur, assume or suffer to exist any Lien, upon (i) the Collateral, other than Permitted Liens, or (ii) in the case of the Borrower, any other property or asset not constituting Collateral, whether now or hereafter acquired, other than Permitted Liens, Liens created under the Other Margin Loan Documents and Liens with respect to any swap, hedge or derivative transactions which is not a Restricted Transaction.

7.03. Indebtedness. The Borrower shall not create, incur, assume or suffer to exist any Indebtedness, other than Permitted Liabilities.

7.04. Dispositions.  The Borrower shall not make any Disposition of Pledged Shares or enter into any agreement to make any Disposition of Pledged Shares, other than, so long as no Mandatory Prepayment Event, Default or Event of Default has occurred and is continuing or would result therefrom, (a) Dispositions of Pledged Shares and the proceeds thereon or therefrom; provided that (i) the Administrative Agent shall have received a written notice from the Borrower requesting a release of such Collateral on the date specified therein (which date shall be no earlier than the Business Day immediately following the first Business Day on which the Administrative Agent has received such notice by 1:00 p.m.), including the amount and type of Collateral requested to be released and (ii) after giving effect to the release of such Pledged Shares from the Collateral Account in connection with such Disposition and any release or substitution pursuant to Section 2.09, if the LTV Ratio would be greater than the LTV Reset Level, the Borrower shall, concurrently with settlement of such Disposition (or, if earlier, the proposed release of Pledged Shares from the Collateral Account in connection therewith) and as a condition to release of such Pledged Shares from the Collateral Account, either (A) prepay the outstanding Loans in an amount sufficient to cause the LTV Ratio to be equal to or less than the LTV Reset Level after giving effect to such release, together with the Prepayment Amount if applicable, accrued interest to the date of such payment on the principal amount paid and any amount required pursuant to Section 3.04, or (B) post Eligible Cash Collateral or Eligible Pledged Shares in such amount sufficient to, after giving effect to such posting and such release, cause the LTV Ratio to be equal to or less than the LTV Reset Level and (b) Dispositions constituting Investments permitted under Section 7.05 and Restricted Payments permitted under Section 7.07 hereunder.

7.05. Investments. The Borrower shall not make any Investments other than in the Permitted Assets and any other assets that may become Permitted Assets after the date hereof and, in each case, the proceeds thereof, so long as such proceeds constitute “Permitted Assets” hereunder.

7.06. Amendments or Waivers of Organization Documents.  Neither the Borrower nor the Guarantor shall directly or indirectly agree to any amendment, restatement, supplement or other modification to, or waiver of (including, without limitation, by way of merger), (i) any provision in Borrower’s Organization Documents as approved by the Initial Lender relating to the Independent Manager, Independent Manager Matters or the Borrower being a Special Purpose Entity, or (ii) any other provision of the Borrower’s Organization Documents after the Closing Date, except (in the case of clause (ii)) to the extent the same could not reasonably be expected to have a Material Adverse Effect.

7.07. Restricted Payments.  The Borrower shall not declare or make, directly or indirectly, any Restricted Payment of Collateral, or incur any obligation (contingent or otherwise) to do so; provided that, for the avoidance of doubt, so long as no Mandatory Prepayment Event or Event of Default has occurred and is continuing or would result therefrom, the Borrower may incur obligations to make and/or make Restricted Payments consisting of (a) the proceeds of the Loans and the Other Margin Loans and (b) Collateral and the proceeds thereon or therefrom if and to the extent such Collateral can be disposed pursuant to Section 7.04(a) (including the collateral under the Other Margin Loan Documents).

7.08. No Impairment of Collateral.  Neither the Borrower nor the Guarantor shall take any action that would impair any Applicable Lender’s rights in the Collateral, except for releases of Collateral otherwise permitted by this Agreement.

7.09. Fundamental Changes.  The Borrower shall not dissolve, liquidate, merge or consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person other than to the Secured Parties as provided in the Loan Documents (or the “Secured Parties” under (and as defined in) the Other Margin Loan Documents).

7.10. Limitation on Borrower’s Activities.  The Borrower shall not, directly or indirectly, (i) engage in any business or conduct any activity other than, so long as not prohibited under the Loan Documents, (v) activities permitted under clauses (a) through (e) of the definition of Special Purpose Entity, (w) the acquisition, ownership, holding, voting, sale, transfer, exchange, assignment, disposition or management of, or other dealings in or with, Permitted Assets, (x) the performance of its obligations with respect to Permitted Liabilities, (y) performance of ministerial activities and payment of Taxes and administrative fees necessary for compliance with Permitted Liabilities and (z) the maintenance of its legal existence, including the ability to incur reasonable fees, costs and expenses in the ordinary course relating to such maintenance, (ii) enter into any Contractual Obligation other than Permitted Liabilities or any other transaction or agreement between itself and any Person other than as not prohibited under this Agreement or the other Loan Documents, including with respect to Dispositions of Permitted Assets or (iii) have any employees or sponsor, maintain or contribute to, any Plan subject to Title IV of ERISA or any multiemployer plan, as defined in Section 3(37) of ERISA.

7.11. Status of Shares.  The Borrower shall not transfer any Shares to the Collateral Account unless such Shares shall (i) be of the same class as securities listed on a national exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system, (ii) not be, in the hands of the Borrower, a “restricted security” within the meaning of Rule 144, (iii) be registered in the name of DTC or its nominee, maintained in the form of book entry on the books of DTC, and are allowed to be settled through DTC’s regular book-entry settlement services, and (iv) not be otherwise subject to any Transfer Restrictions (whether in the hands of the Borrower or any Lender or Agent exercising its rights with respect thereto under the Loan Documents) except for Permissible Transfer Restrictions.  At all times the Borrower shall not permit any Transfer Restrictions on the Pledged Shares except for Permissible Transfer Restrictions.

7.12. Investment Company.  Neither the Borrower nor the Guarantor shall become, or permit any Person Controlling the Borrower or the Guarantor, as applicable, to become, or become required to be, registered as an “investment company” within the meaning of the Investment Company Act of 1940.

7.13. Transactions with Affiliates.  The Borrower shall not enter into any transaction of any kind with or make any payment or transfer to any Affiliate of the Borrower whether or not in the ordinary course of business, other than (i) Investments or Restricted Payments not prohibited under this Agreement, (ii) the Borrower’s acquisition, ownership, holding, sale, transfer, exchange, assignment, disposition or management of, or other dealings with respect to, Permitted Assets  (and the exercise of the Borrower’s rights with respect thereto in a manner that is not prohibited by any provision of the Loan Documents or the Other Margin Loan Documents), (iii) dividends, distributions or Dispositions of Permitted Assets not prohibited under Section 7.04 or Section 7.07 hereunder and (iv) any other transaction permitted by clause (s) of the definition of Special Purpose Entity.

7.14. No Subsidiaries. The Borrower shall not have, form, create, organize, incorporate or acquire any Subsidiaries or conduct any business or hold any assets through any Subsidiary.

7.15. ERISA and Related Matters. Neither the Borrower nor the Guarantor shall:

(a) maintain, contribute or incur any obligation to, or agree to maintain, contribute or incur any obligation to, or permit any ERISA Affiliate to maintain, contribute or incur any obligation to or agree to maintain, contribute or incur any obligation to, any Plan where such obligation or agreement could reasonably be expected to have a Material Adverse Effect; or

(b) engage in or permit any transaction that would result in the assets or property of the Borrower or the Guarantor being deemed to be “plan assets” (as defined in Section 3(42) of ERISA) or assets of any Plan pursuant to any substantially similar non-US or other law.

7.16. Regulation of the Board of Governors.  The Borrower shall not take any actions that would cause the transactions contemplated by the Loan Documents to violate, or result in a violation of, Regulations T, U, or X.

7.17. Certification of Public Information.  Notwithstanding anything to the contrary herein or in any other Loan Document, neither the Borrower nor the Guarantor shall provide any Lender or Agent with any material Non-public Information with respect to any Issuer, its Subsidiaries or their securities.  Concurrently with the delivery of any document, notice or other communication regarding the transaction by or on behalf of the Borrower or the Guarantor in connection with the Loan Documents (each, a “Communication”), the Borrower or the Guarantor, as the case may be, shall be deemed to have represented that such Communication does not contain any such material Non-public Information with respect to any Issuer, its Subsidiaries or their securities.  If any Communication is required to be delivered pursuant to this Agreement and is being distributed through IntraLinks/IntraAgency, SyndTrak or another relevant website or other information platform, such Communication shall not contain any such material Non-public Information.

7.18. Name, Form and Location.  The Borrower shall not change its name or the name under which it does business, the form or jurisdiction of its organization, or the location of its chief executive office without the prior written consent of the Administrative Agent, such consent not to be unreasonably withheld, conditioned or delayed.

7.19. Limitation on Certain Sales.  At all times during the period from, and including, the occurrence of an Event of Default under Section 8.01(a), a Mandatory Prepayment Event (or an event that, with the passage of time, would result in a Mandatory Prepayment Event) or an acceleration of the Loans pursuant to Section 8.02 to, and including, the date twenty (20) calendar days immediately following the completion or termination of the related foreclosure by the Applicable Lenders under the Security Agreement, the Borrower, the Guarantor and their respective Subsidiaries will not, directly or indirectly, without the prior written consent of the Administrative Agent, (i) offer, pledge, sell, contract to sell, sell short, sell any call option or other right or warrant to purchase, purchase any put option, lend, hedge any “long” position in or otherwise transfer or dispose of, directly or indirectly, any Shares or any securities convertible into or exercisable or exchangeable for any Shares or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of any Shares or such other securities, in cash or otherwise.

7.20. Anti-Terrorism Laws. The Borrower and the Guarantor shall not, and the Borrower and the Guarantor shall cause their respective Subsidiaries not to, in each case:

(a) (i) violate any Anti-Terrorism Laws or (ii) engage in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of prohibited offenses designated from time to time by the Organization for Economic Co-operation and Development's Financial Action Task Force on Money Laundering (or any successor organization or task force); or

(b) deal in, or otherwise engage in any transaction related to, any property or interests in property blocked pursuant to any Anti-Terrorism Law or (ii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempt to violate, any of the prohibitions set forth in any Anti-Terrorism Law or the FCPA;

7.21. Dispositions of Shares.  The Guarantor shall not, and shall cause its Subsidiaries not to, make any Disposition of Shares (other than Pledged Shares, which shall be governed by Section 7.04 hereof), unless, after giving effect to such Disposition, the Parent Group LTV Ratio shall not exceed 50.0%.  If requested by the Administrative Agent, the Guarantor shall provide to the Administrative Agent and the Lenders a certificate evidencing calculation of the Parent Group LTV Ratio pursuant to this Section 7.21.

ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES
8.01. Events of Default. Any of the following shall constitute an Event of Default:

(a) Non-Payment.  The Borrower fails to pay when and as required to be paid herein any amount of principal of or interest on the Loans or any other amount payable hereunder or under any other Loan Document including by reason of any prepayment required pursuant to Section 2.03,  2.04 or 2.05;  provided, that if any amount (other than principal at maturity) otherwise due and payable hereunder or under any other Loan Document is not paid when due and (1) such nonpayment was solely as a result of operational error, (2) the Borrower had funds sufficient to enable it to make the relevant payment when due and (3) the Borrower has provided to the Administrative Agent written evidence satisfactory to the Administrative Agent of (A) the existence of such operational error and (B) such sufficient funds, such failure shall not be an Event of Default unless (x) if the Borrower receives notice (which may be given by live telephone conversation with any of the individuals identified for the purpose on Schedule 10.02) from the Administrative Agent of such failure on or before 12:00 p.m. on the date of such notice, such failure continues unremedied for one Business Day after the date of such notice or (y) if the Borrower receives notice (which may be given by live telephone conversation with any of the individuals identified for the purpose on Schedule 10.02) from the Administrative Agent of such failure after 12:00 pm on the date of such notice, such failure continues unremedied for two Business Days after the date of such notice; or

(b) Specific Covenants.

(i) The Borrower fails to perform or observe any term, covenant or agreement contained in any of Sections 2.09(a) or (d),  6.03,  6.04(a),  6.09,  6.12 or Article VII of this Agreement or in Sections 3(a), (c), (d) or in Section 5(c) of the Security Agreement; provided that for the avoidance of doubt, any Event of Default pursuant to this clause (i) that may also be viewed as an Event of Default under the preceding Section 8.01(a) shall be treated as an Event of Default pursuant to this clause (i); or

(ii) The Borrower fails to perform or observe any term, covenant or agreement contained in Sections 6.01,  6.02(a);  6.02(b) or Section 6.05 of this Agreement on its part to be performed or observed and such failure continues unremedied for 5 Business Days.

(c) Other Defaults.  The Borrower shall fail to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues unremedied for 30 days after the earlier of the date on which (i) the Borrower becomes aware of such failure or (ii) the Borrower receives notice from the Administrative Agent of such failure; or

(d) Representations and Warranties.  Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower herein, in any other Loan Document or in any certificate, financial statement or other document delivered in connection herewith or therewith shall be false, incorrect or misleading in any material respect when made or deemed made; or

(e) Insolvency Proceedings, Etc.  Any Loan Party institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes a general assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, ad hoc manager or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, ad hoc manager or similar officer is appointed without the application or consent of such Loan Party, as the case may be, and the appointment continues undischarged for sixty (60) days; or any proceeding under any Debtor Relief Law relating to a Loan Party or to all or any material part of its property is instituted without the consent of such Loan Party, as the case may be, and continues undismissed for fifteen (15) days, or an order for relief is entered in any such proceeding; or

(f) Inability to Pay Debts; Attachment.  (i) Any Loan Party admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of a Loan Party and is not released or vacated within sixty (60) days after its issue or levy; or

(g) Judgments.  There is entered against a Loan Party (i) a judgment, decree or order for the payment of money that (x) individually or taken together with any other such judgments, decrees and/or orders exceeds the Threshold Amount and (y) is not fully covered by insurance as to which a solvent insurance company that is not an Affiliate of such Loan Party has not denied coverage or (ii) any one or more nonmonetary judgments, decrees or orders that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced upon such judgment or order or (B) such judgment, order or decree shall not have been vacated, discharged or stayed within sixty (60) days from entry; or

(h) Invalidity of Loan Documents.  Any provision of any Loan Document at any time after its execution and delivery and for any reason other than satisfaction in full of all the Obligations or, with respect to the Guarantee Agreement, termination in accordance with the terms thereof, ceases to be in full force and effect; or the Borrower or the Guarantor contests in any manner the validity or enforceability of any provision of any Loan Document applicable to it or the Borrower or the Guarantor denies that it has any or further liability or obligation under any Loan Document or purports to revoke, terminate or rescind any provision of any Loan Document; or

(i) Lien Defects.  Any Lien created by any of the Collateral Documents shall, except as set forth in Section 2.09, at any time fail to constitute a valid and perfected Lien on all of the Collateral purported to be subject thereto, securing the Obligations purported to be secured thereby, subject to no prior or equal Lien (except as permitted hereunder), or the Borrower (or, with respect to any Collateral consisting of securities or security entitlements (each as defined in Section 8-102 of the UCC), the party having control (as defined in Sections 8-106 and 9-106 of the UCC) of such Collateral) shall so assert in writing, other than any such failure arising or resulting primarily from any action or inaction on the part of a Secured Party or the Custodian; or

(j) Constrictive Amendments Prior to Shareholder Votes.  The Borrower, the Guarantor or any “person” subject to aggregation of any Shares with the Borrower under Section 12(d) of the Exchange Act votes (in such person’s capacity as a shareholder) in favor of or the board of directors of any Issuer formally approves an amendment to such Issuer’s certificate of incorporation that includes trading restrictions (whether such trading restrictions would become effective upon the effectiveness of such an amendment or upon the occurrence of some other event or condition) that the Calculation Agent determines in its reasonable sole discretion would be more constrictive in respect of any Applicable Lender’s ability to foreclose on the Pledged Shares and/or subsequently sell such Pledged Shares and/or otherwise exercise its rights with respect to the Pledged Shares under the Collateral Documents than the trading restrictions set forth in such Issuer’s certificate of incorporation in effect on the Closing Date (such an amendment, a “Constrictive Amendment”) or (ii) a Constrictive Amendment is otherwise submitted to a shareholder vote; or

(k) Trading Restrictions.  A Constrictive Amendment is approved by the requisite shareholder vote whether the trading restrictions contemplated thereunder are then in effect or would become effective upon the occurrence of some event or condition; or

(l) Default under Guarantee Agreement.  (i) Any representation, warranty, certification or other statement of fact made by the Guarantor in the Guarantee Agreement or in any statement or certificate at any time given by the Guarantor in writing pursuant thereto or in connection therewith shall be false in any material respect as of the date made or deemed made or (ii) the Guarantor shall otherwise default in the performance of or compliance with any term contained in the Guarantee Agreement; or

(m) Cross-Default.  (i) The Borrower or the Guarantor shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Indebtedness (other than the Obligations) in excess of the Threshold Amount, when and as the same shall become due and payable (after the expiration of any grace or cure period applicable thereto); or (ii) any event or condition occurs that results in any Indebtedness of the Borrower or the Guarantor in excess of the Threshold Amount becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any such Indebtedness or any trustee or agent on its or their behalf to cause any such Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity (or require an offer to purchase or redeem or prepay to be made to the holders of such Indebtedness), but in each case, only after the expiration of any grace or cure period applicable thereto; provided that this clause shall not apply to secured Indebtedness  that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, and in connection therewith such secured Indebtedness which is due is repaid (provided that, if such secured Indebtedness is Other Margin Loans, the Loans are repaid on a Pro Rata Basis to the extent required under this Agreement).

8.02. Remedies upon Event of Default.  If any Event of Default occurs and is continuing, the Administrative Agent may and, upon request from the Required Lenders or, in the case of the Guarantee Agreement, any Lender, shall take, and each Lender may take (as to its own Loan and Commitment) any or all of the following actions:

(a) terminate forthwith the Commitments of the Lenders (or such Lender, as applicable) and declare the unpaid principal amount of the Loans, (or the Loans owing to such Lender, as applicable), all interest accrued and unpaid thereon, the Prepayment Amount and all other amounts owing or payable hereunder or under any other Loan Document to all Lenders or such Lender, as applicable, to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and

(b) exercise all rights and remedies available to it under the Loan Documents (including the enforcement of any and all Liens created pursuant to the Collateral Documents) and applicable Law;

provided that upon the occurrence of any Event of Default pursuant to Section 8.01(e) or 8.01(f), the Commitments of all Lenders shall automatically terminate and the unpaid principal amount of the Loans, any Prepayment Amount and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of any Lender or Agent.  If any Lender elects to take any of the foregoing actions individually (without the Administrative Agent acting on behalf of such Lender), such Lender shall notify the other Lenders and the Administrative Agent of such election and action prior to or substantially concurrent with the taking of such action.

8.03. Application of Funds.  After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become due and payable as set forth in the proviso to Section 8.02), any amounts received by the Administrative Agent on account of the Obligations shall be applied by the Administrative Agent first, to the payment of all costs and expenses of the Administrative Agent, the Calculation Agent and their counsel, and all other expenses, liabilities and advances made or incurred by the Administrative Agent, the Calculation Agent and their counsel, all amounts for which the Administrative Agent and the Calculation Agent are entitled to indemnification hereunder (in its capacity as an Agent and not as a Lender) and all costs and expenses paid or incurred by the Administrative Agent and the Calculation Agent in connection with the exercise of any right or remedy under any Loan Document, all in accordance with the terms hereof or thereof; second, to the extent of any excess of such proceeds, to the payment of all other Obligations for the ratable benefit of the Lenders; and third, to the extent of any excess of such proceeds, to the Borrower or as a court of competent jurisdiction may otherwise direct.  For the avoidance of doubt, in connection with the exercise of remedies by any Applicable Lender with respect to Collateral allocated to it, the application of proceeds of such Collateral shall be governed by Section 6 of the Security Agreement.

8.04. Certain Provisions Related to Applicable Lenders.

(a) For the avoidance of doubt, each Applicable Lender may choose to exercise any remedies provided for herein or in any other Loan Document, or refrain from exercising such remedies, in its sole discretion with respect to the Collateral subject to its control under the Collateral Account Control Agreement.  No Applicable Lender shall have any fiduciary or other express or implied duties to the other Lenders in connection with the exercise of remedies with respect to its applicable Collateral Account or the Collateral credited thereto or otherwise and no Lender shall interfere with such exercise of remedies, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by each Applicable Lender in its capacity as collateral agent for the benefit of itself, the other Lenders and the Agents in accordance with the terms thereof.  No Lender shall claim (or support any claim by any third party) that a sale or other disposition of such Applicable Lender’s Collateral by such Applicable Lender was not commercially reasonable.  Each Applicable Lender shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment reasonably equal to that which such Applicable Lender accords its own property.

(b) In connection with any assignment by a Lender, the Borrower agrees to (i) unless the applicable assignee elects to be an Agented Lender with respect to such assigned interest or is an existing Applicable Lender and the establishment of a Collateral Account and the execution and delivery of a joinder to the Collateral Account Control Agreement is not necessary due to such Applicable Lender’s existing Collateral Account and Collateral Account Control Agreement or otherwise, (x) establish a separate Collateral Account with the Custodian, (y) enter into a joinder to the Collateral Account Control Agreement with respect to such Collateral Account, and (z) if reasonably requested by the Custodian, enter into a customer account agreement or other agreement with the Custodian and (ii) make appropriate amendments to this Agreement and the other Loan Documents to reflect any administrative, technical or similar changes as are reasonably requested by the Applicable Lenders, the assignee or the Administrative Agent.

(c) Upon any Applicable Lender’s sale or other disposition of such Collateral in its Collateral Account pursuant to this Agreement and the Security Agreement, the security interest of each other Lender in such Collateral shall automatically terminate.  Each Lender will execute, deliver and file such documents (including UCC-3 financing statements), if any, reasonably requested by an Applicable Lender to evidence such Lender’s release of its security interest in the Collateral pledged to the foreclosing Applicable Lender that has been sold or otherwise disposed of.

(d) Each Lender agrees that it will not challenge or question or support any other Person in challenging or questioning in any proceeding the validity, attachment, perfection or priority of any Lien of any Applicable Lender under any Collateral Document or the validity or enforceability of the priorities, rights or duties with respect to the Collateral established by the other provisions of this Agreement.

ARTICLE IX AGENTS

9.01. Authorization and Authority.  (a) Each Lender hereby irrevocably appoints [__] to act on its behalf as the Administrative Agent and as the Calculation Agent hereunder and under the other Loan Documents and authorizes each Agent to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article IX are solely for the benefit of the Administrative Agent, the Calculation Agent and the Lenders and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions (except that Section 9.06 and Section 9.08 are also for the benefit of, and are binding upon, the Borrower).  It is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent or the Calculation Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.  Instead, such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties.

(b)Each of the Lenders and each of the Agents hereby irrevocably appoints each Applicable Lender as its collateral agent for the benefit of itself, the Lenders and the Agents to act on its behalf for purposes of the Collateral Account Control Agreement to which it is a party, Section 8.03 and the Security Agreement and authorizes each Applicable Lender to take such actions on its behalf and to exercise such powers as are contemplated by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  Solely for the purpose of performing its functions and duties hereunder, each Applicable Lender shall act solely as an agent of the other Lenders and Agents. Each Applicable Lender does not assume and shall not be deemed to have assumed any fiduciary relationship or trust with or for any Loan Party, any other Lender or any Agent.

9.02. Agent Individually.

(a) Each Person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not such Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each Person serving as an Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or other Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders.

(b) Each Lender understands that each Person serving as an Agent, acting in its individual capacity, and its Affiliates (collectively, an “Agent’s Group”) are engaged in a wide range of financial services and businesses (including investment management, financing, securities trading, corporate and investment banking and research) (such services and businesses are collectively referred to in this Section 9.02 as “Activities”) and may engage in the Activities with or on behalf of the Borrower or its Affiliates.  Furthermore, an Agent’s Group may, in undertaking the Activities, engage in trading in financial products or undertake other investment businesses for its own account or on behalf of others (including the Borrower and its Affiliates and including holding, for its own account or on behalf of others, equity, debt and similar positions in the Borrower or its Affiliates), including trading in or holding long, short or derivative positions in securities, loans or other financial products of one or more of the Borrower and its Affiliates.  Each Lender understands and agrees that in engaging in the Activities, an Agent’s Group may receive or otherwise obtain information concerning the Borrower and its Affiliates (including information concerning the ability of the Borrower to perform its obligations hereunder or under the other Loan Documents) which information may not be available to any of the Lenders that are not members of an Agent’s Group.  No Agent nor any member of such Agent’s Group shall have any duty to disclose to any Lender or use on behalf of the Lenders, and shall not be liable for the failure to so disclose or use, any information whatsoever about or derived from the Activities or otherwise (including any information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower or any Affiliate thereof) or to account for any revenue or profits obtained in connection with the Activities, except that an Agent shall deliver or otherwise make available to each Lender such documents as are expressly required by this Agreement to be transmitted by an Agent to the Lenders.

(c) Each Lender further understands that there may be situations where members of an Agent’s Group or their respective customers (including the Borrower and its Affiliates) either now have or may in the future have interests or take actions that may conflict with the interests of any one or more of the Lenders (including the interests of the Lenders hereunder).  Each Lender agrees that no member of an Agent’s Group is or shall be required to restrict its activities as a result of the Person serving as an Agent being a member of such Agent’s Group, and that each member of an Agent’s Group may undertake any Activities without further consultation with or notification to any Lender.  None of (i) the Loan Documents, (ii) the receipt by an Agent’s Group of information (including Information) concerning the Borrower or its Affiliates (including information concerning the ability of the Borrower to perform its obligations hereunder and under the other Loan Documents) nor (iii) any other matter shall give rise to any fiduciary, equitable or contractual duties (including any duty of trust or confidence) owing by an Agent or any member of such Agent’s Group to any Lender including any such duty that would prevent or restrict an Agent’s Group from acting on behalf of customers (including the Borrower or its Affiliates) or for its own account.

9.03. Duties of the Agents; Exculpatory Provisions.

(a) An Agent’s duties hereunder and under the other Loan Documents are solely ministerial and administrative in nature and no Agent shall have any duties or obligations except those expressly set forth herein or therein.  Without limiting the generality of the foregoing, an Agent (i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, (ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, but shall be required to act or refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written direction of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein); provided that an Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent or any of its

Affiliates to liability or that is contrary to any Loan Document or applicable Law, including, for the avoidance of doubt, any action that may be in violation of the automatic stay (if any) under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law, and (iii) shall not, except as expressly set forth herein, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by such Agent or any of its Affiliates in any capacity.

(b) No Agent shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 10.01 or Section 8.02) or (ii) in the absence of its own gross negligence or willful misconduct.  No Agent shall be deemed to have knowledge of any Default or Event of Default or the event or events that give or may give rise to any Default or Event of Default unless and until the Borrower or any Lender shall have given notice to such Agent describing such Default or Event of Default and such event or events.

(c) No Agent nor any member of an Agent’s Group shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty, representation or other information made or supplied in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith or the adequacy, accuracy and/or completeness of the information contained therein, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or the perfection or priority of any Lien or security interest created or purported to be created hereby or thereby or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than (but subject to the foregoing clause (ii)) to confirm receipt of items expressly required to be delivered to an Agent.

(d) Nothing in this Agreement shall require an Agent or any of its Related Parties to carry out any “know your customer” or other checks in relation to any Person on behalf of any Lender and each Lender confirms to the Agents that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by an Agent or any of its Related Parties.

9.04. Reliance by Agent.  Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any telephonic or electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of the Loans that by its terms must be fulfilled to the satisfaction of a Lender, each Agent may presume that such condition is satisfactory to such

Lender unless an officer of an Agent responsible for the transactions contemplated hereby shall have received notice to the contrary from such Lender prior to the making of the Loans.  Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05. Delegation of Duties.  An Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Documents by or through any one or more sub agents appointed by such Agent, and such Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties; provided that in each case that no such delegation to a sub-agent or a Related Party shall release an Agent from any of its obligations hereunder.  Each such sub agent and the Related Parties of an Agent and each such sub agent shall be entitled to the benefits of all provisions of this Article IX and Section 10.04 (as though such sub-agents were an “Agent” hereunder and under the other Loan Documents) as if set forth in full herein with respect thereto.  An Agent shall not be responsible for the negligence or misconduct of any sub agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that such Agent acted with gross negligence or willful misconduct in the selection of such sub agent.

9.06. Resignation of Agent.  An Agent may at any time give notice of its resignation to the Lenders and the Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right to appoint a successor in consultation with the Borrower (unless an Event of Default has occurred and is continuing), which shall be a bank (x) with an office in New York, New York, or an Affiliate of any such bank with an office in New York, New York and (y) a combined capital surplus of $250,000,000.  If a Person serving as an Agent is a Defaulting Lender or an Affiliate of a Defaulting Lender, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Agent and, in consultation with the Borrower (except when an Event of Default exists), appoint a successor.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation (such 30-day period, the “Lender Appointment Period”), then the retiring Agent may on behalf of the Lenders appoint a successor Agent meeting the qualifications set forth above; provided that in no event shall any such successor be a Defaulting Lender.  In addition and without any obligation on the part of the retiring Agent to appoint, on behalf of the Lenders, a successor Agent, the retiring Agent may at any time upon or after the end of the Lender Appointment Period notify the Borrower and the Lenders that no qualifying Person has accepted appointment as successor Agent and the effective date of such retiring Agent’s resignation which effective date shall be no earlier than three (3) Business Days after the date of such notice.  Upon the resignation effective date established in such notice, or the date on which the Required Lenders remove an Agent as set forth above, and regardless of whether a successor Agent has been appointed and accepted such appointment, the retiring or removed Agent’s resignation or removal shall nonetheless become effective and (i) the retiring Agent shall be discharged from its duties and obligations as an Agent hereunder and under the other Loan Documents but shall not be relieved of any of its obligations as a Lender, and (ii) all payments, communications and determinations provided to be made by, to or through such Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this paragraph.  Upon the acceptance of a successor’s appointment as an Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties as an Agent of the retiring, retired or removed Agent (other than any rights to indemnity payments owed to the retiring, retired or removed Agent, and the retiring, retired or removed Agent shall be discharged from all of its duties and obligations as an Agent hereunder and/or under the other Loan Documents but shall not be relieved of any of its obligations as a Lender (if not already discharged therefrom as provided above in this paragraph).  The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring, retired or removed Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring, retired or removed Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Agent was acting as an Agent.  Notwithstanding anything herein to the contrary, if at any time any Agent ceases to be a Lender hereunder, such Agent shall be deemed to have provided its notice of resignation, which notice shall be automatically effective as of the date such Agent ceased to be a Lender hereunder.

9.07. Non-Reliance on the Agents and Other Lenders.

(a) Each Lender confirms to the Agents, each other Lender and each of their respective Related Parties that it (i) possesses (individually or through its Related Parties) such knowledge and experience in financial and business matters that it is capable, without reliance on the Agents, any other Lender or any of their respective Related Parties, of evaluating the merits and risks (including tax, legal, regulatory, credit, accounting and other financial matters) of (x) entering into this Agreement and the other Loan Documents to which it is a party, (y) making the Loans and (z) taking or not taking actions hereunder or any other Loan Document, (ii) is financially able to bear such risks and (iii) has determined that entering into this Agreement and the other Loan Documents to which it is a party and the making the Loans are suitable and appropriate for it.

(b) Each Lender acknowledges that (i) it is solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with this Agreement and the other Loan Documents, (ii) it has, independently and without reliance upon the Agents, any other Lender or any of their respective Related Parties, made its own appraisal and investigation of all risks associated with, and its own credit analysis and decision to enter into, this Agreement based on such documents and information as it has deemed appropriate and (iii) it will, independently and without reliance upon the Agents, any other Lender or any of their respective Related Parties, continue to be solely responsible for making its own appraisal and investigation of all risks arising under or in connection with, and its own credit analysis and decision to take or not take action under, this Agreement and the other Loan Documents based on such documents and information as it shall from time to time deem appropriate, which may include, in each case:

(i) the financial condition, status and capitalization of the Borrower;

(ii) the legality, validity, effectiveness, adequacy or enforceability of this Agreement and the other Loan Documents and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with this Agreement;

(iii) determining compliance or non-compliance with any condition hereunder to the making of the Loans and the form and substance of all evidence delivered in connection with establishing the satisfaction of each such condition;

(iv) the adequacy, accuracy and/or completeness of any other information delivered by the Agents, any other Lender or by any of their respective Related Parties under or in connection with this Agreement, the other Loan Documents, the transactions contemplated hereby and thereby or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with this Agreement.

9.08. Lenders’ Rights with Respect to Collateral.

(a) Each Lender (other than an Agented Lender), upon becoming a Lender hereunder, shall establish a Collateral Account with the Custodian.  The Borrower (or in the case of any Lender taking pursuant to an Assignment and Assumption, the applicable assignor) shall instruct the Custodian to transfer to such securities account (or, in the case of an Agented Lender, to the relevant Applicable Lender’s Collateral Account) such Lender’s Ratable Share of the Collateral (including, ratably, the Pledged Shares and any other Collateral and, if applicable, any proceeds in respect of the Eligible Assignee’s Ratable Share of the Collateral); provided that, in the case of an Agented Lender, if the relevant Applicable Lender is the assignor, such Agented Lender and Applicable Lender may agree to retain such Collateral in the existing securities account or to transfer such Collateral to a new account over which such Applicable Lender has control pursuant to the Collateral Account Control Agreement.

(b) Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrower, the Administrative Agent and each Lender hereby agree that (i) after and during the continuance of an Event of Default, each Applicable Lender shall have the right individually to require the Custodian to realize upon any of the Collateral in its Collateral Account or subject to such Applicable Lender’s control and to apply the proceeds thereof to the repayment of such Applicable Lender’s (and, ratably, its Agented Lenders’, if applicable) portion of the Loans and other Obligations and (ii) in the event of a foreclosure or similar enforcement action by such Applicable Lender on its Collateral pursuant to a public or private sale or other disposition (including pursuant to Section 363(k), Section 1129(b)(2)(a)(ii) or otherwise of the Bankruptcy Code), such Applicable Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition, subject to Section 6(b) of the Security Agreement.

(c) Notwithstanding anything to the contrary contained herein or any other Loan Document, when all Obligations of any Lender (other than unmatured contingent obligations) have been paid in full and all Commitments of such Lender have terminated or expired, upon request of the Borrower, such Lender shall (and, if such Lender is an Agented Lender, such Agented Lender shall instruct its Applicable Lender to) (without notice to, or vote or consent of, any other Lender) take such actions as shall be required to release its security interest in all Collateral under such Lender’s (or such Applicable Lender’s) control.

(d) Each Lender and each Agent hereby further authorizes each Applicable Lender to enter into the Loan Documents as secured party on behalf of and for the benefit of itself, each of the other Lenders and the Agents and agrees to be bound by the terms of the Loan Documents.  Without limiting the provisions of Section 9.10, the Lenders irrevocably authorize each Applicable Lender (as to the Collateral in its Collateral Account or otherwise under such Lender’s control) and the Administrative Agent, at its option and in its discretion, as applicable, to release any Lien on any Collateral (i) upon termination of the aggregate Commitments and payment in full of all Obligations (other than contingent obligations with respect to which no claim has been made), (ii) that is sold or otherwise disposed of in a sale or disposition permitted under the Loan Documents or (iii) that is expressly permitted to be released pursuant to Section 2.09.

9.09. Withholding Taxes.  To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax.  If the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding Tax ineffective or for any other reason, or if Administrative Agent reasonably determines that a payment was made to a Lender pursuant to this Agreement without deduction of applicable withholding Tax from such payment, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred.

ARTICLE X MISCELLANEOUS
10.01. Amendments, Etc.

(a) No amendment, modification or waiver of any provision of this Agreement or any other Loan Document, nor consent to any departure by the Borrower or the Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders and the Loan Parties, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment, modification, waiver or consent shall be effective if the effect thereof would be to:

(i) extend or increase the Commitment of any Lender without the written consent of such Lender;
(ii) extend the scheduled final maturity of any Loan or any Note without the written consent of each Lender affected thereby;

(iii) waive any condition set forth in Section 4.02 as to any borrowing of Delayed Draw Loans without the written consent of the Required Delayed Draw Lenders (it being understood that the waiver of any Default or the amendment, waiver or other modification of any representation, warranty, covenant or other provision of the Loan Documents (other than Section 4.02) effected in accordance with this Section 10.01 shall not require the separate consent of the Required Delayed Draw Lenders);

(iv) waive, reduce or postpone any scheduled repayment or mandatory prepayment under Section 2.03 or Section 2.05 (but not voluntary prepayment) without the consent of each Lender;
(v) reduce the rate of interest on any Loan or any fee or any premium payable hereunder without the consent of each Lender affected thereby;
(vi) extend the time for payment of any such interest or fees without the consent of each Lender;
(vii) reduce the principal amount of any Loan without the consent of each Lender affected thereby;

(viii) except as otherwise permitted under Section 1.02(d), increase the Minimum Price, the Maximum CHTR Share Number, the Maximum TWC Share Number, the Minimum ADTV Level, the LTV Margin Call Level or the LTV Reset Level without the consent of each Lender;

(ix) amend, modify, terminate or waive any provision of this Section 10.01 or any other provision of this Agreement that expressly provides that the consent of all Lenders is required or the definition of “Required Lenders” or “Required Delayed Draw Lenders” without the consent of each Lender;

(x) amend the definition of Ratable Share without the consent of each Lender;

(xi) release any Collateral except as expressly provided in this Agreement and the Loan Documents, including in connection with the exercise of any remedy or enforcement action against the Collateral, without the consent of each Lender;

(xii) release the Guarantor from its obligations under the Guarantee Agreement without the consent of each Lender; or
(xiii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under any Loan Document without the consent of each Lender;

provided,  further, that notwithstanding anything to the contrary herein, (A) upon the occurrence of any Issuer Merger Event, Spin-Off Event or Potential Adjustment Event, the Calculation Agent may, without the consent of any other party but in consultation with each other Lender, (i) make corresponding adjustments to one or more of the terms of the Loan Documents in an equitable manner as the Calculation Agent determines necessary to preserve for the Lenders the fair value of the Loans then in effect and (ii) determine the effective date(s) of the adjustment(s), (B) if, following the Closing Date, the Administrative Agent and the Borrower shall have jointly identified an ambiguity, inconsistency, obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of any Loan Document, then the Administrative Agent, the Borrower and the Guarantor shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Documents if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof and (C) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than the Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.  Any such adjustments pursuant to the immediately preceding proviso shall be binding on all parties to the Loan Documents (other than, in the case of the Collateral Account Control Agreement, the Custodian (unless the Custodian consents thereto)) and all such parties shall enter into such documentation required to reflect such adjustments.

(b) No amendment or waiver of any provision of this Agreement or any other Loan Document, nor consent to any departure by the Borrower therefrom, shall amend, modify, terminate or waive any provision of Section 9 as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent.

10.02. Notices; Effectiveness; Electronic Communications.

(a) Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile transmission, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile transmission shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b) Electronic Communications.  Notices and other communications to any Person hereunder and under the other Loan Documents may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by such Person.  An Agent, a Lender or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder and under the other Loan Documents by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless a Person otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient or server (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that if such notice or communication is not sent during normal business hours of the recipient, such notice or communication shall be deemed received upon the opening of business on the next Business Day for the recipient.

Notwithstanding the foregoing, a Collateral Shortfall Notice and a Mandatory Prepayment Notice may be delivered electronically as described in Section 2.09.

(c) Change of Address, Etc.  Each of the Borrower, an Agent and a Lender may change its address, facsimile number or telephone number for notices and other communications hereunder by notice to the other party.

(d) Reliance.  Each Lender and Agent shall be entitled to rely and act upon any notices reasonably believed by it to have been given by or on behalf of the Borrower.  The Borrower shall indemnify the Lenders, the Agents and each of their Related Parties from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice reasonably believed by it to have been given by or on behalf of the Borrower in accordance with this Section 10.02.  All telephonic notices to and other telephonic communications with a Lender or an Agent may be recorded by such Lender or Agent and the Borrower hereby consents to such recording.

10.03. No Waiver; Cumulative Remedies.

(a) No failure by an Agent or a Lender to exercise, and no delay by an Agent or a Lender in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

(b) The Loan Parties and the Lenders acknowledge and agree that the Loan Documents collectively are intended to constitute a “securities contract” as such term is defined in Section 741(7) of the Bankruptcy Code and that each delivery, transfer, payment and grant of a security interest made or required to be made hereunder or contemplated hereby or made, required to be made or contemplated in connection herewith is a “transfer” and a “margin payment” or a “settlement payment” within the meaning of Section 362(b)(6) and/or (27) and Sections 546(e) and/or (j) of the Bankruptcy Code. In addition, all obligations under or in connection with the Loan Documents represent obligations in respect of “termination values,” “payment amounts” or “other transfer obligations” within the meaning of Sections 362 and 561 of the Bankruptcy Code.  The parties further acknowledge and agree that the Loan Documents collectively constitute a “master netting agreement” within the meaning of the Bankruptcy Code.

10.04. Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses.  The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Lenders, the Agents and their Affiliates (which, in the case of legal expenses, shall be limited to the reasonable and documented fees, charges and disbursements of a single counsel selected by the Administrative Agent and the reasonable and documented fees, charges and disbursements of a single local counsel to the Administrative Agent in each relevant jurisdiction and of a single special counsel to the Administrative Agent in each relevant specialty (in each case except allocated costs of in-house counsel) for any of the foregoing) in connection with (A) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents (provided that the Borrower’s obligation to pay such documented counsel fees, charges and disbursements under this clause (A) shall be capped at $750,000 in the aggregate for this Agreement, the other Loan Documents and the Other Margin Loan Documents, (B) the administration and enforcement of this Agreement and the other Loan Documents and (C) any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all reasonable and documented out-of-pocket expenses incurred by the Lenders, the Agents and their Affiliates (which, in the case of legal expenses, shall be limited to the reasonable and documented fees, charges and disbursements of a single counsel selected by the Administrative Agent and the reasonable and documented fees, charges and disbursements of a single local counsel to the Administrative Agent in each relevant jurisdiction and of a single special counsel to the Administrative Agent in each relevant specialty (in each case except allocated costs of in-house counsel) for any of the foregoing); provided that solely in the case of any actual or potential conflict of interest as determined by the affected Agent or Lender, such expenses may include the fees, charges and disbursements of one additional counsel for the affected Agents or Lenders as a whole) in connection with the enforcement or protection of their rights (A) in connection with this Agreement and the other Loan Documents, including their rights under this Section, or (B) in connection with the Loans made hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of the Loans.

(b) Indemnification by the Borrower.  The Borrower shall indemnify each Lender, each Agent and each of their Related Parties (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related reasonable and documented out-of-pocket expenses (which, in the case of legal expenses, shall be limited to the reasonable and documented fees, charges and disbursements of a single counsel for all Indemnitees and the reasonable and documented fees, charges and disbursements of a single local counsel for all Indemnitees in each relevant jurisdiction and of a single special counsel for all Indemnitees in each relevant specialty (in each case except allocated costs of in-house counsel) for any of the foregoing); provided that solely in the case of any actual or potential conflict of interest as determined by the affected Indemnitee, such expenses may include the fees, charges and disbursements of one additional counsel for the affected Indemnitees as a whole) incurred by any Indemnitee or asserted against any Indemnitee by any Person arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) the Loans or the use or proposed use of the proceeds therefrom, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, brought by any Person (including Borrower and its affiliates), and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available for (A) losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (I) the gross negligence or willful misconduct of such Indemnitee or (II) a material breach under this Agreement or any other Loan Document by such  Indemnitee or disputes between and among Indemnitees (other than disputes against the Administrative Agent or any other Agent in such capacity or which involves an act or omission by the Borrower or its Affiliates) and (B) any settlement entered into by such person without the Borrower’s written consent (such consent not to be unreasonably withheld or delayed) and (iv) any increased costs, compensation or net payments incurred by or owed to any Indemnitee to the extent addressed in Sections 3.03,  3.04 or 3.05, except to the extent set forth therein.  This Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

(c) Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable Law, each party hereto shall not assert, and hereby waives, any claim against any other party or an Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, the Loans or the use of the proceeds thereof.  No party hereto or Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(d) Payments. All amounts due under this Section shall be payable by the Borrower on demand therefor.

(e) Survival.  The agreements in the first sentence of Section 2.10(a), in Article III, in the penultimate sentence of Section 10.02(d), in this Section and in Section 10.05 shall survive the repayment of all Obligations under the Loan Documents.

10.05. Payments Set Aside.  To the extent that any payment by or on behalf of the Borrower is made to an Agent or the Lenders (or an Agent on behalf of the Lenders), or a Lender or an Agent exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Lender or Agent in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred.

10.06. Successors and Assigns.

(a) Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and a Lender may not assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (c) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (d) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (c) of this Section and, to the extent expressly contemplated hereby, the Indemnitees and Affiliates of the Lenders and the Agents) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by a Lender.  A Lender may at any time assign to one or more Eligible Assignees, all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loans at the time owing to it or Commitments hereunder held by it at the time) pursuant to an Assignment and Assumption with the consent of the Administrative Agent (not to be unreasonably withheld or delayed); provided that unless an Event of Default exists and is continuing or such assignment is to Lender or an Affiliate or Approved Fund of a Lender, such assignment shall be subject to the consent of the Borrower, such consent not to be unreasonably withheld or delayed (and which will be deemed given with respect to the Lenders previously identified by the Borrower in writing as acceptable) and each such assignment pursuant to this Section 10.06(b) shall be either (i) in an aggregate amount of not less than $10,000,000 or (ii) an assignment of all of a Lender’s rights and obligations hereunder.  From and after the effective date specified in the Assignment and Assumption, and subject to the recordation thereof in the Register pursuant to Section 2.10(a), such Eligible Assignee shall be a party to this Agreement and, to the extent of the interest assigned by such Lender, have the rights and obligations of such Lender under this Agreement; provided that such Eligible Assignee shall not be entitled to receive greater amounts pursuant to Section 3.01 than those to which such Eligible Assignee’s assignor would have been entitled, at the time of the assignment, had no such assignment been made, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the assignment was effected.  Such Lender shall, to the extent of the interest so assigned, be released from its obligations under this Agreement (and, in the case of an assignment of all of such Lender’s rights and obligations under this Agreement, shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01,  3.03,  3.04,  10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment); provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.  Upon request, the Borrower (at its expense) shall execute and deliver new or replacement Notes to such Lender and the assignee (with a copy to the Administrative Agent), and shall execute and deliver any other documents reasonably necessary or appropriate to give effect to such assignment and to provide for the administration of this Agreement after giving effect thereto.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as sale by such Lender of a participation in such rights and obligations in accordance with subsection (c) of this Section 10.06.  Upon any assignment pursuant to this Section 10.06(b), (I) the applicable Eligible Assignee shall execute and deliver to the Borrower and the Administrative Agent a joinder to each of the Security Agreement and the Collateral Account Control Agreement (unless (x) such Eligible Assignee elects to be an Agented Lender in the Assignment and Assumption entered by such Agented Lender or (y) such Eligible Assignee is an existing Lender and such joinders are not required as a result of the existing Security Agreement and Collateral Account Control Agreement) as set forth in the Security Agreement and the Collateral Account Control Agreement, respectively, and (II) the Borrower shall deliver to such assignee a Form U-1 or Form G-3 Purpose Statement or, if applicable, an amendment to a Form U-1 or Form G-3 Purpose Statement previously delivered to such assignee in its capacity as a Lender hereunder, duly executed by a Responsible Officer of the Borrower (in each case, unless such assignee has confirmed that it does not require either such form)..

(c) Participations.  A Lender may at any time, with the prior written consent of the Borrower (unless an Event of Default exists and is continuing or such assignment is to Lender or an Affiliate or Approved Fund of a Lender), such consent not to be unreasonably withheld or delayed, sell participations to any Eligible Assignee (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of the portion of any Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the Borrower, the other Lenders and the Administrative Agent for the performance of such obligations and (iii) the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement pursuant to which a Lender sells a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that would require the consent of all of the Lenders or such Lender.  The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01 and 3.03 (subject to the limitations and requirements of those Sections) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section 10.06;  provided that the Participant shall not be entitled to the benefits of Section 3.01 to the extent of any Taxes imposed as a result of such Participant’s failure to provide the forms required under Section 3.01(g) if it were a Lender (it being understood that the Participant shall provide such forms to the participating Lender instead of the Borrower).  To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.12 as though it were a Lender.  Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register in the United States on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in the Loans or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that the Loans or such other obligation is in registered form under Section 5f.103-1(c) of the Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d) Certain Pledges.  A Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under a Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank.

(e) Certain Additional Payments.  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Ratable Share of the Loans.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

10.07. Confidentiality. The Lenders and the Agents agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed

(a) to any of their Affiliates and to their and their Affiliates’ respective partners, directors, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority), (c) to the extent required by applicable Laws or by any subpoena or similar legal process, (d) to any other party hereto or to any lender or agent under the Other Margin Loan Documents, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement and the other Loan Documents or (ii) any actual or prospective counterparty (and its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower, (h) to the Custodian in its capacity such or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to a Lender or Agent or any of their Affiliates on a nonconfidential basis from a source other than the Borrower.

For purposes of this Section, “Information” means all information received from or on behalf of the Borrower or the Guarantor relating to the Borrower or the Guarantor, other than any such information that is available to a Lender or Agent on a nonconfidential basis prior to disclosure by the Borrower or the Guarantor or which is public information.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

10.08. Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates are hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any of its Affiliates to or for the credit or the account of the Borrower or the Guarantor against any and all of the obligations of the Borrower or the Guarantor now or hereafter existing under this Agreement or any other Loan Document to such Lender or its Affiliates, irrespective of whether or not such Lender or its Affiliates shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or the Guarantor may be contingent or unmatured or are owed to a branch or office of such Lender or any such Affiliate different from the branch or office holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.13(b) and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.  The rights of a Lender and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have.  Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.09. Interest Rate Limitation.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”).  If a Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of such Lender’s portion of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower.  In determining whether the interest contracted for, charged, or received by a Lender exceeds the Maximum Rate, such Lender may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations.

10.10. Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Initial Lender and the Agents and when the Initial Lender and each Agent shall have received counterparts hereof that bears the signatures of the Borrower and the Guarantor.  Delivery of an executed counterpart of a signature page of this Agreement via telecopy or e-mail shall be effective as delivery of a manually executed counterpart of this Agreement.

10.11. Survival of Representations and Warranties.  All representations and warranties made hereunder and in any other Loan Document or other document required to be delivered pursuant hereto or thereto or required to be delivered in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by the Lenders and the Agents, regardless of any investigation made by any Lender or Agent or on its behalf and notwithstanding that any Lender or Agent may have had notice or knowledge of any Default at the time of any Loan, and shall continue in full force and effect as long as any Loan or any other Obligation shall remain unpaid or unsatisfied.

10.12. Severability.  If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.13. Governing Law; Jurisdiction; Etc.

(a) GOVERNING LAW.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, RELATING TO, OR INCIDENTAL TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

(b) SUBMISSION TO JURISDICTION.  EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY LENDER OR AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY OF THE LOAN PARTIES OR ANY OF THE LOAN PARTIES’ PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE.  EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN

SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

10.14. Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

10.15. USA PATRIOT Act Notice.  Each Lender and Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into Law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower and the Guarantor, which information includes the name and address of the Borrower and the Guarantor and other information that will allow such Lender or Agent to identify the Borrower and the Guarantor in accordance with the Act.  The Borrower agrees to provide such information and take such actions as are reasonably requested by such Lender or Agent in order to assist such Lender or Agent in maintaining compliance with its procedures, the PATRIOT Act and any other applicable Laws.

10.16. Bankruptcy Code.  The parties hereto agree that, to the fullest extent permitted by applicable Law, this Agreement is a “securities contract” as such term is defined in Section 741(7) of the Bankruptcy Code, qualifying for protection under Section 555 of the Bankruptcy Code; all transfers of cash, securities or other property under or in connection with this Agreement are “transfers” made “by or to (or for the benefit of)” a “financial institution” (each as defined in the Bankruptcy Code) within the meaning of Section 546(e) of the Bankruptcy Code: and all obligations under or in connection with this Agreement represent obligations in respect of “termination values,” “payment amounts” or “other transfer obligations” within the meaning of Sections 362 and 561 of the Bankruptcy Code.

10.17. No Recourse.  NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, THE AGENTS AND THE LENDERS AGREE AND UNDERSTAND THAT ANY AMOUNTS OWED, OR CLAIMS OR LIABILITIES INCURRED BY THE BORROWER UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE SATISFIED FROM THE ASSETS OF THE BORROWER, AND NO RECOURSE WHETHER BY SET-OFF OR OTHERWISE, SHALL BE HAD TO THE ASSETS OF ANY DIRECTOR, OFFICER, EMPLOYEE, SHAREHOLDER, INVESTMENT MANAGER, MEMBER, INDEPENDENT MANAGER OR LIMITED OR GENERAL PARTNER OF THE BORROWER, OR OF ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT, IN THE CASE OF THE GUARANTOR, TO THE EXTENT OF THE OBLIGATIONS OF THE GUARANTOR UNDER THE GUARANTEE AGREEMENT.

10.18. Conflicts.  The parties acknowledge that (a) there is no hedging arrangement relating to any Loan between any Lender or any of its Affiliates on one hand and the Borrower or any of its Affiliates on the other hand, (b) there is no understanding between any Lender or any of its Affiliates on one hand and the Borrower or any of its Affiliates on the other hand regarding any hedging related to any Loan by any Lender or its Affiliates and (c) there is no arrangement or understanding for any Lender or its Affiliates to provide, and each Lender agrees not to provide and will use its reasonable best efforts to cause its Affiliates not to provide, the Borrower with any information regarding how, when or whether such Lender or its Affiliates hedges, or will hedge, any Loan; provided that neither the Borrower nor any Affiliate of the Borrower will request such information from the Lender or any Affiliate of the Lender.  The Borrower will not seek to control or influence how, when or whether Lender will make any “purchases or sales” (within the meaning of Rule 10b5-1(c)(1)(i)(B)(3) under the Exchange Act) under any Loan entered into under this Agreement, including any Lender’s decision to enter into any hedging transactions or to conduct foreclosure sales of any shares of Pledged Shares made in accordance with the terms of the Loan Documents.  The Borrower acknowledges that: (i) during the term of the Loans, any Lender and its affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to establish, adjust or unwind its hedge position with respect to its portion of the Loans; (ii) any Lender and its affiliates may also be active in the market for the Shares other than in connection with any hedging activities in relation to its portion of the Loans; (iii) any Lender shall make its own determination as to whether, when or in what manner any hedging or market activities in Shares or other securities shall be conducted and shall do so in a manner that it deems appropriate; and (iv) any market activities of any Lender and its affiliates with respect to the Shares may affect the market price and volatility of the Shares, as well as the LTV Ratio, each in a manner that may be adverse to the Borrower.

10.19. Electronic Execution of Assignments and Other Documents.  The words “execution,” “signed,” “signature,” and words of like import in any document related hereto (including any Assignment and Assumption) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

10.20. No Advisory or Fiduciary Relationship.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Loan Party acknowledges and agrees that: (a)(i) the services regarding this Agreement provided by the Administrative Agent, the Calculation Agent and the Lenders are arm’s-length commercial transactions between a Loan Party, on the one hand, and the Administrative Agent, the Calculation Agent and the Lenders, on the other hand, (ii) each Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) each Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b)(i) each of the Administrative Agent, the Calculation Agent and the Lenders is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Loan Party or any of its Affiliates, or any other Person, and

(ii) none of the Administrative Agent, the Calculation Agent or any of the Lenders has any obligation to any Loan Party or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) each of the Administrative Agent, the Calculation Agent and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of a Loan Party and its Affiliates, and none of the Administrative Agent, the Calculation Agent nor any of the Lenders has any obligation to disclose any of such interests to any Loan Party or any of its Affiliates.  To the fullest extent permitted by law, each Loan Party hereby waives and releases any claims that it may have against the Administrative Agent, the Calculation Agent, each of the Lenders or their respective Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

10.21. Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:
(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.